                                                                   EXHIBIT 10.17

                               SUBLEASE AGREEMENT

      THIS SUBLEASE AGREEMENT (the "Sublease") is made and entered into as of the 3rd day of December 04, by and between PeopleSoft USA, Inc. a COLORADO CORPORATION ("Sublessor") and Ritz Interactive, Inc., a Delaware corporation ("Sublessee").

                                   WITNESSETH:

WHEREAS, Sublessor is the lessee under a certain lease dated October 6, 1995, as amended (the "Master Lease") wherein ZML-2010 Irvine Limited Partnership, a Delaware limited liability company, as beneficiary of land trust dated June 5, 1997 and known as Stanley M. Stevens Trust No. 2010 ("the Landlord") leased to Sublessor the premises located 2010 Main Plaza, and consisting of approximately 28,805 rentable square feet and as further described in the Master Lease (the "Premises"). A copy of the Master Lease is attached hereto as Exhibit B and made part hereof; and

      WHEREAS, Sublessee desires to sublease a portion of the Premises, and Sublessor agrees to such sublease on the terms and conditions hereinafter stated.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Subleased Premises.

            Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the Premises demised under the Master Lease consisting of approximately 2,140 rentable square feet, and depicted by the illustration on Exhibit A attached hereto (the "Subleased Premises"). Sublessee has inspected the Subleased Premises and agrees to accept the same "as-is" without any agreements, representations, understandings or obligations on the part of the Sublessor to perform any alterations, repairs, or improvements other than the Premises shall be in broom clean condition. Sublessor has agreed to the alterations and demising as provided on the attached Exhibit A and will assist Sublessee with obtaining the proper Landlord consent as defined in Article X Repairs and Alterations as defined in the Master Lease.

            The exact square footage shall be determined by Sublessor's architect using BOMA standards (ANSI Z65 1996) as guidelines for multi-tenant office buildings. Upon commencement, this Sublease shall be amended to reflect the actual square footage as determined by Sublessor and verified by Sublessee's architect.

      2. Term.

            The term of this Sublease (the "Sublease Term") shall commence on the next business day following the mutual execution and delivery of this Sublease and receipt of fully executed consent forms (in form and substance reasonably acceptable to Sublessee) from Sublessor and Landlord (the "Commencement Date"). Sublessor and Sublessee shall use reasonable efforts to establish the Commencement Date on January 1, 2005 and, unless sooner terminated as provided herein, the Sublease Term shall end on June 14, 2006 (the "Termination Date"). Notwithstanding anything to the contrary contained herein, the Sublease Term shall end one day prior to the termination or expiration of the Master Lease Term.

      3. Rent.

            3.1 Base Rent. Sublessee shall pay to Sublessor without deduction, setoff, notice or demand at the address to which notices to Sublessor are to be sent as provided in Section 9, or at such other place as Sublessor shall designate from time to time by notice to Sublessee, the following Monthly Base Rent, in advance on the first day of each month of the Sublease Term,. If the Sublease Term begins or ends on a day other than the first or last day of the month, the Monthly Base Rent for any partial month shall be prorated on a per diem basis. Sublessee's Monthly Base Rent shall be as follows:

          Period                         Monthly Base Rent
---------------------------              -----------------
       Months 1 - 3                            Free
Months 4 - Termination Date                   $3,103

            3.2 Additional Rent and Operating Expenses. Sublessee shall not be obligated to pay Sublessor any additional cost incurred by Sublessor as part of the Master Lease, including but not limited to those amounts which may become due and payable as described in Articles V Rent and XI Use of Electrical and HVAC Services by Tenant of the Master Lease

      4. Use of Subleased Premises.

            The Subleased Premises shall be used and occupied only for general office and other related office use in accordance with the terms of the Master Lease, and for no other use or purpose.

      5. Assignment and Subleasing.

            Sublessee shall not assign this Sublease or further sublease all or any part of the Subleased Premises without the prior written consent of Sublessor, which consent shall not be unreasonably withheld or delayed, and the consent of Landlord as required under the terms of the Master Lease. Any such assignment or subleasing shall be subject to compliance with the terms and conditions of the Master Lease, including without limitation the payment by Sublessee of any additional rent due to Landlord attributable to profits of subleasing as provided in XIII Assignment and Subletting of the Master Lease.

      6. Other Provisions of Sublease.

            6.1 Incorporation of Master Lease. Except as otherwise provided herein to the contrary, all terms and conditions of the Master Lease are incorporated into and made a part of this Sublease, as between Sublessor and Sublessee only, as if Sublessor were the Landlord under the Master Lease and the Sublessee were Tenant thereunder. Sublessee assumes and agrees to perform the Tenant's obligations under the Master Lease during the Sublease Term to the extent that such obligations are applicable to the Subleased Premises, except that the obligation to pay sums of money under the Master Lease shall not be an obligation of Sublessee. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall not have any liability to Sublessee for any failure to provide any service or perform any obligation which is the responsibility of Landlord under the Master Lease. Notwithstanding the forgoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage or destruction or condemnation of the Subleased Premises or the Premises of which the Subleased Premises are a part as provided for in XXI Condemenation of the Master Lease, the exercise of such right by Sublessor shall not constitute a default or breach hereunder and this Sublease shall terminate contemporaneously with the Master Lease without any liability of Sublessor as a result hereof. Sublessee acknowledges that Sublessee has read and understood the Master Lease and agrees to be bound by the terms and conditions therein.

            6.2 Insurance. Sublessee shall, as to the Subleased Premises, procure and maintain policies of insurance covering liability and covering all contents, Sublessee's trade fixtures, machinery, equipment, furniture and furnishings in the Subleased Premises, as are required of Sublessor under XVI Tenant's Insurance of the Master Lease. Sublessee shall provide Sublessor with evidence of such insurance on request.

            6.3 Surrender of Subleased Premises. Upon the expiration or termination of the Sublease Term, Sublessee shall immediately surrender possession of the Subleased Premises together with all improvements thereon to Sublessor in good order, repair and condition, reasonable wear and tear excepted. Sublessee shall also comply with the terms under XXXV Surrender of Premises of the Master Lease with respect to removal of Sublessee's personal property. Sublessee shall pay Sublessor on demand the cost of repairing any damage to the Subleased Premises beyond reasonable wear and tear caused by Sublessee's removal of its personal property. Notwithstanding the foregoing, Sublessee shall not be responsible for restoring the Premises to the configuration as accepted on the Commencement Date.

            6.4 Service of Notice. The Landlord shall be served any and all notices of default by Sublessor against Sublessee or by Sublessee against Sublessor in the manner provided for service or notices under the Master Lease. Sublessor and Sublessee shall promptly serve on each other copies of any notices which they receive from Landlord concerning the Subleased Premises in any way.

            6.5 Parking. Sublessee shall have the right to use parking as provided for in Exhibit F Parking Agreement of the Master Lease.

      7. Broker Participation.

            Sublessor and Sublessee warrant and "represent that they have dealt with no real estate broker in connection with this Sublease other than Julien J. Studley, Inc. as the procureing broker and Trammell Crow Company as the cooperating broker whose fee will be paid by Sublessor. Each party shall hold the other party harmless from and against any and all costs (including reasonable attorneys' fees), expense or liability for any compensation, commissions and charges claimed by any other broker through contacts the indemnifying party had with such other broker with respect to this Sublease.

      8. Attorneys' Fees.

If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys' fees from the other party.

      9. Notices.

            All notices and demands which may or are to be required or permitted to be given to either party by the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be sent by United States Mail, certified or registered mail, postage prepaid, or by private delivery service, addressed to the Sublessee at the Subleased Premises, and at the address herein below, or at such other place as Sublessee may from time to time designate by notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by United States Mail, certified or registered mail, postage prepaid, or by private delivery service addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee. All notices shall be effective on receipt or refusal of delivery.

To Sublessor:         PeopleSoft Inc.
                      One Technology Way
                      Denver, Colorado 80237
                      Attn: Grp V.P. of Real Estate and the Workplace Services

To Sublessee:         Ritz Interactive, Inc.
                      2010 Main Street, Suite 400
                      Irvine, CA 92614
                      Attn: Chief Financial Officer

      10. Consent by Landlord and Sublessor.

            This Sublease shall be of no force or effect unless consented to by Landlord by execution and delivery of the "Consent to Sublease" (in form and substance reasonably acceptable to Lessee) within fifteen (15) days after execution and delivery hereof by both parties hereto. Notwithstanding the foregoing, whenever the consent of Sublessor is required by, Landlord, Sublessor shall agree to use its best efforts to obtain such consent on behalf of Sublessee. In addition, Landlord and Sublessor shall covenant: i) not to voluntarily terminate the Sublease, ii) not to modify the Sublease so as to adversely affect Sublessor's rights, and iii) take all actions to reasonably necessary to preserve the Sublease.

      11. Option to Extend.

            In the event that Sublessor exercises it's Option to Extend as outlined in the Sixth Amendment to the Master Lease, Sublessee shall have the right to extend the Sublease.

      12. Security Deposit.

            To secure the faithful performance by Sublessee of the covenants, conditions and agreements set forth and contained in this Sublease, concurrent with the Commencement Date, Sublessee shall deposit with Sublessor the sum of Six Thousand Two Hundred and Six Dollars ($6,206.00) (the "Security Deposit") on the understanding: (a) that such deposit or any portion thereof may be applied to the curing of any default that may exist; and (b) that if Sublessee shall faithfully perform all of the covenants and agreements in this Sublease, the sum deposited or the portion thereof not previously applied, shall be applied toward payment of the last two (2) month's Base Rent due hereunder.

      13. Entire Agreement.

            This Sublease represents the entire agreement of the parties with respect to the subject matter hereof, supersedes all prior communications concerning the subject matter and may not be amended except in writing signed by both parties' authorized officers.

      14. Applicable Laws.

            At all times during the term of this Sublease, Sublessee shall observe and comply with all laws, ordinances, rules and regulations of all governmental authorities and regulated utility companies governing the Premises or the use thereof.

      15. Covenants and Conditions.

            All terms, covenants and conditions of this Sublease shall be for the benefit of and be binding upon the successors and assigns of the parties hereto, subject to the restrictions on assignment and Subleased by Sublessee herein contained.

      16. Interpretation.

            The captions used herein are for convenience only and are not intended to define or limit the scope of any provision(s) in this Sublease.

      17. Partial Invalidity.

            If any term, covenant or condition of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant or condition of this Sublease shall be valid and enforce to the fullest extent permitted by law.

      18. Capitalization.

      Terms that are capitalized herein but are otherwise undefined shall have the same meanings as set forth in the Master Lease

      19. Governing Law

            This Sublease shall be interpreted and enforced in accordance with the laws of the State of California without regard of its conflict of law provisions.

      20. Counterparts.

            This Sublease may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      21. Miscellaneous Provisions.

            A. Furniture. Sublessor acknowledges and agrees that throughout the Sublease Term, Sublessee, shall have the beneficial use of the office furniture and equipment (the "Equipment") that currently exists within the Subleased Premises, to the extent that the same is owned by Sublessor. Prior to the commencement of the Sublease Term, Sublessor shall prepare an inventory list of the Equipment, and Sublessee shall be required to verify the accuracy of said inventory. Once such verification has occurred, said inventory shall become a part of this Sublease and shall be attached hereto as Exhibit "C." Unless Sublessee and Sublessor have executed a separate written agreement to the contrary, removal of the Equipment from the Subleased Premises upon the expiration or earlier termination of the Sublease Term shall be the full responsibility of Sublessor, except that Sublessee shall be liable for any damage to the Equipment, normal wear and tear excepted.

            B. Possession. Sublessee shall take possession of the space upon commencement of this Sublease. Sublessor shall provide the space in "as is" condition.

      IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and year first written above.

SUBLESSEE:                                SUBLESSOR:

Ritz Interactive                          PeopleSoft USA, Inc.
a Delaware corporation                    a COLORADO CORPORATION

By:    /s/ Fred H. Lenner                 By:    /s/ David Radcliffe
       --------------------------                ------------------------------
Name:  FRED H. LENNER                     Name:  DAVID RADCLIFFE

Title: CEO & President                    Title: Vice President Real Estate and
                                                 Workplace Services
Date:  12/3/04
                                          Date:  ______________________________

                                   Exhibit "A"

                      Floor Plan of the Subleased Premises

                     [FLOOR PLAN OF THE SUBLEASED PREMISES]

                                  Exhibit "B"

                                  Master Lease

                                                                        ORIGINAL

                                 2010 MAIN PLAZA
                      2010 Main Street, Irvine, California

                           STANDARD FORM OFFICE LEASE

                                     BETWEEN

       ZML-2010 IRVINE LIMITED PARTNERSHIP, a Delaware Limited partnership
             ("LANDLORD"), by its agent, Equity Office Holdings, LLC,
                      a Delaware limited liability company

                                       AND

               PEOPLESOFT, INC., a Delaware corporation ("TENANT")

                              TABLE OF CONTENTS

I.        Basic Lease Information; Definitions.....................     1

II.       Lease Grant..............................................     3

III.      Adjustment of Commencement Date/Possession...............     3

IV.       Use......................................................     5

V.        Rent.....................................................     5

VI.       Security Deposit.........................................     6

VII.      Services to be Furnished by Landlord.....................     6

VIII.     Leasehold Improvements...................................     7

IX.       Graphics ................................................     8

X.        Repairs and Alterations by Tenant........................     8

XI.       Use of Electrical and HVAC Services by Tenant............     9

XII.      Entry by Landlord........................................     9

XIII.     Assignment and Subletting................................     9

XIV.      Liens....................................................    11

XV.       Indemnity end Waiver of Claims...........................    11

XVI.      Tenant's Insurance.......................................    12

XVII.     Subrogation..............................................    13

XVIII.    Landlord's Insurance.....................................    13

XIX.      Casualty Damage..........................................    14

XX.       Demolition...............................................    14

XXI.      Condemnation.............................................    15

XXII.     Events of Default........................................    15

XXIII.    Remedies.................................................    16

XXIV.     LIMITATION OF LIABILITY..................................    17

XXV.      No Waiver................................................    17

XXVI.     Event of Bankruptcy......................................    17

XXVII.    Quiet Enjoyment..........................................    18

XXVIII.   Relocation...............................................    18

XXIX.     Holding Over ............................................    19

XXX.      Subordination to Mortgages...............................    19

XXXI.     Attorney's Fees..........................................    19

XXXII.    Notice...................................................    20

XXXIII.   Landlord's Lien..........................................    20

XXXIV.    Excepted Rights..........................................    20

XXXV.     Surrender of Premises....................................    20

XXXVI.    Miscellaneous............................................    21

XXXVII.   Entire Agreement.........................................    22

                             OFFICE LEASE AGREEMENT

      This Office Lease Agreement (the "Lease"), is made and entered into as of the 6th day of October, 1995, by and between ZML-2010 IRVINE LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") by its Agent, Equity Office Holdings, LLC, a Delaware limited liability company and PEOPLESOFT, INC., a Delaware corporation ("Tenant").

      I. BASIC LEASE INFORMATION: DEFINITIONS.

         A. The following is some of the basic lease information and defined terms used in this Lease.

            1. "Broker" means Cushman & Wakefield and Koll Marketing Group.

            2. "Building" shall mean the office building located at 2010 Main Street, in the City of Irvine, County of Orange, State of California, commonly known as 2010 MAIN PLAZA.

            3. If Landlord is not required to perform Landlord Work (hereinafter defined) in the Premises, the "Commencement Date," "Lease Term" and "Termination Date" shall be as set forth in subsection I.A.3.a. below. If Landlord is required to perform Landlord Work in the Premises, the "Commencement Date," "Lease Term" and Termination Date" shall be determined pursuant to subsection I.A.3.b. below (delete one):

                  a. Intentionally Omitted.

                  b. The "Lease Term" shall mean a period of sixty (60) months commencing on the later to occur of (i) the sixtieth (60th) day following the later of (a) mutual execution of the Lease and (b) approval of the Plans by Landlord and Tenant (the "Target Commencement Date") and (ii) the date upon which Landlord Work in the Premises has been substantially completed, as such date is determined pursuant to
         Section III.A. hereof (the later to occur of such dates being defined as the "Commencement Date"). The "Termination Date" shall, unless sooner terminated as provided herein, mean the last day of the Lease Term. Tenant shall pay Base Rental and Additional Base Rental for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. The Commencement Date, Lease Term (including any extension by Landlord pursuant to this subsection I.A.3.b.) and Termination Date shall be set forth in a Commencement Letter prepared by Landlord and executed by Tenant in accordance with the provisions of Section III.A. hereof.

            4. "Guarantor(s)" shall mean N/A and any other party that agrees in writing to guarantee the Lease.

            5. "Landlord Work" shall mean the work, if any, that Landlord is obligated to perform in the Premises pursuant to the Work Letter Agreement attached hereto as Exhibit "C."

            6. "Notice Addresses" shall mean the following addresses for Tenant and Landlord, respectively:

                  Tenant:

                  Prior to, on and after the Commencement Date, notices shall be sent to Tenant at the following address:

                  PeopleSoft, Inc.
                  1331 North California Boulevard, Suite 400
                  Walnut Creek, California 94596
                  Attn: Deborah Oxendine

                  On or after the Commencement Date a copy of all notices shall be sent to Tenant at the Premise

                  Landlord:

                  Office of the Building
                  2010 Main Street
                  Suite 200
                  Irvine, California 92714
                  Attention: Building Manager

                  With a copy to:

                  Equity Office Properties, LLC.,
                  Two North Riverside Plaza
                  Suite 2200
                  Chicago, Illinois 60606
                  Attention: General Counsel

                  Payments of Rent only shall be made payable to the order of ZML-2010 Irvine Limited Partnership at the following address:

                  Office of the Building
                  2010 Main Street
                  Suite 200
                  Irvine, California 92714

            7. "Permitted Use" shall mean: General Office uses including training and demonstration of Tenant's products.

            8. "Premises" shall mean the area located on the fourth (4th) floor of the Building and outlined on Exhibit A attached hereto and incorporated herein and known as Suite # 450 and 460.

            9. "Prepaid Rental": Fifteen Thousand Two Hundred Thirty-Two Dollars ($15,232.00) payable by Tenant upon execution of this Lease by Tenant in accordance with Article V hereof.

            10. "Rentable Area of the Premises" shall mean the area contained within the demising walls of the Premises and any other area designated for the exclusive use of Tenant, without deduction for any columns or projections necessary to the Building, plus a proportionate share of any Common Areas located on the floor(s) on which the Premises is located and a proportionate share of the Building's public areas, management office, engineer's office and "Mechanical Spaces" i.e. spaces housing service areas, equipment and/or access corridors for HVAC and communications facilities, plumbing, fire protection and elevators. The Rentable Area of the Premises is deemed for all purposes under this Lease to be 10,880 square feet (9,422 usable square feet). The "Rentable Area of the Building" is deemed for all purposes under this Lease to be 280,882 square feet. The square footage amounts set forth for the Rentable Area of the Premises and the Rentable Area of the Building constitute a material part of the economic basis of this Lease and the execution thereof by Landlord and shall not be adjusted without the written consent of Landlord.

            11. "Security Deposit" shall mean the sum of Zero Dollars ($-0-).

            12. "Tenant's Pro Rata Share" shall mean three and eight thousand seven hundred thirty-five ten thousandths percent (3.8735%), which is the sum derived by dividing the Rentable Area of the Premises by The Rentable Area of the Building and multiplying the result thereof by one hundred
      (100).

         B. The following are additional definitions of some of the defined terms used in the Lease.

            1. "Basic Costs" shall mean all direct and indirect costs and expenses incurred in connection with the Property as more fully defined in Exhibit B-2.

            2. "Building Standard" shall mean the type, grade, brand, quality and/or quantity of materials Landlord designates from time to time to be the minimum quality and/or quantity to be used in the Building.

            3. "Business Day(s)" shall mean Mondays through Fridays exclusive of the normal business holidays ("Holidays") of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and such other days as may be recognized by a majority of Class A office buildings in the Comparison Area (hereinafter defined).

            4. "Building Common Areas" shall mean those areas provided for the common use or benefit of all tenants generally and/or the public, such as corridors, elevator foyers, common mail rooms, restrooms, vending areas, and lobby areas (whether at ground level or otherwise), and other similar facilities.

            5. "Maximum Rate" shall mean the greatest per annum rate of interest permitted from time to time under applicable federal and state law.

            6. "Normal Business Hours" for the Building shall mean 8:00 a.m. to 6:00 p.m. Mondays through Fridays, and 8:00 a.m. to 12:00 p.m. on Saturdays, exclusive of Holidays, and such other hours as Landlord may designate from time to time.

            7. "Prime Rate" shall mean the per annum interest rate publicly announced by The First National Bank of Chicago from time to time (whether or not charged in each instance) as its prime or base rate.

            8. "Property" shall mean the Building, the Building parking facilities, and all other improvements serving the Building and the tenants thereof and the parcel(s) of land on which they are located.

            9. "Project" shall mean the parcel(s) of real property commonly known as 2010 Main Plaza and located in the City of Irvine, County of Orange, State of California, which includes the Building and the Property, and is outlined on Exhibit A-2 attached hereto and incorporated herein.

      II. LEASE GRANT. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises.

      III. ADJUSTMENT OF COMMENCEMENT DATE/POSSESSION.

         A. If Landlord is performing Landlord Work in the Premises, the Lease Term shall not commence until the later to occur of the Target Commencement Date and the date that Landlord has substantially completed the Landlord Work; provided, however, that if Landlord shall be delayed in substantially completing the Landlord Work as a result of the occurrence of any of the following (a "Delay"):

            1. Tenant's failure to furnish information in accordance with the Work Letter Agreement or to respond to any request by Landlord for any approval or information within any time period prescribed, or if no time period is prescribed, then within two (2) Business Days of such request; or

            2. Tenant's insistence on materials, finishes or installations that have long lead times after having first been informed by Landlord that such materials, finishes or installations will cause a Delay provided, however, Landlord shall identify those materials, finishes or installations which constitute long lead items simultaneously with the approval or disapproval of Plans if any such items are called for in the Plans; or

            3. Changes in any plans and specifications requested by Tenant; or

            4. The performance or nonperformance by a person or entity employed by Tenant in the completion of any work (all such work and such persons or entities being subject to the prior approval of Landlord); or

            5. Any request by Tenant that Landlord delay the completion of any of the Landlord Work; or

            6. Any breach or default by Tenant in the performance of Tenant's obligations under this Lease; or

            7. Any delay resulting from Tenant's having taken possession of the Premises for any reason prior to substantial completion of the Landlord Work; or

            8. Any other delay chargeable to Tenant, its agents, employees or independent contractors.

then, for purposes of determining the Commencement Date, the date of substantial completion shall be deemed to be the day that said Landlord Work would have been substantially completed absent any such Delay(s). The Landlord Work shall be deemed to be substantially completed on the date that Landlord's architect reasonably determines that all Landlord's Work has been performed (or would have been performed absent any Delays), other than any details of construction, mechanical adjustment or any other matter, the noncompletion of which does not materially interfere with Tenant's use of the Premises. The adjustment of the Commencement Date and, accordingly, the postponement of Tenant's obligation to pay Rent shall be Tenant's sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Target Commencement Date. Landlord's architect's determination of the Commencement Date shall be final and binding on all parties for all purposes, including, without limitation, determination of the date of commencement of the Lease Term and of Tenant's obligation to pay Rent hereunder. Promptly alter the determination of the Commencement Date by Landlord's architect, Landlord shall prepare a letter agreement (the "Commencement Letter") setting forth the Commencement Date, the Termination Date and any other dates that are affected by the adjustment of the Commencement Date. Tenant, within five (5) days after receipt thereof from Landlord, shall execute the Commencement Letter and return the same to Landlord. Notwithstanding anything herein to the contrary, Landlord in its sole discretion, may elect, by written notice to Tenant, not to adjust the Commencement Date as provided above, in which case the Commencement Date shall be the Target Commencement Date, provided that Rent shall not commence until the date that Landlord Work has been substantially completed (or would have been substantially completed absent any Delays). Landlord shall provide Tenant with evidence of final inspection and approval of the Landlord Work by the City of Irvine. Absent any Tenant Delay, the Commencement Date shall not occur prior to such final inspection and approval of the Landlord Work by the City of Irvine. Notwithstanding anything herein to the contrary, if the Landlord Work is not substantially complete by the Target Commencement Date, Tenant shall be entitled to receive a per diem credit against Base Rent for each day in the period beginning on the Target Commencement Date and ending on the earlier to occur of (x) the day prior to the date on which the Landlord Work is substantially completed or (y) the day prior to the date the Landlord Work would have been substantially completed absent any Delay and events of Force Majeure. Such rent credit shall be applied against Base Rent beginning on the Commencement Date and continue from day to day thereafter until Tenant has received the full value of the Base Rent credit provided herein. In addition, if Landlord fails to substantially complete the Landlord Work by the sixtieth (60th) day following the Target Commencement Date (the "Outside Completion Date"), as the same may be extended due to Delays and Force Majeure, Tenant shall have the option to terminate this Lease effective the 30th day following the Outside Completion Date by giving Landlord notice on or before the fifth (5th) day following the Outside Completion Date, in which event such termination shall be Tenant's sole remedy. In the event of such termination, this Lease shall be deemed null and void and of no further force and effect and Landlord shall promptly refund all funds previously advanced by Tenant under this Lease and the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease. Notwithstanding the foregoing, if Landlord substantially completes the Landlord Work by the thirtieth (30th) day following the Outside Completion Date, Tenant's notice of termination shall be deemed withdrawn, null and void, and of no further force and effect.

         B. Subject to the completion or correction of any items of Landlord work set forth on a construction punchlist jointly prepared by Landlord and Tenant in good faith based on a walk through of the premises within fifteen (15) days after substantial completion by taking possession of the Premises, Tenant is deemed to have:

            1. accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition or suitability of the Premises or of the Building for Tenant's use thereof; and

            2. agreed that Landlord has no obligation to clean, decorate, alter, remodel, improve or repair the Premises or the Building unless said obligation is specifically set forth in this Lease. Notwithstanding anything contained herein to the contrary, Tenant shall have one (1) year from the completion of Landlord Work in which to discover and notify Landlord of any latent defects in Landlord's Work. Landlord shall be responsible for the correction of any latent defects with respect to which it received timely notice from Tenant.

         Landlord agrees to proceed in good faith and with reasonable diligence to complete or correct any items set forth on the punchlist that Landlord, in its reasonable judgment, deems to be in need of correction or completion.

         C. INTENTIONALLY OMITTED.

         D. Landlord may permit Tenant or its agents or laborers to enter the Premises at Tenant's sole risk ten (10) days prior to the Commencement Date in order to perform, through Tenant's own contractors, installation of telephone and computer cabling, at the same time that Landlord's contractors are working in the Premises. The foregoing license to enter prior to the Commencement Date, however, is conditioned upon Tenant's labor not interfering with Landlords's contractors or with any other tenant or its labor. If at any time such entry shall cause disharmony, interfere with, hamper or prevent Landlord from proceeding with the completion of the Building or Landlord's Work at the earliest possible date, this license may be withdrawn by Landlord immediately upon written notice to Tenant. Such entry shall be deemed to be under and subject to all of the terms, covenants and conditions of the Lease, and Tenant shall comply with all of the provisions of the Lease which are the obligations or covenants of the Tenant except that the obligation to pay Rent shall not commence until the earlier of the Commencement Date (as modified in accordance with Section III.A above or as otherwise provided for in the Lease) and Tenant conducting its business from the Premises. in the event that Tenant's agents or laborers incur any charges from Landlord, including, but not limited to, charges for use of construction or hoisting equipment on the Building site, such charges shall be deemed an obligation of Tenant and shall be collectible as Rent pursuant to the Lease, and upon default in payment thereof, Landlord shall have the same remedies as for a default in payment of Rent pursuant to the Lease.

      IV. USE. The Premises shall be used for the Permitted Use and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous to life, limb or property or which, in Landlord's opinion, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. Tenant shall conduct its business and control its agents, servants, contractors, employees, customers, licensees, and invitees in such a manner as not to interfere with, annoy or disturb other tenants, or in any way interfere with Landlord in the management and operation of the Building. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the operation of Tenant's business and to the use, condition, configuration or occupancy of the Premises, including without limitation, the Americans with Disabilities Act. Notwithstanding the foregoing, Landlord, not Tenant, shall be responsible for complying with any law, ordinance, order, rule or regulation of any governmental agency to the extent that such requires any structural alterations, unless the need to make a structural alteration results from Tenant's manner of use of the Premises, Tenant's particular design or configuration of the Premises, the acts or omissions of Tenant or any Tenant Related Parties or any alterations, additions, or improvements (including the Landlord Work) performed by or on behalf of Tenant in the Premises; Tenant's responsibility for compliance of the Premises with ADA shall not include any upgrade to the Building electrical system. Landlord acknowledges that Tenant's mere occupancy of the Premises for the Permitted Use (as distinguished from Tenant's particular manner of use) shall not impose upon Tenant any responsibility for compliance with any law, ordinance, order, rule or regulation of any governmental agency to the extent that such requires any structural alterations to the Premises. Tenant will comply with the rules and regulations of the Building adopted and altered by Landlord from time to time and will cause all of its agents, servants, contractors, employees, customers, licensees and invitees to do so. All changes to such rules and regulations will be sent by Landlord to Tenant in writing. A copy of the existing rules and regulations is attached hereto as Exhibit D and made a part hereof. Tenant agrees not to commit or allow any waste to be committed on any portion of the Premises, and at the termination of this Lease to deliver up the Premises to Landlord in accordance with Article XXXV hereof.

      V. RENT.

         A. Tenant covenants and agrees to pay to Landlord during the Lease Term, without any setoff or deduction whatsoever, the full amount of all Base Rental payments, and any adjustments thereof, due in accordance with the rental schedule set forth in Exhibit B-1 hereof (the "Base Rental"), the full amount of all payments of Additional Base Rental due in accordance with Exhibit B-2 hereof and the full amount of all parking charges, if any, due in accordance with this Lease (the "Additional Base Rental") and all such other sums of money as shall become due under this Lease (including, without limitation, any charges for replacement of non-Building Standard electric lamps and ballasts and any other services, goods or materials furnished by Landlord at Tenant's request), all of which hereinafter may be collectively called "Rent." Except as otherwise provided herein, the Base Rental and Additional Base Rental for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in equal monthly installments on the first day of each calendar month during the Lease Term and any extensions or renewals hereof, and Tenant hereby agrees to pay such Base Rental and Additional Base Rental to Landlord without demand, provided that the installment of Base Rental for the first full calendar month of the Lease Term shall be payable upon the execution of this Lease by Tenant. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rental and Additional Base Rental for such month or months shall be prorated, based on the number of days in such month. All such payments shall be by a good and sufficient check. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct amount of Rent due under this Lease shall be deemed to be other than a payment on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other available remedy. The acceptance by Landlord of any Rent on a date after the due date of such payment shall not be construed to be a waiver of Landlord's right to declare a default for any other late payment. Tenant's covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

         B. All Rent not paid when due and payable shall bear interest from the date due until paid at the lesser of: 1. eighteen percent (18%) per annum; or 2. the Maximum Rate. In addition, if Tenant fails to pay any installment of Base Rental, Additional Base Rental or any other item of Rent when due and payable hereunder, a service fee equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord, provided that Tenant shall be entitled to a grace period of five (5) days with respect to the first two (2) late payments in any calendar year.

      VI. SECURITY DEPOSIT. The Security Deposit, if any, shall be delivered to Landlord upon the execution of this Lease and shall be held by Landlord without liability for interest (except as required by law) and as security for the performance of Tenant's obligations under this Lease. The Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant's liability for damages. Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to make good any arrearages of Rent, to repair damages to the Premises caused by Tenant, to clean the Premises upon termination of this Lease or otherwise to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, after Tenant surrenders the Premises to Landlord in accordance with this Lease and all amounts due Landlord from Tenant are finally determined and paid, the balance of the Security Deposit remaining after any such application shall be returned to Tenant. If Landlord transfers its interest in the Premises during the Lease Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit. Tenant agrees to look solely to such transferee or assignee for the return of the Security Deposit. Landlord and its successors and assigns shall not be bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant, provided, however, if Tenant's interest in this Lease has been assigned, Landlord may, at its option, and provided the assignee provides Landlord with written evidence of such assignment, return the Security Deposit to such assignee, provided further that the assignee has complied with the other terms of this paragraph. If Landlord elects to return the Security Deposit to Tenant's assignee as aforesaid, Landlord will have no further obligation to the original tenant with respect thereto. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

      VII. SERVICES TO BE FURNISHED BY LANDLORD.

         A. Subject to the provisions of Article XI below, Landlord, as part of Basic Costs, agrees to furnish Tenant the following services at a level reasonably consistent with comparable class A office buildings:

            1. Cold water at those points of supply provided for general use of tenants in the Building, central heat and air conditioning in season, at such temperatures and in such amounts as are considered by Landlord to be standard for buildings of similar class, size, age and location, or as required by governmental authority; provided, however, heating and air conditioning service at times other than for Normal Business Hours for the Building shall be furnished to Tenant upon Tenant's initiation of the heating and air conditioning system after Normal Business Hours through use of Tenant's security access key. Tenant shall pay Landlord, upon demand as additional rent, the entire cost of additional service as such costs are determined by Landlord from time to time. Landlord's charge for after hours HVAC services for the first two (2) years of the initial Lease Term shall be $45.00 per hour, per zone.

            2. Routine maintenance and electric lighting service for all Common Areas of the Building in the manner and to the extent deemed by Landlord to be standard for buildings of similar class, size, age and location.

            3. Janitor service on Business Days in accordance with the cleaning specifications attached hereto as Exhibit G or such other comparable specifications designated, from time to time, by Landlord; provided, however, if Tenant's use, floor covering or other improvements require special services, Tenant shall, at Landlord's option, either (i) retain its own contractors (which contractor shall be subject to Landlord's reasonable approval) to do such work or, (ii) pay the additional cost reasonably attributable thereto as additional Rent upon presentation of statements therefor by Landlord.

            4. Elevator service in common with other tenants of the Building for ingress and egress to and from the floor of the Premises during Normal Business Hours, provided that, subject to Force Majeure, at least one (1) passenger elevator servicing the Premises shall be available for the use of Tenant, twenty-four (24) hours a day, 365/6 days per year.

         B. Except as otherwise expressly provided herein, the failure by Landlord to any extent to furnish, or the interruption or termination of these services in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements, alterations, Force Majeure (as hereinafter defined) or any causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as an eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Notwithstanding anything to the contrary contained in this Section VII.B. if (i) Landlord ceases to furnish any service In the Building, and Tenant notifies Landlord of such cessation in writing (the "Interruption Notice"), (ii) such cessation does not arise as a result of an act or omission of Tenant, (iii) such cessation is not caused by a fire or other casualty (in which case Article XIX shall control),
(iv) the repair or restoration of such service is reasonably within the control of Landlord, and (v) as a result of such cessation, the Premises or a material portion thereof; is rendered untenantable (meaning that Tenant is unable to use the Premises in the normal course of its business) and Tenant in fact ceases to use the Premises, or material portion thereof, then, Tenant's sole remedy for such cessation shall be as follows: on the fifth (5th) consecutive business day following the later to occur of the date the Premises (or material portion thereof) becomes untenantable, the date Tenant ceases to use such space and the date Tenant provides Landlord with an Interruption Notice, the Base Rental and Additional Base Rental payable hereunder shall be abated on a per diem basis for each day after such five (5) business day period based upon the percentage of the Premises so rendered untenantable and not used by Tenant, and such abatement shall continue until the date the Premises become tenantable again. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Landlord shall use reasonable diligence to repair such equipment or machinery, but except as otherwise expressly provided herein, Tenant shall have no claim for offset or abatement of Rent or damages on account of an interruption in service or resulting therefrom. Landlord's entire obligation with respect to the repair and maintenance of the Premises are set forth above.

         C. Tenant expressly acknowledges that If Landlord, from time to time, elects to provide security services, Landlord shall not be deemed to have warranted the efficiency of such security personnel, service, procedures or equipment and Landlord shall not be liable in any manner for the failure of any such security personnel, services, procedures or equipment to prevent or control, or apprehend any one suspected of personal injury or property damage in, on or around the Property.

      VIII. LEASEHOLD IMPROVEMENTS.

         A. Except as otherwise specifically provided elsewhere in this Lease or in the Work Letter Agreement, if any, attached hereto as Exhibit C and incorporated herein, all installations and improvements now or hereafter placed on or in the Premises shall be for Tenant's account and at Tenant's cost, which cost shall be payable by Tenant to Landlord upon demand as additional Rent.

         B. Any and all alterations, additions and improvements to the Premises, all attached furniture, equipment and non-trade fixtures (collectively, "Leasehold Improvements") shall be owned and insured by Landlord and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. Any unattached and movable equipment or furniture, trade fixtures or other personality of Tenant ('Tenant's Property") shall be owned and insured by Tenant. Landlord may, nonetheless, require Tenant to remove any Leasehold Improvements performed by or for the benefit of Tenant (other than alterations, additions and improvements performed by Landlord pursuant to Exhibit C) and all electronic, phone and data cabling as are designated by Landlord (the "Required Removables") at Tenant's sole cost. In the event that Landlord so elects, Tenant shall remove such Required Removables on or before the expiration or earlier termination of this Lease and repair any damage caused by such removal. If Tenant fails to remove the Required Removables after Landlord's request therefore, Landlord may remove, store or dispose of the Required Removables at Tenant's cost, and repair any damage caused by such removal and Tenant shall pay Landlord as additional Rent hereunder, on demand, all such costs. Notwithstanding the foregoing, Tenant may request in writing at the time it submits its plans and specifications for an alteration, addition or improvement, that Landlord advise Tenant whether Landlord will require Tenant to remove, at the termination of this Lease or Tenant's right to possession hereunder, such alteration, addition or improvement, or any particular portion thereof and Landlord shall advise Tenant within twenty (20) days after receipt of Tenant's request as to whether Landlord will require removal; provided, however, Landlord shall have the right to require Tenant to remove any vault, stairway or computer room alterations installed in the Premises, regardless of whether Landlord timely notified Tenant that it would require such removal.

   IX. GRAPHICS. Landlord shall provide and install, at Tenant's cost, all letters or numerals on the exterior of the Premises; all such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises without Landlord's prior written consent.

   X. REPAIRS AND ALTERATIONS BY TENANT.

      A. Tenant shall, at Tenant's own cost and expense, keep the Premises in good condition and repair, reasonable wear and tear excepted. Such repairs shall restore the Premises to as good a condition as it was in prior to such damage and shall be effected in compliance with the reasonable directions of Landlord. If Tenant fails to make such repairs to the Premises promptly, Landlord may, at its option, make such repairs, and Tenant shall pay the cost thereof to the Landlord on demand as additional Rent. Landlord shall, at its expense(except as included in Basic Costs), keep and maintain in good repair and working order and make all repairs to end perform necessary maintenance upon: 1) all structural elements of the Building within the Premises, unless the need to make a structural alteration or repair results from Tenant's particular manner of use of the Premises, Tenant's particular design of the Premises, or any alterations, additions or improvements (including the Landlord Work) performed by or on behalf of Tenant in the Premises; and 2) all mechanical systems within the Premises, but only to the extent such have not been installed by Tenant or its contractors; and 3) all elements of the Building and the Premises necessary to provide the services described In Article VII, but only to the extent such have not been installed by Tenant or its contractors; and 4) the Building facilities common to all tenants including, but not limited to, the ceilings, lighting. HVAC, plumbing, walls and floors in the common areas. Landlord acknowledges that Tenant's mere occupancy of the Premises for the Permitted Use (as distinguished from Tenant's particular manner of use) shall not impose upon Tenant any responsibility for compliance with any law, ordinance, order, rule or regulation of any governmental agency to the extent that such requires any structural alterations to the Premises. Notwithstanding the foregoing, Tenant shall be responsible for the cost of any alterations, repairs, changes and additions necessitated by the acts or omissions of Tenant, Tenant's agents, employees and contractors.

      B. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises, nor install any vending machines, safes or other heavy property or equipment within the Premises, nor place signs or window coverings on the Premises which are visible from outside the Premises, without first obtaining the written consent of Landlord In each such instance. Notwithstanding the foregoing, Landlord's consent shall not be required for any alteration, addition or improvement that satisfies all of the following criteria: 1) costs less than $10,000.00, 2) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting,3) is not visible from the exterior of the Premises or Building, and 4) will not affect the systems or structure of the Building and does not require work to be performed inside the walls or above the ceiling of the Premises; provided that even if consent is not required, Tenant shall still comply with all the other provisions of this Section X.B. Prior to commencing any such work, Tenant must furnish Landlord with plans and specifications; names and addresses of contractors; copies of contracts; necessary permits; evidence of contractor's and subcontractor's insurance in accordance with section XVI.B. hereof. All such improvements, alterations or additions shall be installed in a good workmanlike manner using new materials. Upon completion. Tenant shall furnish "as-built" plans, contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All improvements, alterations and additions shall comply with all insurance requirements, codes, ordinances, laws and regulations, including without limitation, the Americans with Disabilities Act. Tenant shall reimburse Landlord upon demand as additional Rent for all sums expended by Landlord for examination of the architectural, mechanical, electric and plumbing plans for any alterations, additions or improvements and for the costs of repairing any damage done to the Building caused by Tenant or Tenant's agents, servants, employees, customers, licensees, or invites. If Landlord so requests, Tenant shall permit Landlord to supervise construction operations, but no such supervision shall impose any liability upon Landlord. In the event Landlord supervises such construction, Landlord shall be entitled to a supervisory fee in the amount of three percent(3%) for the initial improvements pursuant to Exhibit C and thereafter five percent (5%), of the cost of such construction. Landlord's approval of Tenant's plans and specifications or supervision of any work performed for or on behalf of Tenant shall not be deemed to be representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations.

   XI. USE OF ELECTRICAL AND HVAC SERVICES BY TENANT.

      A. All electricity used by Tenant in the Premises shall be paid for by Tenant through inclusion in Base Rental or Basic Costs. Tenant's use of electrical and heating, ventilating and air conditioning ("HVAC") services furnished by Landlord shall not exceed, either in voltage, rated capacity, use or overall load, that which Landlord deems to be standard for the Building. In the event Tenant shall request that it be allowed to consume electrical or HVAC services in excess of that deemed by Landlord to be standard for the Building, Landlord may refuse to consent to such usage or may consent upon such reasonable conditions as Landlord elects (including the installation of utility service upgrades, submeters, air handlers or cooling units), and all such additional usage (to the extent permitted by law), installation and maintenance thereof shall be paid for by Tenant as additional Rent. Landlord shall have the right to separately meter electrical usage for the Premises at any time during the Lease Term or to use any other method of measuring electrical usage that Landlord, in its reasonable judgment, deems to be appropriate.

      B. INTENTIONALLY OMITTED.

   XII. ENTRY BY LANDLORD. Landlord and its agents or representatives shall have the right to enter the Premises with reasonable prior notice (and in emergencies at all times, without prior notice, by any means Landlord may deem appropriate, and without liability therefor) to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants or insurers, or to clean or make repairs, alterations or additions thereto, including any work that Landlord deems necessary for the safety, protection or preservation of the Building or any occupants thereof, or to facilitate repairs, alterations or additions to the Building or any other tenants premises, if reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close the Premises to perform repairs, alterations or additions in the Premises, provided that Landlord shall use reasonable efforts to perform all such work on weekends and after Normal Business Hours. Entry by Landlord hereunder shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof. Notwithstanding the foregoing, Landlord and its agents and representatives shall not have to provide Tenant with prior notice to perform janitor and cleaning service in the Premises before or after Normal Business Hours. Notwithstanding the foregoing, Tenant may, at its own expense, provide its own locks to an area within the Premises ("Secured Area"). Tenant need not furnish Landlord with a key but upon the Expiration Date. Tenant shall surrender all such keys to Landlord. If Landlord must gain access to a Secured Area in a non-emergency situation, Landlord shall contact Tenant and Landlord and Tenant shall arrange a mutually agreed upon time for Landlord to do so. Landlord shall comply with all reasonable security measures pertaining to the Secured Area. If Landlord determines in its sole discretion that an emergency in the Building or the Premises, including, without limitation, a suspected fire or flood, requires Landlord to gain access to the Secured Area, Tenant hereby authorizes Landlord to forcibly enter the Secured Area. In such event, Landlord shall have no liability whatsoever to Tenant, and Tenant shall pay all reasonable expenses incurred by Landlord in repairing or reconstructing any entrance, corridor, door or other portions of the Premises damaged as a result of a forcible entry by Landlord. Landlord shall have no obligation to provide either janitorial service or cleaning in the Secured Area.

   XIII. ASSIGNMENT AND SUBLETTING.

      A. Tenant shall not assign, sublease, transfer or encumber this Lease or any interest therein or grant any license, concession or other right of occupancy of the Premises or any portion thereof or otherwise permit the use of the Premises or any portion thereof by any party other than Tenant (any of which events is Hereinafter called a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to any proposed assignment or subletting. Notwithstanding anything to the contrary contained herein or in Section XIII, D., Tenant may assign its entire interest under this Lease or sublet the Premises to a wholly owned corporation or controlled subsidiary or parent of Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter collectively referred to as "Corporate Transfer") without the consent of Landlord, provided:
(i) Tenant is not in default under this Lease; (ii) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving corporation shall own all or substantially all of the assets of Tenant; (iii) such proposed transferee shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth at the date of the Transfer; (iv) such proposed transferee operates the business in the Premises for the Permitted Use and no other purpose; and (v) in no event shall any Transfer release or relieve Tenant from any of its obligations under this Lease. Tenant shall give

Landlord written notice at least thirty (30) days prior to the effective date of such Corporate Transfer. As used herein, the terms "controlled" or "subsidiary" shall mean a corporate entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting stock is owned by Tenant. Landlord's consent shall not be considered unreasonably withheld if: 1. the proposed transferee's financial responsibility does not meet the same criteria Landlord uses to select Building tenants; 2. the proposed transferee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige or would result in a violation of an exclusive right granted to another tenant in the Building; 3. the proposed use is different than the Permitted Use;
4. the proposed transferee is a government agency or occupant of the Building; or 5. Tenant is in default beyond applicable cure period (s). Notwithstanding the foregoing, Landlord will not withhold its consent solely because the proposed subtenant or assignee is an occupant of the Building if Landlord does not have space available for lease in the Building that is comparable to the space Tenant desires to sublet or assign. For purposes hereof. Landlord shall be deemed to have comparable space if it has space available on the third (3rd), fourth (4th) or fifth (5th) floors of the Building that is approximately the same size as the space Tenant desires to sublet or assign.

      Tenant acknowledges that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold its consent to a proposed Transfer. Any attempted Transfer in violation of the terms of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord's rights as to any subsequent Transfers. In addition, Tenant shall not, without Landlord's consent, publicly offer or advertise the rate for which Tenant will Transfer in any media. In the event Tenant or anyone acting on behalf of Tenant or with Tenant's knowledge violates the provisions of the foregoing sentence, Landlord, in addition to its other remedies, shall be entitled to seek injunctive relief preventing such action, and Tenant shall be responsible for all costs incurred by Landlord in connection therewith.

      B. If Tenant requests Landlord's consent to a Transfer, Tenant shall notify Landlord in writing at least 30 days prior to the effective date of the proposed Transfer of the name of the proposed transferee and the nature of the business of the proposed transferee, the term, use, rental rate and all other material terms and conditions of the proposed Transfer, including, without limitation, evidence satisfactory to Landlord that the proposed transferee is financially responsible. Notwithstanding the provisions of Section XIII .A. above, Landlord may, during said 30-day period, 1. consent to or refuse to consent to such Transfer in writing; or 2. negotiate directly with the proposed transferee and (in the event Landlord is able to reach agreement with such proposed transferee) upon execution of a lease with such transferee, terminate this Lease (in part or in whole, as appropriate) upon thirty (30) days' notice; or 3. cancel and terminate this Lease, in whole or in part as appropriate, upon 30 days notice. In the event Landlord consents to any such Transfer, the Transfer shall be in a form approved by Landlord, and Tenant shall bear all reasonable costs and expenses incurred by Landlord in connection with the review and approval of such documentation, which costs and expenses shall not exceed Seven Hundred Fifty Dollars ($750.00).

      C. Fifty percent (50%) cash or other proceeds (the "Transfer Consideration") of any Transfer of Tenant's interest in this Lease and/or the Premises, whether consented to by Landlord or not, shall be paid to Landlord and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. In addition to the Rent hereunder, Tenant hereby covenants and agrees to pay to Landlord fifty percent (50%) rent and other consideration which it receives which is in excess of the Rent payable hereunder within ten
(10) days following receipt thereof by Tenant. In determining excess rent in connection with an assignment or subletting, Tenant may, on an amortized basis, deduct the following expenditures resulting from such subletting or assignment:
(1) brokerage and marketing fees; (2) legal fees; (3) construction costs and (4) financial concessions granted in such sublease or assignment. In addition to any other rights Landlord may have. Landlord shall have the right to contact any transferee and require that all payments made pursuant to the Transfer shall be made directly to Landlord.

      D. If Tenant is a corporation and if at any time during the Lease Term the person or persons who own the voting shares at the time of the execution of this Lease cease for any reason, including but not limited to merger, consolidation or other reorganization involving another corporation, to own a majority of such shares, or if Tenant is a partnership and if at any time during the Lease Term the general partner or partners who own the general partnership interests in the partnership at the time of the execution of this Lease, cease for any reason to own a majority of such interests (except as the result of transfers by gift, bequest or inheritance to or for the benefit of members of the immediate family of such original shareholder(s) or partner(s)), such an event shall be deemed to be a Transfer. The preceding sentence shall not apply whenever Tenant is a corporation the outstanding stock of which is listed on a recognized security exchange, or if at least eighty per cent (80%) of its voting stock is owned by another corporation, the voting stock of which is so listed.

      E. Any Transfer consented to by Landlord in accordance with this Article XIII shall be only for the Permitted Use and for no other purpose, and in no event shall any Transfer release or relieve Tenant or any Guarantors from any obligations under this Lease.

   XIV. LIENS. Tenant will not permit any mechanic's liens or other liens to be placed upon the Premises or Tenant's leasehold interest therein, the Building, or the real estate associated therewith. Landlord's title to the Building end Property is and always shall be paramount to the interest of Tenant, and nothing herein contained shall empower Tenant to do any act that can, shall or may encumber Landlord's title. In the event any such lien does attach. Tenant shall, within 5 days of notice of the filing of said lien, either discharge or bond over such lien to the satisfaction of Landlord and Landlord's Mortgagee (as hereinafter defined), and in such a manner as to stay the enforcement or foreclosure of such lien. If Tenant shall tail to so discharge or bond over such lien, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes, including reasonable attorneys fees (if and to the extent permitted by law) shall be paid by Tenant to Landlord on demand as additional Rent.

   XV. INDEMNITY END WAIVER OF CLAIMS.

      A. Except for losses, liabilities, obligations, damages, penalties, claims, costs, charges, and expenses resulting from the negligence of Landlord and/or its agents, employees or contractors, and subject to the provisions of
Article XVII hereof, Tenant shall indemnify, defend and hold Landlord, its principals, beneficiaries, partners, officers, directors, agents, employees and any Mortgagee(s) (collectively the "Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects' and attorneys' fees (if and to the extent permitted by law), which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Related Parties and arising, directly or indirectly, out of or in connection with the use, occupancy or maintenance of the Premises by, through or under Tenant, and (without limiting the generality of the foregoing) any of the following: 1. any work or thing done in, on or about the Premises or any part thereof by Tenant or any of its transferees, agents, servants, contractors, employees or licensees;
2. any use, non-use, possession, occupation, condition, operation or maintenance of the Premises or any part thereof; 3. any act or omission of Tenant or any of its transferees, agents, servants, contractors, employees, customers, licensees or invitees, regardless of whether such act or omission occurred within the Premises; 4. any injury or damage to any person or property occurring in, on or about the Premises or any part thereof; or 5. any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease with which Tenant must comply or perform. In case any action or proceeding is brought against Landlord or any of the Landlord Related Parties by reason of any of the foregoing, Tenant shall, at Tenant's sole cost and expense, resist and defend such action or proceeding with counsel approved by Landlord or, at Landlord's option, reimburse Landlord for the cost of any counsel retained directly by Landlord to defend and resist such action or proceeding.

      B. Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or damage to person or property sustained by Tenant or any person claiming by, through or under Tenant (including Tenant's employees) resulting from any accident or occurrence in, on or about the Premises, the Building or the Property, including, without limitation, claims for loss, theft or damage resulting from;
1. the Premises, Building, or Property, or any equipment or appurtenances becoming out of repair; 2. wind or weather; 3. any defect in or failure to operate, for whatever reason, any sprinkler, heating or air-conditioning equipment, electric wiring, gas, water or steam pipes; 4. broken glass; 5. the backing up of any sewer pipe or downspout; 6. the bursting, leaking or running of any tank, water closet, drain or other pipe; 7. the escape of steam or water;
8. water, snow or ice being upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building; 9. the falling of any fixture, plaster, tile or other material; 10. any act, omission or negligence of other tenants, licensees or any other persons or occupants of the Building or of adjoining or contiguous buildings, of owners of adjacent or contiguous property or the public, or by construction of any private, public or quasi-public work; or 11. any other cause of any nature except, as to items 1. - 9., where such loss or damage is due to Landlord's gross negligence or willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises, and to use such other portions of the Building as Tenant is herein given the right to use, at Tenant's own risk.

      C. Except for losses, liabilities, obligations, damages, penalties, claims, costs, charges and expenses resulting from the negligence of Tenant and/or its agents, employees or contractors, and subject to the provisions of
Article XVII hereof, Landlord shall indemnify, defend and hold Tenant, its principals, agents and employees (collectively the "Tenant Related Parties") harmless from and against all liabilities, obligations, damages (other than consequential damages), penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorneys' fees, which may be imposed upon, incurred by, or asserted against Tenant or any of the Tenant Related Parties and arising, directly or indirectly, out of or in connection with any of the following: (i) any work or thing done in, on or about the Common Areas or any part thereof by Landlord or any of its agents, contractors or employees; (ii) any use, non-use, possession, occupation, condition, operation, maintenance or management of the Common Areas or any part thereof by Landlord or any of its agents, contractors or employees (iii) any act or omission of Landlord or any of its agents, contractors or employees; and (iv) any injury or damage to any person or property occurring in, on or about the Common Areas or any part thereof; provided, however, that in each case such liability, obligation, damage, penalty, claim, cost, charge or expense results from the negligence of Landlord and/or its agents, employees or contractors.

      D. Subject to the provisions of Articles X, XXII and XXIII hereof, Tenant and the Tenant Related Parties shall not be liable for, and Landlord waives, all claims for toss or damage to landlord's business or damage to person or property sustained by Landlord or any person claiming by, through or under Landlord (including Landlord's employees) resulting from any accident or occurrence in, on or about the Premises, the Building or the Property, including, without limitation, claims for loss, theft or damage resulting from: (1) the Premises, Building, or Property, or any equipment or appurtenances becoming out of repair:
(2) wind or weather; (3) any detect in or failure to operate, for whatever reason, any sprinkler, heating or air-conditioning equipment, electric wiring, gas, water or steam pipes; (4) broken glass; (5) the backing up of any sewer pipe or downspout; (6) the bursting, leaking or running of any tank, water closet, drain or other pipe; (7) the escape of steam or water; (8) water, snow or ice being upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building; (9) the falling of any fixture, plaster, tile or other material; (10) any act, omission or negligence of other tenants, licensees or any other persons or occupants of the Building or of adjoining or contiguous buildings, of owners of adjacent or contiguous property or the public, or by construction of any private, public or quasi-public work; or (11) any other cause of any nature except, as to items (1)
- (9), where such loss or damage is due to Tenant's negligence or willful failure to make repairs required to be made pursuant to other provisions of this Lease.

   XVI. TENANT'S INSURANCE.

      A. At all times commencing on and after the earlier of the Commencement Date and the date Tenant or its agents, employees or contractors enters the Premises for any purpose, Tenant shall carry and maintain, at its sole cost and expense:

         1. Commercial General Liability insurance with a Broad Form General Liability Endorsement applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of Two Million Dollars ($2,000,000).

         2. All Risks of Physical Loss insurance written at replacement cost value and with a replacement cost endorsement covering all of Tenant's Property in the Premises.

         3. Workers Compensation insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute, and Employers Liability Coverage of One Million Dollars ($1,000,000) per occurrence.

         4. Whenever good business practice, in Landlord's reasonable judgment, indicates the need of additional insurance coverage or different types of insurance in connection with the Premises or Tenant's use and occupancy thereof, Tenant shall, upon request, obtain such insurance at Tenant's expense and provide Landlord with evidence thereof.

      B. Except for items for which Landlord is responsible under the Work Letter Agreement, before any repairs, alterations, additions, improvements, or construction are undertaken by or on behalf of Tenant, Tenant shall carry and maintain, at its expense, or Tenant shall require any contractor performing work on the Premises to carry and maintain, at no expense to Landlord, in addition to worker's compensation insurance as required by the jurisdiction in which the Building is located, All Risk Builder's Risk insurance in the amount of the replacement cost of any alterations, additions or improvements (or such other amount reasonably required by Landlord) and Commercial General Liability insurance (including, without limitation, Contractor's Liability coverage, Contractual Liability coverage, Completed Operations coverage, a Broad Form Property Damage coverage and Contractor's Protective liability) written on an occurrence basis with a minimum combined single limit of Two Million Dollars ($2,000,000); such limit may be accomplished by means of an umbrella policy.

      C. Any company writing any insurance which Tenant is required to maintain or cause to be maintained pursuant to the terms of this Lease (all such insurance as well as any other insurance pertaining to the Premises or the operation of Tenant's business therein being referred to as Tenant's Insurance"), as well as the form of such insurance, shall at all times be subject to Landlord's reasonable approval, and each such insurance company shall have an A.M. Best rating of "A7" or better and shall be licensed and qualified to do business in the state in which the Premises are located. All policies evidencing Tenant's Insurance (except for Workers Compensation) shall specify Tenant and the "owner[s] of the Building and its (or their) respective principals, beneficiaries, partners, officers, directors, employees, agents and mortgagee[s]" (and any other designees of Landlord as the interest of such designees shall appear) as additional insureds. Provided that the coverage afforded Landlord and any designees of Landlord shall not be reduced or otherwise adversely affected, all of Tenant's Insurance may be carried under a blanket policy covering the Premises and any other of Tenant's locations. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) will give to Landlord and its designees at least thirty (30) days' advance written notice of any change, cancellation, termination or lapse of said insurance. Tenant shall be solely responsible for payment of premiums for all of Tenant's Insurance. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time Tenant's Insurance is first required to be carried by Tenant, and upon renewals at least fifteen (15) days prior to the expiration of any such insurance coverage, a certificate of insurance of all policies procured by Tenant in compliance with its obligations under this Lease. The limits of Tenant's Insurance shall in no event limit Tenant's liability under this Lease.

      D. Tenant shall not do or fail to do anything in, upon or about the Premises which will: 1. violate the terms of any of Landlord's insurance policies; 2. prevent Landlord from obtaining policies of insurance acceptable to Landlord or any Mortgagees; or 3. result in an increase in the rate of any insurance on the Premises, the Building, any other property of Landlord or of others within the Building. In the event of the occurrence of any of the events set forth in this Section, Tenant shall pay Landlord upon demand, as additional Rent, the cost of the amount of any increase in any such insurance premium, If Tenant fails to obtain the insurance coverage required by this Lease, Landlord may, at its option, obtain such insurance for Tenant, and Tenant shall pay, as additional Rent, the cost of all premiums thereon and all of Landlord's costs associated therewith.

   XVII. SUBROGATION. Notwithstanding anything set forth in this Lease to the contrary, Landlord and Tenant do hereby waive any and all right of recovery, claim, action or cause of action against the other, their respective principals, beneficiaries, partners, officers, directors, agents, and employees, and, with respect to Landlord, its Mortgagee[s], for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein, by reason of fire, the elements or any other cause, regardless of cause or origin, including the negligence of Landlord or Tenant, or their respective principals, beneficiaries, partners, officers, directors, agents and employees and, with respect to Landlord, its Mortgagee[s], which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or in the future may issue, its policies of fire, extended coverage or material damage insurance, written notice of the terms of this mutual waiver, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. In the event that Tenant is permitted to and self-insures any risk which would have been covered by the insurance required to be carried by Tenant pursuant to Article XVI of the Lease, or if Tenant fails to carry any insurance required to be carried by Tenant pursuant to Article XVI of this Lease, then all loss or damage to Tenant, its leasehold interest, its business, its property, the Premises or any additions or improvements thereto or contents thereof shall be deemed covered by and recoverable by Tenant under valid and collectible policies of insurance.

   XVIII. LANDLORD'S INSURANCE. Landlord shall maintain property insurance on the Building in such amounts as Landlord reasonably elects, provided that during the Lease Term Landlord shall maintain standard so called "all risk" property insurance covering the Building in an amount equal to the replacement cost thereof (including Leasehold Improvements) at the time in question. The cost of such insurance shall be included as a part of the Basic Costs, and payments for losses thereunder shall be made solely to Landlord or the Mortgagees of Landlord as their interests shall appear.

   XIX. CASUALTY DAMAGE. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event the Premises have been damaged and there is less than one (1) year of the Lease Term remaining on the date of such casualty or in the event any Mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination as soon as reasonably possible (taking into consideration all delays such as adjustment of insurance claims and obtaining approval from Landlord mortgagee(s)), but in all circumstances within ninety (90) days after the date of such casualty. Such termination shall be effective as of the date of fire or casualty, with respect to any portion of the Premises that was rendered untenantable, and the date specified in Landlord's notice, with respect to any portion of the Premises that remained tenantable. If Landlord does not elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building (provided that Landlord shall not be required to restore any unleased premises in the Building) and the Leasehold improvements (but excluding any improvements, alterations or additions made by Tenant in violation of this Lease) located within the Premises, if any, which Landlord has insured to substantially the same condition they were in immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord's obligation to restore the Building, and the Leasehold Improvements, if any, shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by the Landlord as a result of the casualty; provided that if Landlord does not have sufficient proceeds to substantially complete the restoration of the Leasehold improvements in the Premises and Landlord elects not to fund any shortfall, Landlord shall so notify Tenant and Tenant, within ten (10) days thereafter, shall have the right to terminate this Lease by the giving of written notice to Landlord. When repairs to the Premises have been completed by Landlord, Tenant shall complete the restoration or replacement of all Tenant's Property necessary to permit Tenant's reoccupancy of the Premises, and Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant's ability to pay such costs prior to Landlord's commencement of repair and restoration of the Premises. Notwithstanding anything in this Article XIX to the contrary, if all or any portion of the Premises shall be made untenantable by a fire or other casualty, Landlord shall with reasonable promptness, cause an architect or general contractor selected by Landlord to estimate the amount of time required to substantially complete repair and restoration of the Premises and make the Premises tenantable again, using standard working methods (the "Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within nine (9) months from the date the repair and restoration is started, either party shall have the right to terminate this Lease by giving written notice to the other of such election within ten (10) days after its receipt of the Completion Estimate. If the Completion Estimate indicates that the Premises can be made tenantable within nine (9) months from the date the repair and restoration is started and Landlord has not otherwise exercised its right to terminate the Lease pursuant to the terms hereof, or if the Completion Estimate indicates that the Premises cannot be made tenantable within nine (9) months but neither party terminates this Lease pursuant to this
Article XIX, Landlord shall proceed with reasonable promptness to repair and restore the Premises. Notwithstanding the foregoing, if Landlord does not substantially complete the repair and restoration the Premises within two (2) months after the expiration of the estimated period of time set forth in the Completion Estimate, which period shall be extended to the extent of any Reconstruction Delays, then Tenant may terminate this Lease by written notice to Landlord within fifteen (15) days after the expiration of such period, as the same may be extended. For purposes of this Lease, the term "Reconstruction Delays" shall mean: (i) any delays caused by the insurance adjustment process,
(ii) any delays caused by Tenant, and (iii) any delays caused by events of Force Majeure. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent on a pet diem basis during the time and to the extent the Premises are untenantable. If the Premises or any other portion of the Building is damaged by fire or other casualty resulting from the fault or gross negligence of Tenant or any of Tenant's agents, employees, or contractors, the Rent hereunder shall not be diminished during any period during which the Premises, or any portion thereof, is untenantable, and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds. Landlord and Tenant hereby waive the provisions of any law from time to time in effect during the Lease Term relating to the effect upon leases of partial or total destruction of leased property. Landlord and Tenant agree that their respective rights in the event of any damage to or destruction of the Premises shall be those specifically set forth herein.

   XX. DEMOLITION. INTENTIONALLY OMITTED.

   XXI. CONDEMNATION. If 1. the whole or any substantial part of the Premises or
2. any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease effective as of the date the physical taking of said Premises or said portion of the Building or Property shall occur. In the event this Lease is not terminated, the Rentable Area of the Building, the Rentable Area of the Premises and Tenant's Pro Rata Share shall be appropriately adjusted. In addition, Rent for any portion of the Premises so taken or condemned shall be abated during the unexpired term of this Lease effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party or the taking of or damage to trade fixtures of Tenant, which Tenant specifically reserves to itself.

   XXII. EVENTS OF DEFAULT. The following events shall be deemed to be events of default under this Lease:

      A. Tenant shall fail to pay when due any Base Rental, Additional Base Rental or other Rent under this Lease (hereinafter sometimes referred to as a "Monetary Default").

      B. Any failure by Tenant (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, which failure is not cured within twenty (20) days after delivery to Tenant of notice of the occurrence of such failure, (or such longer period of time as may be reasonably necessary to cure (not to exceed 60 days), provided that Tenant commences to cure such default within twenty (20) days after notice from Landlord and, from time to time upon request of Landlord, furnishes Landlord with evidence that demonstrates, in Landlord's reasonable judgment, that Tenant is diligently pursuing a course that will remedy such failure) provided that if any such failure creates a hazardous condition, such failure must be cured immediately.

      C. Tenant or any Guarantor shall become insolvent, or shall make a transfer in fraud of creditors, or shall commit an act of bankruptcy or shall make an assignment for the benefit of creditors, or Tenant or any Guarantor shall admit in writing its inability to pay its debts as they become due.

      D. Tenant or any Guarantor shall file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, or Tenant or any Guarantor shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any Guarantor thereunder; or a petition or answer proposing the adjudication of Tenant or any Guarantor as a debtor or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof.

      E. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any Guarantor or of the Premises or of any of Tenant's property located thereon in any proceeding brought by Tenant or any Guarantor, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant or any Guarantor and shall not be discharged within sixty
(60) days after such appointment or Tenant or such Guarantor shall consent to or acquiesce in such appointment.

      F. The leasehold estate hereunder shall be taken on execution or other process of law or equity in any action against Tenant.

      G. INTENTIONALLY OMITTED.

      H. Tenant shall fail to take possession of and occupy the Premises within thirty (30) days following the Commencement Date for the Permitted Use as set forth in Paragraph IV hereof.

      I. The liquidation, termination, dissolution, forfeiture of right to do business or death of Tenant or any Guarantor.

      J. INTENTIONALLY OMITTED.

   XXIII. REMEDIES.

      A. Upon the occurrence of any event or events of default under this Lease, whether enumerated in Article XXII or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations and waives any and all other notices or demand requirements imposed by applicable law):

      1. Terminate this Lease and Tenant's right to possession of the Premises by giving written notice to Tenant, and recover from Tenant an award of damages equal to the sum of the following:

            (a) The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination;

            (b) The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;

            (c) The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided;

            (d) Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

            (e) All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

            The "Worth at the Time of Award" of the amounts referred to in parts
      (a) and (b) above, shall be computed by allowing interest at the rate specified in Article V.B., and the "Worth at the Time of Award" of the amount referred to part (c), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%);

      2. Employ the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations); or

      3. Notwithstanding Landlord's exercise of the remedy described in California Civil Code Section 1951.4 in respect of an event or events of default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant's right to possession of the Premises and recover an award of damages as provided above in part 1.

      B. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of) Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

      C. TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (C) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANTS BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

      D. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease,

Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute 8 waiver of such default.

      E. This Article XXIII shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

   XXIV. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD HEREUNDER) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING, AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST THE LANDLORD, IT BEING INTENDED THAT LANDLORD SHALL NOT BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR
AN ALLEGED DEFAULT BY LANDLORD HEREUNDER, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES NOTICE AND REASONABLE TIME TO CURE SUCH ALLEGED DEFAULT BY LANDLORD. IN ADDITION, TENANT ACKNOWLEDGES THAT EQUITY OFFICE HOLDINGS, LLC AND EQUITY OFFICE PROPERTIES, LLC ARE ACTING SOLELY IN THEIR CAPACITIES AS AGENT FOR LANDLORD AND SHALL NOT BE LIABLE FOR ANY OBLIGATIONS, LIABILITIES, LOSSES OR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, ALL OF WHICH ARE EXPRESSLY WAIVED BY TENANT.

   XXV. NO WAIVER. Failure of Landlord to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default shall not constitute a waiver of such default, nor shall it constitute an estoppel against Landlord, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by Landlord to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

   XXVI. EVENT OF BANKRUPTCY. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:

      A. "Adequate protection" of Landlord's interest in the Premises pursuant to the provisions of Section 361 and 363 (or their successor sections) of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., (such Bankruptcy Code as amended from time to time being herein referred to as the "Bankruptcy Code"), prior to assumption and/or assignment of the Lease by Tenant shall include, but not be limited to all (or any part) of the following:

         1. the continued payment by Tenant of the Base Rental and all other Rent due and owing hereunder and the performance of all other covenants and obligations hereunder by Tenant;

         2. the hiring of security guards to protect the Premises if Tenant abandons and/or ceases operations; such obligation of Tenant only to be effective so long as Tenant remains in possession and control of the Premises to the exclusion of Landlord;

         3. the furnishing of an additional/new security deposit by Tenant in the amount of three (3) times the then-current monthly Base Rental.

      B. "Adequate assurance of future performance" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new Security Deposit in the amount of three (3) times the then-current Base Rental payable hereunder.

      C. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

      D. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of the Landlord under this Lease, whether or not expressly denominated as "Rent", shall constitute "rent" for the purposes of
Section 502(b) (6) of the Bankruptcy Code.

      E. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord (including Base Rentals and other Rent hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust by Tenant or Tenant's bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

      F. If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed offer/assignment, setting forth 1. the name and address of such person or entity, 2: all of the terms and conditions of such offer, and 3. the adequate assurance to be provided Landlord to assure such person's or entity's future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such persons or entity, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

      G. To the extent permitted by law, Landlord and Tenant agree that this Lease is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of Sections 365(c) and 365(e) (2) of the Bankruptcy Code.

   XXVII. QUIET ENJOYMENT. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms of this Lease (including, without limitation, Article XXX hereof), provided that Tenant pays the Rent herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Landlord's interest hereunder.

   XXVIII. RELOCATION. Landlord, at its expense, shall be entitled to cause Tenant to relocate from the Premises to comparably improved space (including similarly configured computer, training and demonstration rooms) containing at least the same Rentable Area as the Premises (the "Relocation Space") within the Building one (1) time during the initial Lease Term and, if Tenant exercises its Option to Extend, one (1) time during the Renewal Term, upon ninety (90) days prior written notice to Tenant, provided that the Relocation Space shall be located on or above the fourth (4th) floor of the Building. Notwithstanding the foregoing, if Landlord provides Tenant with a notice of relocation during the last fifteen (15) months of the Lease Term or of the Renewal Term, Tenant shall have the right to terminate this Lease by giving notice to Landlord within ten
(10) days after the date of Landlord's notice of relocation to Tenant. Such termination shall be effective ninety (90) days after the date of Landlord's notice of relocation, provided that Landlord, within ten (10) days after receipt of Tenant's notice of termination, shall have the right to withdraw its notice of relocation. In such event, this Lease shall continue in full force and effect as if Landlord had never provided Tenant with notice of relocation. Landlord agrees to reimburse Tenant for all reasonable costs actually incurred in connection with the Relocation, including, but not limited to, the cost of reprinting existing stationery and business cards, moving telephone and data cabling, graphics and similar Items of expense. Such a relocation shall not affect this Lease except that from and after the date of such relocation, "Premises" shall refer to the Relocation Space into which Tenant has been moved, rather than the original Premises as herein defined, and the Base Rental shall be adjusted so that immediately following such relocation the Base Rental for the Relocation Space per annum on a per square foot of Rentable Area basis shall be the same as the Base Rental per annum immediately prior to such relocation for the original Premises on a per square foot of Rentable Area basis, provided that the Base Rental and Additional Base Rental for the Relocation Space shall in no event exceed the Base Rental and Additional Base Rental for the original Premises. Notwithstanding the foregoing, Landlord shall not be entitled to relocate Tenant in the event the Rentable Area of the Premises becomes 15,000 or more square feet.

   XXIX. HOLDING OVER. In the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to Articles XXII and XXIII hereof, occupancy of the Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year, but Tenant shall, throughout the entire holdover period, pay rent (on a per month basis without reduction for any partial months during any such holdover) equal to 150% the sum of the Base Rental and Additional Base Rental due for the period immediately preceding such holding over, provided if the holding over continues for more than thirty (30) days, effective as of the thirty-first day, holdover rent shall increase to 200% of the sum of the Base Rental and Additional Base Rental due for the period immediately preceding such holding over, provided that in no event shall Base Rental and Additional Base Rental during the holdover period be less than the fair market rental for the Premises. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the term of this Lease shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise. Tenant shall be liable to Landlord for all damage, including any consequential damage, which Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. Notwithstanding the foregoing, Tenant shall not be liable for consequential damages unless the holdover continues for thirty (30) or more days after the termination of this Lease or Tenant's right to possession.

   XXX. SUBORDINATION TO MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, ground lease or other lien presently existing or hereafter arising upon the Premises, or upon the Building and/or the Property and to any renewals, modifications, refinancing and extensions thereof (any such mortgage, deed of trust, lease or other lien being hereinafter referred to as a "Mortgage", and the person or entity having the benefit of same being referred to hereinafter as a "Mortgagee"), but Tenant agrees that any such Mortgagee shall have the right at any time to subordinate such Mortgage to this Lease on such terms and subject to such conditions as such Mortgagee may deem appropriate in its discretion. This clause shall be self-operative and no further instrument of subordination shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any Mortgage, and Tenant agrees upon demand to execute such further instruments subordinating this Lease, acknowledging the subordination of this Lease or attorning to the holder of any such Mortgage as Landlord may request. Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord's then current mortgagee on such mortgagee's then current standard form of agreement, a copy of which is attached hereto as Exhibit H. Upon request of Landlord, Tenant will execute the mortgages form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the mortgagee. Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder. The terms of this Lease are subject to approval by the Landlord's existing lander(s) and any lender(s) who, at the time of the execution of this Lease, have committed or are considering committing to Landlord to make a loan secured by all or any portion of the Property, and such approval is a condition precedent to Landlord's obligations hereunder. In the event that Tenant should fail to execute any subordination or other agreement required by this Article within fifteen (15) days of Landlord's request, Tenant hereby irrevocably constitutes Landlord as its attorney-in-tact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest in Landlord and is accordingly irrevocable. It any person shall succeed to all or part of Landlord's interests in the Premises whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if and as so requested or required by such successor-in-interest, Tenant shall, without charge, attorn to such successor-in-interest. Tenant agrees that it will from time to time upon request by Landlord and, within fifteen (15) days of the date of such request, execute and deliver to such persons as Landlord shall request an estoppel certificate or other similar statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

   XXXI. ATTORNEY'S FEES. In the event that Landlord should retain counsel and/or institute any suit against Tenant for violation of or to enforce any of the covenants or conditions of this Lease, or should Tenant institute any suit against Landlord for violation of any of the covenants or conditions of this Lease, or should either party intervene in any suit in which the other is a party to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to all of its costs, expenses and reasonable fees of its attorney(s) (if and to the extent permitted by law) in connection therewith.

   XXXII. NOTICE. Whenever any demand, request, approval, consent or notice ("Notice") shall or may be given to either of the parties by the other, each such Notice shall be in writing and shall be sent by registered or certified mail with return receipt requested, or sent by overnight courier service (such as Federal Express) at the respective addresses of the parties for notices as set forth in Section I.A.6. of this Lease, provided that if Tenant has vacated the Premises or is in default of this Lease Landlord may serve Notice by any manner permitted by Law. Any Notice under this Lease delivered by registered or certified mail shall be deemed to have been given and effective on the earlier of (a) the third day following the day on which the same shall have been mailed with sufficient postage prepaid or (b) the delivery date indicated on the return receipt Notice sent by overnight courier service shall be deemed given and effective upon the day after such notice is delivered to or picked up by the overnight courier service. Either party may, at any time, change its Notice Address by giving the other party Notice stating the change and setting forth the new address.

   XXXIII. LANDLORD'S LIEN. INTENTIONALLY OMITTED: The deletion of this Article XXXIII shall not be construed as a waiver of Landlord's lien rights as provided by law.

   XXXIV. EXCEPTED RIGHTS. This Lease does not grant any rights to light or air over or about the Building. Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions of the Premises, all rights to and the land and improvements below the improved floor level of the Premises, the improvements and air rights above the Premises and the improvements and air rights located outside the demising walls of the Premises, and such areas within the Premises as are required for installation of utility lines end other installations required to serve any occupants of the Building and the right to maintain and repair the same, and no rights with respect thereto are conferred upon Tenant unless otherwise specifically provided herein. Landlord further reserves to itself the right from time to time: A. to change the Building's name or street address; B. to install, fix and maintain signs on the exterior and interior of the Building; C. to designate and approve window coverings; D. to make any decorations, alterations, additions, improvements to the Building, or any part thereof (including the Premises) which Landlord shall desire, or deem necessary for the safety, protection, preservation or improvement of the Building, or as Landlord may be required to do by law, subject to the terms of
Article XII hereof; E. to have access to the Premises to perform its duties and obligations and to exercise its rights under this Lease; F. to retain at all times and to use pass-keys to all locks within and into the Premises; G. to approve the weight, size, or location of heavy equipment, articles in and about the Premises; H. to close or restrict access to the Building at all times other than Normal Business Hours subject to Tenant's right to admittance at all times under such regulations as Landlord may prescribe from time to time, or to close (temporarily or permanently) any of the entrances to the Building, provided that Landlord, subject to a temporary closure pursuant to Article XIX hereof shall always provide Tenant with suitable ingress and egress to and from the Premises;
I. to change the arrangement and/or location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building; and J. to grant to anyone the exclusive right to conduct any business or undertaking in the Building, provided that in the granting of such exclusive rights shall not (i) restrict or interfere with Tenant's ability to conduct its business in the Premises, or (2) require Tenant to do business with any other Building Tenant. Landlord, in accordance with Article XII hereof, shall have the right to enter the Premises in connection with the exercise of any of the rights set forth herein and such entry into the Premises and the performance of any work therein shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

   XXXV. SURRENDER OF PREMISES. At the expiration or earlier termination of this Lease or Tenant's right of possession hereunder, Tenant shall quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and casualty damage excepted. If Tenant fails to remove any of Tenant's Property within three (3) days after the termination of this Lease or Tenant's right to possession hereunder, such Tenant's Property, or any portion thereof designated by Landlord, shall at Landlord's option, and without notice to Tenant, (a) be conclusively presumed to have been abandoned by Tenant and title to such items shall pass to Landlord, and/or (b) be removed and/or stored by Landlord at the risk, cost and expense of Tenant and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all expenses caused by such removal and all storage charges against such property so long as the same shall be in the possession of Landlord or under the control of Landlord.

   XXXVI. MISCELLANEOUS.

      A. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

      B. Tenant agrees not to record this Lease or any memorandum hereof without Landlord's prior written consent.

      C. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.

      D. Events of "Force Majeure" shall include strikes, riots, acts of God, shortages of labor or materials and war. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, as the case may be, other than the payment of Rent or any other sums due hereunder, such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

      E. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

      F. Tenant hereby represents to Landlord that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant harmless from all claims of any brokers, including Koll Marketing Group, claiming to have represented Landlord in connection with this Lease.

      G. If there is more than one Tenant, or if the Tenant is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint-and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

      H. In the event Tenant is a corporation (including any form of professional association), partnership (general or limited), or other form of organization other than an individual, then each individual executing or attesting this Lease on behalf of Tenant hereby covenants, warrants and represents: 1. that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; 2. that this Lease is binding upon Tenant; 3. that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located; 4. that upon request, Tenant will provide Landlord with true and correct copies of all organizational documents of Tenant, and any amendments thereto; and 5. that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound. If Tenant is a corporation, Tenant will, upon ten (10) days prior written request, deliver to Landlord a copy of a resolution of Tenant's board of directors authorizing or ratifying the execution and delivery of this Lease, which resolution will be duly certified to Landlord's satisfaction by the secretary or assistant secretary of Tenant.

      I. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease. At any time during the Lease Term, Tenant shall provide Landlord, upon ten (10) days' prior written notice from Landlord, with a current annual report and annual report of the two
(2) years prior to the current financial statement year. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

      J. Except as expressly otherwise herein provided, with respect to all required acts of Landlord and Tenant, time is of the essence of this Lease. This Lease shall create the relationship of Landlord and Tenant between the parties hereto, and no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to purchase or sale, which may not be assigned by Tenant except as expressly provided in this Lease.

       K. This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and Tenant and their respective permitted successors and assigns.

      L. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant's obligations accruing prior to the expiration of the Lease Term.

      M. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no effect upon the construction or interpretation of any part hereof.

      N. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant and an original Guaranty, if any, executed by each Guarantor is delivered to end accepted by Landlord, and this Lease has been approved by Landlord's Mortgages, if required.

   XXXVII. ENTIRE AGREEMENT. This Lease Agreement, including the following
Exhibits:

  Exhibit A    -   Outline and Location of Premises

  Exhibit A-2  -   Outline and Location of Property

  Exhibit B-1  -   Schedule of Base Rental

  Exhibit B-2  -   Payment of Basic Costs

  Exhibit C    -   Work Letter Agreement (if required)

  Exhibit D    -   Rules and Regulations

  Exhibit E    -   Additional Terms

  Exhibit F    -   Parking Agreement

  Exhibit G    -   Cleaning Specifications

  Exhibit H    -   Subordination Non-Disturbance and Attornment Agreement

  Exhibit I    -   Secondary Sign Location

constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease. TENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT LANDLORD HAS NOT MADE AND IS NOT MAKING, AND TENANT, IN EXECUTING AND DELIVERING THIS LEASE, IS NOT RELYING UPON, ANY WARRANTIES, REPRESENTATIONS, PROMISES OR STATEMENTS, EXCEPT TO THE EXTENT THAT THE SAME ARE EXPRESSLY SET FORTH IN THIS LEASE. ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THE PARTIES ARE MERGED IN THIS LEASE WHICH ALONE FULLY AND COMPLETELY EXPRESSES THE AGREEMENT OF THE PARTIES, NEITHER PARTY RELYING UPON ANY STATEMENT OR REPRESENTATION NOT EMBODIED IN THIS LEASE. THIS LEASE MAY BE MODIFIED ONLY BY A WRITTEN AGREEMENT SIGNED BY LANDLORD AND TENANT. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, SUITABILITY, FITNESS FOR A

PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE ALL OF WHICH ARE HEREBY WAIVED BY TENANT, AND THAT THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

WITNESS/ATTEST:                      LANDLORD: ZML-2010 IRVINE LIMITED
                                     PARTNERSHIP, a Delaware limited partnership

/s/ Angel Rivera                     BY: EQUITY OFFICE HOLDINGS, LLC, as agent
-----------------------------
Name (print): ANGEL RIVERA
                                         By: /s/ Richard J. Berk
_____________________________                ------------------------
Management
                                         Name: Richard J. Berk

Name (print):________________            Title: Vice-president, Asset

WITNESS/ATTEST:                      TENANT: PEOPLESOFT, INC., a Delaware
                                     corporation
/s/ [ILLEGIBLE]
-----------------------------        By: /s/ Ronald E.F. Codd
                                         ---------------------------------
Name (print): [ILLEGIBLE]

/s/ [ILLEGIBLE]                      Name: Ronald E.F. Codd
-----------------------------

Name (print): [ILLEGIBLE]            Title: Chief Financial Officer

                                    EXHIBIT A

                                    PREMISES

      This Exhibit is attached to and made a part of the Lease dated October 6, 1995, by and between ZML-2010 IRVINE LIMITED PARTNERSHIP ("Landlord") by Equity Office Holdings, LLC, a Delaware limited liability company, its agent, and PEOPLESOFT, INC., a Delaware Corporation ("Tenant") for space in the Building located at 2010 Main Street, Irvine, California.

                             Suite Nos.: 450 and 460
                  Rentable Area of the Premises: 10,880 sq. ft.
                   Target Commencement Date: December 1, 1995

                        [RENTABLE AREA OF THE PREMISES]

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Exhibit in multiple original counterparts as of the day and year first above written.

WITNESS/ATTEST:                       LANDLORD: ZML-2010 IRVINE LIMITED
                                      PARTNERSHIP, a Delaware limited
                                      partnership

/s/ Angel Rivera                      BY: EQUITY OFFICE HOLDINGS, LLC, as agent
-----------------------------
Name (print): ANGEL RIVERA
                                      By: /s/ Richard J. Berk
__________________________                ------------------------

Name (print):_____________            Name: Richard J. Berk

WITNESS/ATTEST:                       Title: Vice-president, Asset Management

/s/ [ILLEGIBLE]                       TENANT: PEOPLESOFT, INC., a Delaware
--------------------------            corporation

Name (print): [ILLEGIBLE]             By: /s/ Ronald E.F. Codd
                                          ---------------------------------
/s/ [ILLEGIBLE]
--------------------------            Name: Ronald E.F. Codd

Name (print): [ILLEGIBLE]             Title: Chief Financial Officer

                                   EXHIBIT A-2

                        OUTLINE AND LOCATION OF PROPERTY

      This Exhibit is attached to and made a part of the Lease dated October 6, 1995, by and between ZML-2010 IRVINE LIMITED PARTNERSHIP ("Landlord") by Equity Office Holdings, LLC, a Delaware limited liability company, its agent, and PEOPLESOFT, INC., a Delaware corporation ("Tenant") for space in the Building located at 2010 Main Street, Irvine, California.

                       [OUTLINE AND LOCATION OF PROPERTY]

                                   EXHIBIT B-1

                            SCHEDULE OF BASE RENTAL

      This Exhibit is attached to and made a part of the Lease dated October 6, 1995, by and between ZML-2010 IRVINE LIMITED PARTNERSHIP ("Landlord") by Equity Office Holdings, LLC, a Delaware limited liability company, its agent, and PEOPLESOFT, INC., a Delaware corporation ("Tenant") for space in the Building located at 2010 Main Street, Irvine, California.

      A. Tenant shall pay Landlord the sum of Nine Hundred Forty-Six Thousand Five Hundred Sixty and no/100 Dollars ($946,560.00) as Base Rental for the Lease Term in monthly installments as follows (except to the extent such schedule is adjusted as provided below):

        1. Twenty-four (24) equal monthly installments of $15,232.00 each payable on or before the first day of each month during the period beginning December 1, 1995, and ending November 30, 1997.

        2. Twelve (12) equal monthly installments of $15,776.00 each payable on or before the first day of each month during the period beginning December 1, 1997, and ending November 30, 1998.

        3. Twenty-four (24) equal monthly installments of $16,320.00 each payable on or before the first day of each month during the period beginning December 1, 1998, and ending November 30, 2000.

      B. Landlord and Tenant acknowledge that the foregoing schedule is based on the assumption that the Lease Term will commence on the Target Commencement Date. If the Lease Term does not commence on the Target Commencement Date, the beginning and ending dates set forth above with respect to the payment of any installment(s) of Base Rental shall be appropriately adjusted on a per diem basis and set forth in the Commencement Letter to be prepared by Landlord. In the event that the Base Rental rate adjusts (up or down) on any day other than the first day of the month, Base Rental for the month on which such adjustment occurs shall be determined based on the number of days in such month for which each particular Base Rental rate is applicable.

      For example, by way of illustration only, assume that tenant is required to pay base rental pursuant to the following schedule based on a lease term of two years and a target commencement date of January 1, 1992:

         1. 12 equal installments of $100.00 each payable on or before the first day of each month during the period beginning January 1, 1992 and ending December 31, 1992; and

         2. 12 equal monthly installments of $200.00 each payable on or before the first day of each month during the period beginning January 1, 1993 and ending December 31, 1993.

      If the actual commencement date is determined to be January 15, 1992, the base rental schedule shall be adjusted as follows:

         1. 1 partial monthly installment of $54.91 ($3.23 (per day) X 17 (# of days)) payable on or before January 15, 1992 with respect to the period beginning January 15, 1992 and ending January 31, 1992; and

         2. 11 equal monthly installments of $100.00 each payable on or before the first day of each month during the period beginning February 1, 1992 and ending December 31, 1992; and

         3. 1 monthly installment of $154.87 ([$3.23 X 14] + [$6.45 X 17])
            payable on or before January 1, 1993 with respect to the period beginning January 1, 1993 and ending January 31, 1993; and

         4. 11 equal monthly installments of $200.00 each payable on or before the first day of each month during the period beginning February 1, 1993 and ending December 31, 1993; and

         5. 1 partial monthly installment of $90.30 ($6.45 X 14) payable on or before January 1, 1994 with respect to the period beginning January 1, 1994 and ending January 14, 1994, provided if Landlord elected to extend the Lease Term for an additional 17 days so that the Termination Date fell on January 31, 1994, Tenant shall pay Landlord a monthly installment of $200.00 for the period beginning January
            1, 1994 and ending January 31, 1994.

      C. All such Base Rental shall be payable by Tenant in accordance with the terms of Article V of the Lease.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Exhibit in multiple original counterparts as of the day and year first above written.

WITNESS/ATTEST:                       LANDLORD: ZML-2010 IRVINE LIMITED
                                      PARTNERSHIP, a Delaware limited
                                      partnership

/s/ Angel Rivera                      BY: EQUITY OFFICE HOLDINGS LLC, as agent
-----------------------------
Name (print): ANGEL RIVERA
                                      By: /s/ Richard J. Berk
_____________________________             ----------------------------------

                                      Name: Richard J. Berk

Name (print):________________         Title: Vice-President, Asset Management

WITNESS/ATTEST:                       TENANT: PEOPLESOFT, INC., a Delaware
                                      corporation
/s/ [ILLEGIBLE]
--------------------------            By: /s/ Ronald E.F. Codd
                                              -----------------------------
Name (print): [ILLEGIBLE]
                                      Name: Ronald E.F. Codd
/s/ [ILLEGIBLE]
--------------------------            Title: Chief Financial Officer

Name (print): [ILLEGIBLE]

                                   EXHIBIT B-2

                             PAYMENT OF BASIC COSTS

      This Exhibit is attached to and made a part of the Lease dated October 6, 1995, by and between ZML-2010 IRVINE LIMITED PARTNERSHIP ("Landlord") by Equity Office Holdings, LLC, a Delaware limited liability company, its agent, and PEOPLESOFT, INC., a Delaware corporation ("Tenant") for space in the Building located at 2010 Main Street, Irvine, California.

      BASIC COST ADJUSTMENT. During each calendar year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Base Rental hereunder Tenant's Pro Rata Share of the amount, if any, by which Basic Costs (as defined below) for the applicable calendar year exceed the Basic Costs for the Base Year (the "Excess"). For purposes hereof, the "Base Year" shall mean the calendar year 1996. Commencing January 1, 1997 and continuing thereafter, prior to January 1 of each calendar year during the Lease Term, or as soon thereafter as practical, Landlord shall make a good faith estimate of the Excess for the applicable calendar year. On or before the first day of each month during such calendar year, Tenant shall pay Landlord, as Additional Base Rental, a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the Excess. Landlord shall have the right from time to time during any such calendar year to revise the estimate of the Excess for such year and provide Tenant with a revised statement therefor, and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Excess by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year's estimate until such time as Landlord provides Tenant with an estimate of the Excess for the current year. Upon receipt of such current year's estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Base Rental based on the previous years estimate of the Excess. Tenant shall pay Landlord for any underpayment upon demand. Any overpayment shall, at Landlord's option, be refunded to Tenant or credited against the installment of Additional Base Rental due for the month immediately following the furnishing of such estimate. Any amounts paid by Tenant based on any estimate shall be subject to adjustment pursuant to Paragraph A below, when actual Basic Costs are determined for such calendar year.

      A. Basic Costs Reconciliation. As soon as is practical following the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Costs and the actual Excess for the previous calendar year. Landlord shall use reasonable efforts to furnish such statement on or before May 1 of each year. If for any calendar year the Additional Base Rental collected for the prior year, as a result of Landlord's estimate of Basic Costs, is in excess of Tenant's actual Pro Rata Share of the Excess for such prior year, then Landlord shall refund to Tenant any overpayment (or at Landlord's option, apply such amount against Additional Base Rental due or to become due hereunder). In the event there are less than two (2) months remaining in the Lease Term, and provided Tenant is not in default, Landlord shall refund any overpayment to Tenant within thirty (30) days of issuance of Landlord's statement. Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year, whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease.

      B. Basic Costs Defined. Basic Costs shall mean the sum of (y) all direct and indirect costs and expenses paid or incurred in each calendar year in connection with operating, maintaining, repairing, managing and owning the Premises, the Building, and the Property (inclusive of the Exterior Common Areas hereinafter defined), and (z) the Building's allocable percentage of the direct and indirect costs of operating and maintaining the Project imposed upon the Building, all costs, fees or other amounts payable by Landlord as Landlord's pro rata share of expenses to any association established for the Project for the maintenance of all common areas, inclusive of related costs which are the responsibility of any association on behalf of Landlord and other owners in the Project, and all fees payable to the company or the association, if applicable, managing the parking areas within the Project, including, without limitation, the following:

            (i) All labor costs for all persons performing services required or utilized in connection with the operation, repair and maintenance of and control of access to the Building and the Property, including but not limited to amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, workmen's compensation insurance, uniforms, disability benefits, pensions, hospitalization, retirement plans, group insurance or any other similar or like expenses incurred under the provisions of any collective bargaining agreement.

            (ii) All management fees not to exceed 3%, the cost of maintaining a management office at the Project not to exceed 1,500 square feet at fair market rent, and all fees for accounting services, legal fees not attributable to leasing and collection activity and other administrative costs relating to the Building, the Property, and the Project.

            (iii) All rental and/or purchase costs of materials, supplies, hand tools and equipment used in the operation, repair, replacement and maintenance and the control of access to the Building, the Property, and the Project.

            (iv) All amounts charged to Landlord by contractors and/or suppliers for services, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, replacement of and control of access to any part of the Building, the Property, and/or the Project generally, including the heating, air conditioning, ventilating, plumbing, electrical, elevator and other systems.

            (v) All premiums and deductibles paid by Landlord for fire and extended coverage insurance, earthquake and extended coverage insurance, liability and extended coverage insurance, rental loss insurance, elevator insurance, boiler insurance and other insurance customarily carried from time to time by lessors of comparable office buildings or required to be carried by Landlord's Mortgagee.

            (vi) Charges for all utilities, including but not limited to water, electricity, gas and sewer, but excluding those charges for which tenants are individually responsible.

            (vii) Taxes, including (i) all real estate taxes and assessments on the Project, Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes,
(ii) all personal property taxes for the Building's or Project's personal property, including license expenses, (iii) all franchise fees, (iv) all taxes imposed on services of Landlord's agents and employees, (v) all sales, use or other tax, excluding state and/or federal income tax, now or hereafter imposed by any governmental authority upon Rent received by Landlord, (vi) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Project, the Property, and/or the Building or its contents or on the operation and use thereof (except as relate to specific tenants), and (vii) all costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Project and/or the Building, but excluding income taxes.

Notwithstanding the foregoing to the contrary, if, the Building and or Property is reassessed pursuant to Proposition 13 as a result of the first sale, hypothecation, improvement, or other transfer or any other reason (other than the acquisition of the Building by ZML-2010 Irvine Limited Partnership, a Delaware limited partnership), for purposes of calculating Tenant's Pro Rata Share of Basic Costs, the increase in the real estate tax portion of Taxes resulting from such reassessment (the "Increase") shall be limited, if at all, during and following the year of reassessment in accordance with the following schedule:

      Lease Period:             Percentage of Pass-Through for Lease Year

      Months 1 thru 30:           0%
      Months 31 thru 60:         50%

      Renewals or Extension of
      Lease Term, if any:       100%

            (viii) All landscape expenses and costs of repairing, resurfacing and striping of the parking areas of the Project and/or Property, if any.

            (ix) Cost of all maintenance service agreements, including those for equipment, alarm service, window cleaning, drapery or venetian blind cleaning, janitorial services, pest control, uniform supply, landscaping, and any parking equipment.

            (x) Cost of all other repairs, replacements and general maintenance of the Project, the Property and the Building neither specified above nor directly billed to tenants.

            (xi) The amortized cost of capital improvements made to the Project, Building or the Property which are primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Property or Building or which are required to comply with any laws, rules or regulations of any governmental authority, the cost of such items to be amortized over a period of at least five (5) years and shall, at Landlord's option include interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the capital improvement in question as of the date such capital improvement is performed.

      C. "Exterior Common Areas" shall mean those areas of the Property which are not located within the Building and which are provided and maintained for the use and benefit of Landlord and tenants of the Building generally and the employees, invitees and licensees of Landlord and such tenants, including, without limitation, any parking garage, surface parking, fountains, artificial lakes, sidewalks, walkways, plaza, roads, loading and unloading areas, trash areas, and landscapes.

      D. Exclusions From Basic Costs. Basic Costs shall not include the cost of capital improvements (except as above set forth), depreciation, interest (except as provided above with respect to the amortization of capital improvements), lease commissions, and principal payments on mortgage and other non-operating debts of Landlord. Basic Costs shall also exclude:

            1) Repairs or other work occasioned by (i) fire, windstorm, or other casualty of the type which Landlord has insured (to the extent that Landlord has received insurance proceeds and provided that the amount of any deductible paid by Landlord shall be included in Basic Costs), or (ii) the exercise of the right of eminent domain (to the extent that such repairs or other work are covered by the proceeds of the award, if any, received by Landlord);

            2) Leasing commissions, brochures, marketing supplies, attorney's fees, costs, and disbursements and other expenses incurred in connection with negotiation of leases with prospective tenants;

            3) Rental concessions granted to specific tenants and expenses incurred in renovating or otherwise improving or decorating, painting, or redecorating space for specific tenants, other than ordinary repairs and maintenance provided to all tenants;

            4) Landlord's costs of electricity and other services sold or provided to tenants in the Building and for which Landlord is entitled to be reimbursed by such tenants as a separate additional charge or rental over and above the base rental or additional base rental payable under the lease with such tenant;

            5) Overhead and profit increment paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Building and\or Premises to the extent only that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience;

            6) All items (including repairs) and services for which Tenant or other tenants pay directly to third parties or for which Tenant or other tenants reimburse Landlord (other than through Basic Costs);

            7) Advertising and promotional expenditures;

            8) Costs incurred in connection with the sale, financing, refinancing, mortgaging or sale of the Building or Property, including brokerage commissions, attorneys' and accountants' fees, closing costs, title insurance premiums, transfer taxes and interest charges;

            9) Costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payments of taxes, utility bills and other costs incurred by Landlord's failure to make such payments when due unless such failure is due to Landlord's good faith and reasonable efforts in contesting the amount of such payments;

            10) Costs incurred by Landlord for trustee's fees, partnership organizational expenses and accounting fees to the extent relating to Landlord's general corporate overhead and general administrative expenses;

            11) Any penalties or liquidated damages that Landlord pays to Tenant under this Lease or to any other tenants in the Development under their respective leases;

            12) Attorney's fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants or other occupants of the Building or with prospective tenants (other than attorney's fees, costs and disbursements and other expenses incurred by Landlord in seeking to enforce Building rules and regulations).

      E. Occupancy. Notwithstanding any language in the Lease seemingly to the contrary, if the Building and/or the Project is not fully occupied during any calendar year of the Lease Term, actual Basic Costs for purposes of this Exhibit B-2 shall, at Landlord's option, be determined as if the Building and/or the Project had been fully occupied during such year.

      F. Audit Rights. Tenant, at its sole cost and expense, shall have the right, within ninety (90) days after receiving Landlord's statement of actual Basic Costs for a particular calendar year, to provide Landlord with written notice (the "Review Notice") of its intent to review Landlord's books and records relating to the Basic Costs for such year. Landlord, within thirty (30) days after receipt of the review Notice, shall make such books and records available to Tenant or Tenant's agent for its review at the office of the Building, provided that if Tenant retains an agent to review Landlord's books and records for any calendar year, such agent must be a CPA firm licensed to do business in the state in which the Building is located. If Tenant elects to review Landlord's books and records, within thirty (30) days after such books and records are made available to Tenant, Tenant shall have the right to give Landlord written notice stating in reasonable detail any objection to Landlord's statement of actual Basic Costs for such calendar year. If Tenant fails to give Landlord written notice of objection within such thirty (30) day period or fails to provide Landlord with a Review Notice within the ninety (90) day period provided above, Tenant shall be deemed to have approved such statements in all respects. Upon Landlord's receipt of a timely objection notice from Tenant, Landlord and Tenant shall work together in good faith to resolve the discrepancy between Landlord's statement and Tenant's review. If Landlord and Tenant determine that Basic Costs are less than reported, Landlord shall provide Tenant with a credit against future Additional Base Rental in the amount of such overpayment. Likewise, if Landlord and Tenant determine that Basic Costs are greater than reported, Tenant shall forthwith pay the amount of such underpayment to Landlord. In addition, if Landlord and Tenant determine that Basic Costs were less than stated by four percent (4%) then Landlord will pay the reasonable cost of such review by Tenant. Any information obtained by Tenant pursuant to the provisions of the Section shall be treated as confidential. Notwithstanding anything herein to the contrary, Tenant shall not be permitted to examine Landlord's books and records or to dispute any statement of Basic Costs unless Tenant has paid to Landlord the amount due as shown on Landlord's statement of actual Basic Costs, said payment being a condition precedent to said examination and/or dispute.

            IN WITNESS WHEREOF, Landlord and Tenant have executed this Exhibit in multiple original counterparts as of the day and year first above written.

WITNESS/ATTEST:                        LANDLORD:  ZML-2010 IRVINE LIMITED
                                       PARTNERSHIP, a  Delaware  limited
                                       partnership

                                       BY: EQUITY OFFICE HOLDINGS, LLC, as agent

/s/ Angel Rivera                       By: /s/ Richard J. Berk
-------------------------------------      -------------------------------------
Name (print): ANGEL RIVERA             Name: Richard J. Berk

 ____________________________________  Title: Vice-President, Asset Management

Name (print): _______________________

WITNESS/ATTEST:                        TENANT: PEOPLESOFT, INC., a Delaware
                                       corporation

/s/ [ILLEGIBLE]
-------------------------------------
                                       By /s/ Ronald E. F. Codd
                                          -----------------------------------

Name (print): [ILLEGIBLE]              Name: Ronald E. F. Codd

/s/ [ILLEGIBLE]                        Title: Chief Financial Officer
-------------------------------------

Name (print): [ILLEGIBLE]

                                    EXHIBIT C

                                   WORK LETTER

      This Exhibit is attached to and made a part of the Lease dated October 6, 1995, by and between ZML-2010 IRVINE LIMITED PARTNERSHIP ("Landlord") by Equity Office Holdings, LLC, a Delaware limited liability company, its agent, and PEOPLESOFT, INC., a Delaware corporation ("Tenant") for space in the Building located at 2010 Main Street, Irvine, California.

      1. This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the preparation of the Premises for Tenant's occupancy. All improvements described in this Work Letter to be constructed in and upon the Premises by Landlord are hereinafter referred to as the "Landlord Work." It is agreed that construction of the Landlord Work will be completed at Tenant's sole cost and expense, subject to the Allowance (as defined below). Landlord shall submit the plans for competitive bid to at least three (3) contractors approval by Landlord. Landlord shall award the Landlord Work to the lowest bidder, unless instructed otherwise by Tenant. Landlord shall enter into a direct contract for the" Landlord Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and\or approve of any subcontractors used in connection with the Landlord Work.

      2. Space planning, architectural and engineering (mechanical, electrical and plumbing) drawings for the Landlord Work shall be prepared at Tenant's sole cost and expense, subject to the Work Allowance. The space planning, architectural and mechanical drawings are collectively referred to herein as the "Plans".

      3. Tenant and Tenant's Architect shall devote such time in consultation with Landlord or Landlord's engineer as may be required to provide all information Landlord deems necessary in order to enable Landlord to complete, and obtain Tenant's written approval of Plans for the Landlord Work by no later than 5:00 p.m. on September 15, 1995. Tenant shall furnish any requested information and approve or disapprove any preliminary or final layout, drawings, or plans within two (2) Business Days after written request. Any disapproval shall be in writing and shall specifically set forth the reasons for such disapproval. Tenant's failure to provide Landlord with any such approval or disapproval within two (2) Business Days shall be deemed to be a Tenant Delay. All Plans shall be subject to Landlord's consent, which shall not be unreasonably withheld. Landlord's approval of the Plans and any revisions thereto or Landlord's supervision or performance of any work for or on behalf of the Tenant shall not be deemed to be a representation by Landlord that such Plans or the revisions thereto comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the improvements constructed in accordance with the Plans and any revisions thereto will be adequate for Tenant's use.

      4. In the event Landlord's estimate and/or the actual cost of construction shall exceed the Work Allowance, Landlord, prior to commencing any construction of Landlord Work, shall submit to Tenant a written estimate setting forth the anticipated cost of the Landlord Work, including but not limited to labor and materials, contractor's fees and permit fees. Within three (3) Business Days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes to the proposed Landlord Work. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

      5. In the event Landlord's estimate and/or the actual cost of construction shall exceed the Work Allowance, if any (such amounts exceeding the Allowance being herein referred to as the "Excess Costs"), Tenant shall pay to Landlord such Excess Costs within 30 days of demand. The statements of costs submitted to Landlord by Landlord's contractors shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease.

      6. If Tenant shall request any change, addition or alteration in any of the Plans after approval by Landlord, Landlord shall have such revisions to the drawings prepared, and Tenant shall reimburse Landlord for the cost thereof upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost, if any, which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant shall, within two (2) Business Days, notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested change, addition or alteration, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant's decision, in which event Tenant shall be responsible for any Delay in completion of the

Premises resulting therefrom. In the event such revisions result in a higher estimate of the cost of construction and/or higher actual construction costs which exceed the Work Allowance, such increased estimate or costs shall be deemed Excess Costs pursuant to Paragraph 5 hereof and Tenant shall pay such Excess Costs upon demand.

      7. Following approval of the Plans and the agreement by Tenant to pay the required portion of the Excess Costs, If any, Landlord shall cause the Landlord Work to be constructed substantially in accordance with the approved Plans. Landlord shall notify Tenant of substantial completion of the Landlord Work.

      8. Landlord, provided Tenant is not in default agrees to provide Tenant with an allowance (the "Work Allowance") in an amount not to exceed One Hundred Forty-One Thousand Three Hundred Thirty and no/100 Dollars ($141,330.00) to be applied toward the cost of the Landlord Work in the Premises, including Landlord's supervision fee of three percent (3%) of the cost of construction. In the event the Work Allowance shall not be sufficient to complete the Landlord Work, Tenant shall pay the Excess Costs as prescribed in paragraph 5, above. In the event the Work Allowance exceeds the cost of Landlord Work, any remaining Work Allowance shall be retained by Landlord, rt being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with regard to such otherwise unused portion of the Work Allowance.

      9. Notwithstanding the foregoing, in the event Tenant has used the entire Work Allowance provided above, Tenant provided it is not in default under this Lease shall have the right to borrow up to Forty-Seven Thousand One Hundred Ten and 00/100 Dollars ($47,110.00) (the "Additional Improvement Allowance") from Landlord in order to finance the cost of the additional improvements to the Premises and Tenant's Secondary Sign. Tenant shall not be entitled to apply any portion of the Additional Improvement Allowance as a credit against Base Rental coming due hereunder. Any Additional Improvement Allowance borrowed by Tenant hereunder shall be repaid to Landlord as Additional Base Rental in equal monthly installments over the then remaining portion of the initial Lease Term, together with interest at an annual rate equal to thirteen percent (13%). In the event that Tenant is in default under this Lease after the expiration of applicable cure periods, the entire unamortized balance of the Additional Improvement Allowance borrowed by Tenant shall become immediately due and payable and, except to the extent required by applicable law, shall not be subject to mitigation or reduction in connection with the reletting of the Premises by Landlord.

      10.This Exhibit C shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of this Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Exhibit in multiple original counterparts as of the day and year first above written.

WITNESS/ATTEST:                        LANDLORD; ZML-2010 IRVINE LIMITED
                                       PARTNERSHIP, a  Delaware limited
                                       partnership

                                       BY: EQUITY OFFICE HOLDINGS, LLC, as agent

/s/ Angel Rivera
------------------------------------   By: /s/ Richard J. Berk
                                           -----------------------------------
Name (Print): ANGEL RIVERA

____________________________________   Name: Richard J. Berk

                                       Title: Vice-President, Asset Management
Name (print): ______________________


WITNESS/ATTEST:                        TENANT: PEOPLESOFT, INC., a Delaware
                                       corporation

/s/ [ILLEGIBLE]
------------------------------------

Name (print): [ILLEGIBLE]              By: /s/ Ronald E.F. Codd
                                           -----------------------------------
/s/ [ILLEGIBLE]
------------------------------------   Name: Ronald E.F. Codd

Name (print): [ILLEGIBLE]              Title: Chief Financial Officer

                                   EXHIBIT D

                         BUILDING RULES AND REGULATIONS

      This Exhibit is attached to and made a part of the Lease dated October 6, 1995, by and between ZML-2010 IRVINE LIMITED PARTNERSHIP ("Landlord") by Equity Office Holdings, LLC, a Delaware limited liability company, its agent, and PEOPLESOFT, INC., a Delaware corporation ("Tenant") for space in the Building located at 2010 Main Street, Irvine, California.

      The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage associated therewith (if any), the Property and the appurtenances thereto:

      1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material of any nature shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in common areas or elsewhere in or about the Building or Property.

      2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not in any case be responsible therefor.

      3. Except as otherwise provided in Article X herein, no signs, advertisements or notices shall be painted or affixed on or to any windows, doors or other parts of the Building, except those of such color, size, style and in such places as shall be first approved in writing by Landlord. No nalls, hooks or screws shall be driven or Inserted into any part of the Premises or Building except by the Building maintenance personnel, nor shall any part of the Building be defaced by Tenant.

      4. Subject to Article XII, Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board listing all Tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

      5. Subject to Article XII, Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord's prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys shall be returned to Landlord at the expiration or earlier termination of this Lease.

      6. Tenant will refer to Landlord for Landlord's supervision, approval, and control all contractors, contractor's representatives, and installation technicians rendering any service to Tenant, before performance of any contractual service. Such supervisory action by Landlord shall not render Landlord responsible for any work performed for Tenant. This provision shall apply to all work performed in the Building, including but not limited to the installation of telephones, computer wiring, cabling, equipment, electrical devices, attachments and installations of any nature. Tenant shall be solely responsible for complying with all applicable laws, codes and ordinances pursuant to which said work shall be performed.

      7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be at no charge during Normal Business Hours, and restricted to hours reasonably designated by Landlord. Tenant must seek Landlord's prior approval by providing in writing a detailed listing of any such activity. If approved by Landlord, such activity shall be under the supervision of Landlord and performed in the manner stated by Landlord. Landlord may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk for damage to articles moved and injury to any persons resulting from such activity. If any equipment, property, and/or personnel of Landlord or any of any other tenant is damaged or injured as a result of or in connection with such activity. Tenant shall be solely liable for any and all damage or loss resulting therefrom.

      6. Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment or items, which in all cases shall not in the opinion of Landlord exceed acceptable floor loading and weight distribution requirements. All damage done to the Building by the installation or removal of any property of Tenant, or done by Tenant's property while in the Building, shall be repaired at the expense of Tenant.

      9. Corridor doors, when not in use, shall be kept closed.

      10. Tenant shall not: (i) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (ii) solicit business or distribute, or cause to be distributed, in any portion of the Building any handbills, promotional materials or other advertising; or (iii) conduct or permit any other activities in the Building that might constitute a nuisance.

      11. No animals, except seeing eye dogs, shall be brought into or kept in, on or about the Premises.

      12. No inflammable, explosive or dangerous fluid or substance shall be used or kept by Tenant in the Premises or Building. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or hereafter considered toxic or hazardous under the provisions of 42 U.S.C.
Section 9601 et seq. or any other applicable environmental law which may now or hereafter be in effect. If Landlord does give written consent to Tenant pursuant to the foregoing sentence, Tenant shall comply with all applicable laws, rules and regulations pertaining to and governing such use by Tenant, and shall remain liable for all costs of cleanup or removal in connection therewith.

      13. Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises or the Building; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

      14. Tenant shall not take any action which would violate Landlord's labor contracts affecting the Building or which would cause any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Landlord or any other tenant or occupant of the Building or with the rights and privileges of any person lawfully in the Building. Tenant shall take any actions necessary to resolve any such work stoppage, picketing, labor disruption, dispute or interference and shall have pickets removed and, at the request of Landlord, immediately terminate at any time any construction work being performed in the Premises giving rise to such labor problems, until such time as Landlord shall have given its written consent for the resumption of such work. Tenant shall have no claim for damages of any nature against Landlord or any of the Landlord Related Parties in connection therewith, nor shall the date of the commencement of the Term be extended as a result thereof.

      15. INTENTIONALLY OMITTED.

      16. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Landlord, taking into consideration the overall electrical system and the present and future requirements therefor in the Building. Tenant shall not furnish any cooling or heating to the Premises, including, without limitation the use of any electronic or gas heating devices, without Landlord's prior written consent.

      17. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant's employees, and then only if such operation does not violate the lease of any other tenant of the Building.

      16. Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

      19. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents. Tenant, Tenant's agents, employees, contractors, guests and invitees shall comply with Landlord's reasonable requirements relative thereto.

      20. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's opinion may tend to impair the reputation of the Building or its desirability for Landlord or other tenants. Upon written notice from Landlord, Tenant will retrain from and/or discontinue such publicity immediately.

      21. Tenant shall carry out Tenant's permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

      22. Canvassing, soliciting, and peddling in or about the Building is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

      23. At no time shall Tenant permit or shall Tenant's agents, employees, contractors, guests, or invitees smoke in any common area of the Building, unless such common area has been declared a designated smoking area by Landlord.

      24. Tenant shall observe Landlord's rules with respect to maintaining standard window coverings at all windows in the Premises so that the Building presents a uniform exterior appearance. Tenant shall ensure that to the extent reasonably practicable, window coverings are closed on all windows in the Premises while they are exposed to the direct rays of the sun.

      25. All deliveries to or from the Premises shall be made only at such times, in the areas and through the entrances and exits designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner which may interfere with the use by any other tenant of its premises or of any common areas, any pedestrian use of such area, or any use which is inconsistent with good business practice.

      26. The work of cleaning personnel shall not be hindered by Tenant after 6:00 p.m., and such cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste end rubbish receptacles necessary to prevent unreasonable hardship to Landlord regarding cleaning service.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Exhibit in multiple original counterparts as of the day and year first above written.

WITNESS/ATTEST:                        LANDLORD: ZML-2010 IRVINE LIMITED
                                       PARTNERSHIP, a Delaware limited
                                       partnership

                                       BY: EQUITY OFFICE HOLDINGS, LLC, as agent
/s/ Angel Rivera
-----------------------------------
                                       By: /s/ Richard J. Berk
Name (print):______________________        -----------------------------------

___________________________________    Name: Richard J. Berk

                                       Title: Vice-President, Asset Management

Name (print):______________________    TENANT: PEOPLESOFT, INC., a Delaware,
                                       corporation

WITNESS/ATTEST:

/s/ [ILLEGIBLE]
-----------------------------------

Name (print): [ILLEGIBLE]             By: /s/ Ronald E.F. Codd
                                           -----------------------------------

/s/ [ILLEGIBLE]
------------------------------------  Name: Ronald E.F. Codd

Name (print): [ILLEGIBLE]             Title: Chief Financial Officer

                                    EXHIBIT E

                                ADDITIONAL TERMS

      This Exhibit is attached to and made a part of the Lease dated October 6, 1995, by and between ZML-2010 IRVINE LIMITED PARTNERSHIP ("Landlord") by Equity Office Holdings, LLC, a Delaware limited liability company, its agent, and PEOPLESOFT, INC., a Delaware corporation ("Tenant") for space in the Building located at 2010 Main Street, Irvine, California.

1.    Option to Extend:

      A. Tenant shall have the right to extend the Lease Term for one additional period of forty-eight (48) or sixty (60) months (the "Renewal Term") If:

            1. Landlord receives notice of exercise, Including Tenant's election of a fortyeight (48) or sixty (60) month Renewal Term ("Initial Renewal Notice") not earlier than nine (9) and no later than seven
            (7) full calendar months prior to the expiration of the initial Lease Term and Binding Notice (hereinafter defined) not more than fifteen (15) days following Tenant's receipt of Landlord's determination of Prevailing Market rate (hereinafter defined); and

            2. Tenant is not in default beyond any applicable cure period(s) under the Lease at the time that Tenant delivers its Initial Renewal Notice and Binding Renewal Notice; and

            3. No part of the Premises is sublet, other than pursuant to Corporate Transfer, at the time that Tenant delivers its Initial Renewal Notice and Binding Renewal Notice; and

            4. The Lease has not been assigned, other than pursuant to Corporate Transfer, on the date that Tenant delivers its Initial Renewal Notice and on the date Tenant delivers its Binding Renewal Notice; and

            5. Tenant executes and returns the Renewal Amendment (hereinafter defined) within fifteen (15) days after its submission to Tenant.

      B. The initial Base Rental rate per rentable square foot for the Premises during the Renewal Term shall equal the greater of (1) the annual Base Rental rate per rentable square foot for the Premises for the last year of the initial Lease Term; and (2) the Prevailing Market rate (hereinafter defined) per rentable square foot.

      If Base Rental is determined pursuant to paragraph B(2) above, the Base Rental rate per square foot shall increase at such times and in such amount assumed by Landlord in its determination of Prevailing Market.

      C. Tenant shall pay Additional Base Rental (i.e. Basic Costs) for the Premises during the Renewal Term in accordance with Exhibit B-2 of the Lease; provided, in the event Base Rental is determined pursuant to paragraph (B(2) above, the Base Year shall be amended to be the calendar year in which the Renewal Term commences.

      D. Within fifteen (15) days after receipt of Tenant's Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rental rate for the Premises for the Renewal Term, as determined in Landlord's reasonable and good faith judgment. If Tenant desires to lease the Premises for the Renewal Term at such rate. Tenant shall give Landlord final binding written notice ("Binding Notice") of Tenant's exercise of its option to extend no later than six (6) months prior to the expiration of the initial Lease Term. If Tenant fails to give Binding Notice by such date, Tenant's renewal option shall thereupon be deemed to be null and void and of no further force and effect.

      E. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the "Renewal Amendment") to reflect changes in the Base Rental, Lease Term, Termination Date and other appropriate terms. The Renewal Amendment shall be:

            1. sent to Tenant within a reasonable time after receipt of the Renewal Notice; and

            2. executed by Tenant and returned to Landlord in accordance with paragraph A.5. above.

      F. For purposes hereof, "Prevailing Market shall mean the annual rate per square foot, in Landlord's reasonable and good faith judgment, for space comparable to the Premises in the Building and office buildings comparable to the Building in the Newport Beach-Irvine-Costa Mesa, California, airport area ("Comparison Area") giving appropriate consideration to annual rental rate per square foot, escalation (including type, base year and stop) and abatement provisions, if any, build-out period prior to lease commencement, if any, the period of time between the determination of Prevailing Market an commencement of the term for such space, brokerage commissions, length of lease term, size and location of the Premises being leased, work or tenant allowances, if any, and other applicable terms and conditions of tenancy under leases and renewal and extension amendments being entered into at or about the time that Prevailing Market is being determined, including the size and credit worthiness of Tenant.

2.    Secondary Sign:

      A. Landlord, at Tenant's expense, shall install one (1) secondary Building sign identifying Tenant ("Secondary Sign") the exact location of which Secondary Sign shall be determined by Landlord in Landlord's reasonable Judgment and set forth on Exhibit I attached hereto. Within a reasonable time after its execution of this Lease, Tenant shall submit detailed drawings of its proposes Secondary Sign to Landlord for its review and approval. Such drawings shall be prepared by a Landlord approved design consultant and shall include, without limitation, detailed information concerning the size, material, shape, color, lettering, Illumination, and type and method of installation of the proposed Secondary Sign. Landlord reserves the right to withhold consent to any Secondary Sign that, if Landlord's sole judgment is not harmonious with design standards of the Building, described in the Koll Center Irvine Planned Sign Program for the North Parcel. Notwithstanding anything herein to the contrary, Tenant acknowledges that Landlord's obligation to install the Secondary Sign shall be subject to Tenant's ability to obtain all necessary permits and approvals for the installation of such Secondary Sign from the City of Irvine and any other governmental authority with jurisdiction.

      B. Landlord, upon the expiration of the initial Lease Term, Renewal Term, if applicable, or sooner termination of this Lease, shall have the right to remove the Secondary Sign and repair and restore the Building surface under the Secondary Sign at Tenant's sole cost and expense. In addition, Landlord, at Tenant's sole cost and expense, shall have the right to remove the Secondary Sign, If, at any time during the Lease Term, (1) Tenant assigns this Lease, other than pursuant to Corporate Transfer; or (2) Tenant, other than pursuant to Corporate Transfer, ceases to occupy, more than seventy-five percent of the Rentable Area of the Premises in the aggregate. Following installation of the Secondary Sign, Tenant shall remain liable for all costs related to the electricity for and maintenance of the Secondary Sign.

3.    Right of First Offer:

      A. Tenant shall have the right of first offer (the "ROFO") with respect to Suite 470 consisting of approximately 2,342 rentable square feet and Suite 410 consisting of approximately 1,104 rentable square feet all located on the fourth (4th) floor of the Building and shown cross-hatched on the demising plan attached hereto as Attachment #1 (the "Offering Space"), which ROFO shall be exercised as follows: Landlord, at any time prior to leasing the Offering Space to a third party, shall advise Tenant (the "Advice"), of the terms under which Landlord is prepared to lease the Offering Space (or applicable portion thereof) for the remainder of the Lease Term, which terms shall reflect the prevailing market rate for such space as reasonably, and in good faith, determined by Landlord. Tenant may lease such Offering Space in its entirety only, under such terms, by executing and delivering to Landlord the notice of exercise portion of the Advice ("Notice of Exercise") within five (5) days after the date of the Advice, except that Tenant shall have no such ROFO and Landlord need not provide Tenant with an Advice, if:

            1. Tenant is in default beyond any applicable cure period(s) under the Lease at the time Landlord would otherwise deliver the Advice; or

            2. the Premises, or any portion thereof is sublet, other than pursuant to Corporate Transfer, at the time Landlord would otherwise deliver the Advice; or

            3. the Lease has been assigned, other than pursuant to Corporate Transfer, at the time Landlord would otherwise deliver the Advice; or

            4. Tenant is not an occupant of the Building under this Lease at the time Landlord would otherwise deliver the Advice; or

            5. the Offering Space is not intended, at the time the Notice of Exercise is given, for the exclusive use of Tenant during the Lease Term; or

            6. the tenant in the Offering Space is interested in extending its lease.

      B. The ROFO shall be deemed exercised upon Landlord's receipt of the Notice of Exercise executed by Tenant within the time period stated in paragraph A above. If Tenant exercises the ROFO, Tenant shall execute and deliver the Offering Amendment (hereinafter defined) to Landlord within five (5) days of the submission of such Offering Amendment by Landlord to Tenant.

      C. The Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for such Offering Space commences, unless the Advice specifies any work to be performed by Landlord in the Offering Space, in which case Landlord shall perform such work in the Offering Space.

      D. 1. If Tenant exercises its ROFO, Landlord shall prepare an amendment (the "Offering Amendment") adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rental, Rentable Area of the Premises, Tenant's Pro Rata Share and other appropriate terms.

            2. The term for the Offering Space shall commence upon the commencement date as stated in the Offering Amendment and thereupon such Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant's leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease, including the Termination Date, shall apply to the Offering Space.

            3. A copy of the Offering Amendment shall be (i) sent to Tenant within a reasonable time after receipt of the Notice of Exercise executed by Tenant, and (ii) executed by Tenant and returned to Landlord in accordance with paragraph B, above.

      E. The rights of Tenant hereunder with respect to any portion of the Offering Space for which Tenant has a Prospect shall terminate on the earliest to occur of the date on which Tenant executes the rejection portion of the Advice and five (5) days after the date of the Advice, and the date Landlord would have provided Tenant an Advice if Tenant had not be in violation of one or more of the conditions set forth in paragraph A above. Notwithstanding the foregoing, if (i) Tenant was entitled to exercise its Right of First Offer, but failed to provide Landlord with a Notice of Exercise within the five (5) day period provided in paragraph A above, and (ii) Landlord does not enter into a lease for the Offering Space within a period of six (6) months following the date of the Advice, Tenant shall once again have a Right of First Offer with respect to such Offering Space. In addition, Tenant shall once again have the Right of First Refusal with respect to the Refusal Space if, within such six (6) months period, Landlord proposes to lease the Refusal Space to the Prospect or any other Prospect on terms that are substantially different than those set forth in the Advice. For purposes hereof, the terms offered to a prospect shall be deemed to be substantially the same as those set forth in the Advice as long as there is no more than a ten percent (10%) reduction in the "bottom line" cost per rentable square foot of the Refusal Space to the Prospect when compared with the "bottom line" cost per rentable square foot under the Advice, considering all of the economic terms of the both deals, respectively, including, without limitation, the net rent, any tax or expense escalation or other financial escalation and any financial concessions.

      F. If Landlord has a prospective tenant for Offering Space and Landlord is not obligated to send Tenant an Advice under paragraph A above, Landlord may lease such Offering Space to the prospect or any other prospective tenant on whatever terms Landlord deems appropriate and Tenant shall have no further rights with respect to such Offering Space.

      G. Notwithstanding anything to the contrary, Tenant's Right of First Offer shall be subject to:

            1. the renewal or extension rights of any tenant with respect to the Offering Space pursuant to a lease or lease amendment executed prior to the date hereof;

            2. the expansion rights of any tenant in the Building with respect to the Offering Space pursuant to a lease or lease amendment executed prior to the date hereof;

            3. the right of first refusal right of any tenant in the Building existing as of the date hereof; and

            4. the renewal, extension and expansion rights and the rights of first offer and rights of first refusal of any tenant of the Building who enters into a lease of Offering Space concerning which Tenant has a Right of First Offer which Tenant did not exercise.

      H. For purposes hereof, "Prevailing Market" shall mean the annual rate per square foot, in Landlord's reasonable and good faith judgment, for space comparable to the Premises in the Building and office buildings comparable to the Building in the Newport Beach-Irvine-Costa Mesa, California, airport area (the "Comparison Area") giving appropriate consideration to annual rental rate per square foot, escalation (including type, base year and stop) and abatement provisions, if any, build-out period prior to lease commencement, if any, the period of time between the determination of Prevailing Market and commencement of the term for such space brokerage commissions, length of lease term, size and location of the Premises being leased, work or tenant allowances, if any, and other applicable terms and conditions of tenancy under leases and renewal and extension amendments being entered into at or about the time that Prevailing Market is being determined, including the size and credit worthiness of Tenant.

      I. In the event Tenant exercised its ROFO, Tenant shall be entitled to use four (4) unreserved parking spaces per 1,000 square feet of space lease pursuant to the ROFO, upon the same terms and conditions set forth in Exhibit F.

4. Americans with Disabilities Act (ADA): Landlord shall be responsible for complying with Title III of the Americans with Disabilities Act (ADA) with respect to the Common Areas of the Building. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment, provided that if Landlord elects not to contest any alleged violation, Landlord will promptly make all repairs, additions, alterations or improvements necessary to comply with the notice of violation.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Exhibit in multiple original counterparts as of the day and year first above written.

WITNESS/ATTEST:                         LANDLORD: ZML-2010 IRVINE LIMITED
                                        PARTNERSHIP, a Delaware limited
                                        partnership

/s/ Angel Rivera                        BY: EQUITY OFFICE HOLDINGS LLC, as agent
-------------------------------------

Name (print):________________________   By: /s/ Richard J. Berk
                                            -----------------------------------
_____________________________________   Name  Richard J. Berk

                                        Title: Vice-President, Asset Management
Name (print):________________________

WITNESS/ATTEST:                         TENANT: PEOPLESOFT, INC., a Delaware
                                        corporation

/s/ [ILLEGIBLE]                         By: /s/ Ronald E.F. Codd
-------------------------------------       -----------------------------------
Name (print): [ILLEGIBLE]               Name: Ronald E.F. Codd

/s/ [ILLEGIBLE]                         Title:Chief Financial Officer
-------------------------------------
Name (print): [ILLEGIBLE]

                                    EXHIBIT E
                                 ATTACHMENT #1

                                 OFFERING SPACE

                                    Suite 470
             Consisting of approximately 2,342 rentable square feet

                                   Suite 410
             Consisting of approximately 1,104 rentable square feet

                                [OFFERING SPACE]

                                    EXHIBIT F

                                PARKING AGREEMENT

      This Exhibit is attached to and made a part of the Lease dated October 6, 1995, by and between ZML-2010 IRVINE LIMITED PARTNERSHIP ("Landlord") by Equity Office Holdings, LLC, a Delaware limited liability company, its agent, and PEOPLESOFT, INC., a Delaware corporation ("Tenant") for space in the Building located at 2010 Main Street, Irvine, California.

      1. The parties acknowledge that they are contemporaneously herewith entering into a lease (the "Lease") for the premises known as Suite(s) 450 and 460 (the "Premises") located in the building known as 2010 Main Plaza (the "Building"). In the event of any conflict between the Lease and this Agreement, the latter shall control.

      2. Landlord hereby grants to Tenant and persons designated by Tenant a license to use 19 unreserved parking spaces in the Building parking facilities. The term of such license shall commence on the Commencement Date under the Lease and shall continue until the earlier to occur of the Expiration Date under the Lease, or termination of the Lease or Tenant's abandonment of the Premises thereunder. During the term of this license, Tenant shall pay Landlord the monthly charges established from time to time by Landlord for parking in the Building parking facilities, payable in advance, with Tenant's payment of monthly Base Rental. The charge for such parking space(s) during the initial Lease Term is $30.00 per unreserved parking space, per month. No deductions from the monthly charge shall be made for days on which the Building parking facilities are not used by Tenant. However, Tenant may reduce the number of parking spaces hereunder, at any time, providing at least thirty (30) days advance written notice to Landlord, accompanied by a key-card, sticker, or other identification or entrance system provided by Landlord or its parking contractor, such cancellation shall be reinstated from time to time at Tenant's option. Tenant shall be entitled to use up to nineteen (19) additional unreserved parking spaces during the initial Lease Term on the same basis as the initial nineteen (19) parking spaces above, upon thirty (30) day written notice to Landlord. Tenant may, from time to time request additional parking spaces, and if Landlord shall provide the same, such parking spaces shall be provided and used on a month-to-month basis, and otherwise on the foregoing terms and provisions, and such monthly parking charges as Landlord shall establish from time to time.

      3. Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Building parking facilities. Landlord reserves the right to adopt, modify and enforce reasonable Rules governing the use of the Building parking facilities from time to time including any key-card, sticker or other identification or entrance system and hours of operation. The Rules set forth herein are currently in effect Landlord may refuse to permit any person who violates such Rules to park in the Building parking facilities, and any violation of the Rules shall subject the car to removal from the Building parking facilities.

      4. Tenant may validate visitor parking by such method or methods as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Provided that Tenant is not in default, Landlord will provide Tenant with a fifty percent (50%) discount on the first Two Hundred ($200.00) Dollars of visitor validations per month, on a non-cumulative basis, during the initial term of the Lease. Unless specified to the contrary above, the parking spaces hereunder shall be provided on a unreserved "first-come, first-served" basis. Tenant acknowledges that Landlord has or may arrange for the Building parking facilities to be operated by an independent contractor, not affiliated with Landlord. In such event, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor, if such contractor is reputable. Landlord shall have no liability whatsoever for any damage to building or any other items located in the Building parking facilities, nor for any personal injuries or death arising out of any matter relating to the Building parking facilities, and in all events, tenant agrees to look first to its insurance carrier and to require that Tenant's employees look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Building parking facilities. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Tenant or Landlord's agents. Landlord reserves the right to assign specific parking spaces, and to reserve parking spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties which assignment and reservation of spaces may be relocated as determined by Landlord from time to time, and Tenant and persons designated by Tenant hereunder shall not park in any such assigned or reserved parking spaces. Landlord also reserves the right to close all or any portion of the Building parking facilities in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Building parking facilities, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond Landlord's reasonable control. In such event, Landlord shall refund any prepaid parking rent hereunder, prorated on a per diem basis. If, for any other reason, Tenant or persons properly designated by Tenant, shall be denied access to the Building parking facilities, and Tenant or such persons shall have complied with this Agreement and this Agreement shall be in effect, Landlord's liability shall be limited to such parking charges (excluding tickets for parking violations) incurred by Tenant or such persons in utilizing alternative parking, which amount Landlord shall pay upon presentation or documentation supporting Tenants claims in connection therewith.

      5. If Tenant shall default under this Agreement, Landlord shall have the right to remove from the Building parking facilities any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such default, without liability therefore whatsoever. In addition, if Tenant shall default under this Agreement, Landlord shall have the right to cancel this Agreement on ten days' written notice, unless within such ten day period, Tenant cures such default. If Tenant defaults with respect to the same term or condition under this Agreement more than three times during any twelve month period, and Landlord notifies Tenant thereof promptly after each such default, the next default of such term or condition during the succeeding twelve month period, shall, at Landlord's election, constitute an incurable default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under the Lease (all of which rights and remedies under the Lease are hereby incorporated herein, as though fully set forth). Any default by Tenant under the Lease shall be a default under this Agreement, and any default under this Agreement shall be a default under the Lease.

                                      RULES

      (i) Building parking facilities hours shall be 6:00 a.m. to 8:00 p.m., however, Tenant shall have access to the parking facilities on a 24 hour basis, 7 days a week. Tenant shall not store or permit its employees to store any automobiles in the Building parking facilities without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Building parking facilities, or on the Property or Project. If it is necessary for Tenant or its employees to leave an automobile in the Building parking facilities or on the Property Of Project overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

      (ii) Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

      (iii) All directional signs and arrows must be observed.

      (iv)  The speed limit shall be 5 miles per hour.

      (v) Parking spaces reserved for handicapped parking must be used only by vehicles properly designated.

      (vi) Parking is prohibited in all areas not expressly designated for parking, including without limitation:

            (a)   Areas not striped for parking

            (b)   aisles

            (c)   where "no parking" signs are posted

            (d)   ramps

            (e)   loading zones

      (vii) Parking stickers, key cards or any other devices or forms of identification or entry supplied by Landlord shall remain the property of Landlord. Such devised must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devises are not transferable and any device in the possession of an unauthorized holder will be void.

      (viii) Monthly fees shall be payable in advance prior to the first day of each month. Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily parking rate will be due. No deductions or allowances from the monthly rate will be made for days on which the Building parking facilities is not used by Tenant or its designees.

      (ix) Building parking facilities managers or attendants are not authorized to make or allow any exceptions to these Rules.

      (x)   Every parker is required to park and lock his own car.

      (xi) Loss or theft of parking identification, key cards or other such devices must be reported to Landlord and to any parking facilities manager immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by Tenant or its employees must be reported to the office of the garage immediately.

      (xii) Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited. Parking spaces may be used only for parking automobiles.

      (xiii) By signing this Parking Agreement, Tenant agrees to acquaint all persons to whom Tenant assigns parking space with these Rules.

      6. NO LIABILITY. TENANT ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO TENANT OR TENANT'S PROPERTY (INCLUDING, WITHOUT LIMITATIONS, ANY LOSS OR DAMAGE TO TENANT'S AUTOMOBILE OR THE CONTENTS THEREOF DUE TO THEFT, VANDALISM OR ACCIDENT) ARISING FROM OR RELATED TO TENANT'S USE OF THE BUILDING PARKING FACILITIES OR EXERCISE OF ANY RIGHTS UNDER THIS AGREEMENT, WHETHER OR NOT SUCH LOSS OR DAMAGE RESULTS FROM LANDLORD'S ACTIVE NEGLIGENCE OR NEGLIGENT OMISSION. THE LIMITATION ON LANDLORD'S LIABILITY UNDER THE PRECEDING SENTENCE SHALL NOT APPLY HOWEVER TO LOSS OR DAMAGE ARISING DIRECTLY FROM LANDLORD'S WILLFUL MISCONDUCT.

      7. Release of Liability. Without limiting the provisions of Paragraph 6 above, Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant arising as a result of parking in the Building parking facilities, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action. It is the intention of Tenant by this instrument, to exempt and relieve Landlord from liability for personal injury or property damage caused by negligence.

      8. The provisions of Article XXIV of the Lease are hereby incorporated by reference as if fully recited.

      Tenant acknowledges that Tenant has read the provisions of this Parking Agreement, has been fully and completely advised of the potential dangers incidental to parking in the Building parking facilities and is fully aware of the legal consequences of signing this instrument.

            IN WITNESS WHEREOF, Landlord and Tenant have executed this Exhibit in multiple original counterparts as of the day and year first above written.

WITNESS/ATTEST:                      LANDLORD:   ZML-2010   IRVINE    LIMITED
                                     PARTNERSHIP, a Delaware Limited partnership

                                     By: EQUITY OFFICE HOLDINGS, LLC, as agent
/s/ Angel Rivera
----------------------------         By: /s/ Richard J. Berk
                                         -------------------------------
Name (print): ANGEL RIVERA
                                     Name: Richard J. Berk
____________________________
                                     Title: Vice-president, Asset Management
Name (print): ______________

WITNESS/ATTEST:                      TENANT: PEOPLESOFT, INC., a Delaware
                                     corporation
/s/ [ILLEGIBLE]
----------------------------         By: /s/ Ronald E.F. Codd
                                         ------------------------
Name (print): [ILLEGIBLE]
                                     Name: Ronald E.F. Codd

/s/ [ILLEGIBLE]                      Title: Chief Financial Officer
-----------------------------

Name (print): [ILLEGIBLE]

                                    EXHIBIT G

                            CLEANING SPECIFICATIONS
                                2010 MAIN STREET

      This Exhibit is attached to end made a part of the Lease dated October 6, 1995, by and between ZML-2010 IRVINE LIMITED PARTNERSHIP ("Landlord") by Equity Office Holdings, LLC, a Delaware limited liability company, its agent, and PEOPLESOFT, INC., a Delaware corporation ("Tenant") for space in the Building located at 2010 Main Street, Irvine, California.

1.    LOBBY, CORRIDORS AND ENTRIES.

      A.    DAILY SERVICES

            1.    Sweep and clean building entrances

            2.    Building telephones (outside) will be cleaned and sanitized.

            3.    Clean and remove smudges from entry door glass.

            4.    Polish all entry handles, door plates and metal trim.

            5.    Wipe clean all glass, wood, or metal doors and door jams.

            6.    Empty all ashtrays and wipe clean and polish.

            7. Screen all sand urns of butts and debris. Clean container and add sand as needed.

            8. Empty all trash receptacles, clean container with clean damp cloth and replace plastic liner.

            9. Remove all debris from landscaped pots and planters. (Report any thefts or missing plants).

            10.   Dust and clean all horizontal surfaces under seven (7) feet.

            11.   Vacuum all carpet areas completely and remove spots.

            12.   Dust mop, damp mop or buff tile and slate floors.

            13. Clean and remove smudges and marks on walls, and wallcoverings and enclosed art work.

            14.   Clean, polish and sanitize all water fountains.

            15. Wipe clean all directory boards (exterior) with clean soft cloth and alcohol only. Report burned out lights.

            16. Wipe clean all fire extinguisher cabinets and glass. Report broken glass or missing extinguishers.

            17. Clean and sanitize all public telephones and enclosures. Neatly arrange all phone books.

            18. Clean and polish all elevator doors, jams, call plates and hall planters.

            19.   Clean, polish and straighten all furniture as needed.

            20.   Dust and clean all lobby and corridor signage.

            21.   Report any lights burned out.

            22.   Clean all smudges and spots on mailroom walls and mailboxes.

            23. Secure all doors and turn off appropriate lights upon completion of work assignments.

      B.    WEEKLY SERVICES

            1.    Clean and polish all entry metal and sills.

            2. Dust and clean or polish all baseboards. Main lobby base will be polished.

            3.    Spot clean all carpeted areas.

            4.    Dust all ledges and exit signs.

            5.    Dust all walls above 7 feet.

            6. Clean inside of directory board with clean soft cloth and alcohol only.

            7.    Detail all security entrance equipment. (SECOM)

      C.    MONTHLY SERVICES

            1.    Clean all ceiling vents and grills.

            2.    Dust high ceiling corners and entry ways.

            3.    Dust and clean light fixtures and covers.

            4.    Clean and treat all wood paneling and furniture as requested.

            5.    Strip, reseal or refinish common area floors as necessary.

            6. Ground floor and second floor will be sealed and protected by approved product, as needed.

            7.    Shampoo Carpet areas as necessary.

            8.    Clean, detail and sanitize public phones and enclosures.

            9. Dust and clean all lobby fire doors inside and out. Polish door floor plates.

            10. Telephone/electric rooms will be cleaned and tile floor striped and refinished as needed. (To be coordinated by Koll).

2.    OFFICES.

      A.    DAILY SERVICES.

            1.    Dust and clean tenant sign.

            2.    Remove hand spots or smudges form entry doors.

            3. Using a dustless mop with dust down preparation, damp mop all non-carpeted areas.

            4. Vacuum and spot clean carpets in all traffic areas, remove staples and other debris.

            5. Properly position furniture, books, magazines in reception area.

            6.    Properly position furniture in offices and conference rooms.

            7. Blackboards will be erased and chalk boards cleaned, upon request.

            8. Remove fingerprints and smudges from all walls, partitions, desks, cabinets and doors.

            9.    Spot clean all partition glass and mirrors.

            10. Remove all fingerprints and smudges from light switch covers, electrical outlet cover plates and doorknob handles.

            11.   Dust all window sills and ledges.

            12. Dust all horizontal surfaces under seven (7) feet, furniture and equipment. DO NOT DUST desks, conference tables or counters which are cluttered with paperwork.

            13. Dust and replace all desk ornaments, phones and machines to their original position.

            14. Clean furniture, fabric with a whisk broom to sweep off any dust, paper bits, erasures as needed. Remove all staples.

            15.   Empty all ashtrays and wipe clean.

            16. Empty all wastebaskets and carry trash to designated areas for removal. Replace plastic liners as needed.

            17. Clean and wash all lunchroom table tops, counter cabinets, refrigerator and stove (outside only) surfaces. Report any insect problems.

            18.   Report all burned out lights.

            19. Before leaving any suite, shut off all lights, electrical appliances, close drapes and blinds, lock only interior doors as requested and lock all entrance doors.

      B.    WEEKLY SERVICES.

            1.    Damp wipe with a treated cloth all interior doors.

            2. Thoroughly vacuum entire carpet areas. Remove staples and other debris.

            3.    Damp mop all tile and hardwood floor areas.

            4.    Stand up all plastic chair mats over weekend, if requested.

            5.    Polish all desk tops that are cleared of paperwork.

            6.    Dust all ledges, files, baseboards and sills under 7 feet.

            7.    Vacuum all furniture or wipe vinyl furniture clean.

            8.    Dust all lower parts of furniture.

            9.    Detail and clean all kitchen or wet bar areas.

      C.    MONTHLY.

            1. Completely clean all partitions and doors, door jams, door floor plates, glass and mirrors from floor to ceiling.

            2. Dust all ledges, walls, moldings, pictures, shelves, etc. over 7 feet.

            3.    Dust clean or vacuum all drapes and blinds.

            4.    Brush down and clean all vents and grills.

            5. Strip, clean and apply floor dressing to all composition, hardwood and parquet floors.

            6.    Scrub and refinish all tile floors.

            7.    Detail all desks and office furniture.

            8.    Dust and clean all light fixtures and covers.

            9.    Detail and clean all kitchen, wet bars or lunch room areas.

            10. Clean all baseboards, and treat wood baseboards with approved wood conditioners as needed.

3     RESTROOMS.

      A.    DAILY SERVICE,

            1.    Dust and clean restroom signage and doors.

            2.    Vacuum all restroom vestibules and remove spots.

            3. Wet mop and disinfect tile floors, paying particular attention to areas under urinals and toilet bowls.

            4.    Clean alkaline deposits and soap spills from floor tile grout.

            5. Wash and disinfect all basins, urinals, toilet bowls nightly, removing scale and stains.

            6.    Clean underside rims of urinals and toilet bowls.

            7. Wash both sides of toilet seats with soap and water and disinfect.

            8. Empty, clean, sanitize and polish all paper dispensers, replacing liners as necessary.

            9.    Clean and polish all mirrors.

            10.   Dust ledges and base boards.

            11. Damp wipe, polish and shine all chrome, metal fixtures, hand plates, kick plates, utility covers, plumbing, clean out covers and door knobs.

            12. Spot clean with disinfectant all partitions and tile walls. Report any graffiti and remove if possible.

            13. Fill all tissue, seatcover, soap, towel and sanitary napkin dispensers as necessary.

            14. Report all burned out lights, leaking faucets, running plumbing or other maintenance needs.

            15. Janitor carts will not be brought into restroom areas or used to prop open doors.

            16. Restroom doors will be propped open with a rubber stop and sign indicating restroom closed for cleaning, placed outside.

      B.    SEMI-WEEKLY (TWO TIMES PER WEEK)

            1. Pour clean water down floor drains where required, to prevent sewer gasses from escaping.

      C.    WEEKLY

            1. Wash down ceramic tile floors and partitions inside and out and disinfect. Report any graffiti and dean if possible.

            2.    Wash down all walls.

            3.    Wash all waste containers and disinfect.

            4.    Clean and polish all doors, door plates and hardware.

      D.    MONTHLY

            1.    Wipe clean all ceilings, lights and fixtures.

            2.    Strip finish and apply new finish to tile floors.

            3.    Shampoo, as needed, and clean vestibule carpet.

            4.    Detail all toilet compartments and fixtures.

            5.    Brush and clean all grills and vents.

4.    ELEVATORS

      A.    DAILY SERVICE

            1.    Vacuum and clean all spots and stains from carpet.

            2.    Dust and clean baseboards.

            3.    Dust and polish all metal with approved polish (no abrasives).

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Exhibit in multiple original counterparts as of the day and year first above written.

WITNESS/ATTEST:                     LANDLORD: ZML-2010 IRVINE LIMITED
                                    PARTNERSHIP, a Delaware limited partnership

/s/ Angel Rivera                    By: EQUITY OFFICE HOLDINGS, LLC, as agent
-------------------------
                                    By: /s/ Richard J. Berk
Name (print): ANGEL RIVERA              -----------------------------

__________________________          Name: Richard J. Berk

                                    Title: Vice-President, Asset Management
Name (print): ___________________

WITNESS/ATTEST:                     TENANT: PEOPLESOFT, INC., a Delaware
                                    corporation
/s/ [ILLEGIBLE]
---------------------------------   By: /s/ Ronald E.F. Codd
                                        ---------------------------------
Name: (print): [ILLEGIBLE]
                                    Name: Ronald E.F. Codd
/s/ [ILLEGIBLE]
---------------------------------   Title: Chief Financial Officer

Name (print): [ILLEGIBLE]

                                    EXHIBIT H

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

      This Exhibit is attached to and made a part of the Lease dated October 6, 1995, by and between ZML-2010 IRVINE LIMITED PARTNERSHIP ("Landlord") by
Equity Office Holdings, LLC, a Delaware limited liability company, its agent, and PEOPLESOFT, INC., a Delaware corporation ("Tenant") for space in the Building located at 2010 Main Street, Irvine, California.

                          NON-DISTURBANCE, ATTORNMENT,
                      ESTOPPEL AND SUBORDINATION AGREEMENT

                                2010 MAIN STREET

      THIS AGREEMENT is made and entered into as of__________________________, 19____, by, between and among WELLS FARGO REALTY ADVISORS FUNDING, INCORPORATED (hereinafter referred to as "Mortgagee" or "Wells
Fargo"),_____________________("Lessee"), and _____________________________,
("Lessor").

                                R E C I T A L S

      A. Mortgagee is now the owner and holder of that certain Promissory Note dated as of _______________,_______________in the principal sum of _________
($_________), secured by a Mortgage, Security Agreement and Fixture Financing Statement, (the "Mortgage") of even date therewith which Mortgage constitutes a lien or encumbrance on that certain real property more particularly described in the attached Exhibit "A" (the "Property").

      B. Lessee is the holder of a leasehold estate covering a portion of the Property (the "demised premises") pursuant to the terms of that certain lease dated__, 19___, and executed by Lessee and Lessor (the "Lease"). A true and correct copy of the Lease or recorded memorandum of Lease is attached hereto as Exhibit "B" or has been delivered to Mortgagee.

      C. Lessee, Lessor and Mortgagee desire to confirm their understanding with respect to the Lease and the Mortgage (and Security Agreement).

                               A G R E E M E N T

      1. So long as Lessee is not in default (beyond any period given Lessee to cure such default) in the payment of rent or in the performance of any of the terms, covenants or conditions of the Lease on Lessee's part to be performed, Lessee's possession and occupancy of the demised premises shall not be interfered with or disturbed by Mortgagee during the term of the Lease or any extension thereof duly exercised by Lessee.

      2. If the interests of Lessor shall be transferred to and/or owned by Mortgagee by reason of judicial foreclosure, power-of-sale foreclosure or other proceedings brought by it, or by any other manner, including but not limited to Mortgagee's exercise of its rights under any assignment(s) of leases and rents, and Mortgagee succeeds to the interest of the Lessor under the Lease, Lessee shall be bound to Mortgagee under all of the terms, covenants and conditions of the Lease for the balance of the remaining term thereof and any extension thereof duly exercised by Lessee, with the same force and effect as if Mortgagee were the Lessor under the Lease, and Lessee does hereby attorn to Mortgagee as its lessor, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Mortgagee's succeeding to the interest of the lessor under the Lease; provided, however, that Lessee shall be under no obligation to pay rent to Mortgagee until Lessee receives written notice from Mortgagee that it has succeeded to the license granted to Lessor to collect rents as provided in the Mortgage. The respective rights and obligations of Lessee and Mortgagee upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extension, shall be and are the same as now set forth therein, it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth at length herein.

      3. If Mortgagee shall succeed to the interest of lessor under the Lease, Mortgagee shall, subject to the last sentence of this Section 3, be bound to Lessee under all of the terms, covenants and conditions of the Lease; provided, however, that Mortgagee shall not be:

            (a) Liable for any act or omission of any prior lessor (including Lessor); or

            (b) Subject to any offsets or defenses which Lessee might have against any prior lessor (including Lessor); or

            (c) Bound by any rent or additional rent or advance rent which Lessee might have paid for more than the current month to any prior lessor (including Lessor) and all such rent shall remain due and owing notwithstanding such advance payment; or

            (d) Bound by any amendment or modification of the Lease made without its consent and written approval; or

            (e) Be required to complete the building or otherwise perform the obligations of Lessor under the Lease in the event of a foreclosure of the Mortgage or acceptance, by Mortgagee of a deed in lieu of foreclosure prior to full completion of the building.

      Neither Wells Fargo nor any other party who, from time to time, shall be included in the definition of Mortgagee hereunder shall have any liability or responsibility under or pursuant to the terms of this Agreement after it ceases to own a fee interest in or to the property described in Exhibit "A".

      4. Subject to the terms of this Agreement (including but not limited to those in Section 2 hereof), the Lease now is, and shall at all times continue to be, subject and subordinate in each and every respect, to the Mortgage and to any and all renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Mortgage. Nothing herein contained shall be deemed or construed as limiting or restricting the enforcement by Mortgagee of any of the terms, covenants, provisions or remedies of the Mortgage, whether or not consistent with the Lease.

      5. The term "Mortgagee" shall be deemed to include Wells Fargo, any of its successors and assigns, including anyone who shall have succeeded to Lessor's interest by, through or under judicial or power-of-sale foreclosure or other proceedings brought pursuant to the Mortgage, or deed in lieu of such foreclosure or proceedings, or otherwise.

      6. Lessor and Lessee certify to Mortgagee as follows: (a) that the Lease is presently in full force and effect and unmodified or changed; (b) that the term shall commence or did commence on ________________________, 19____, and full rental will then accrue or is now accruing thereunder; (c) that all conditions required under the Lease that could have been satisfied as of the date hereof have been met; (d) that no rent under said Lease has been paid more than thirty (30) days in advance of its due date; (e) that no default exists under said Lease; (f) that the Lessee, as of this date, has no charge, lien or claim of offset under said Lease or otherwise, against rents or other charges due to become due thereunder; (g) that the Lease constitutes the entire rental agreement between the parties and that Mortgagee shall have no liability or responsibility with respect to any security deposit of Lessee; (h) that the only persons, firms or corporations in possession of said leased premises or having any right to the possession or use of said premises (other than the record owner) are those holding under the Lease; and (i) that the Lessee has no right or interest in or under any contract, option or agreement involving the sale or transfer of the above described premises.

      7. In the absence of the prior written consent of Mortgagee, Lessee agrees not to do any of the following: (a) prepay the rent under the Lease for more than one (1) month in advance; (b) enter into any agreement with the Lessor to amend or modify the Lease (c) voluntarily surrender the demised premises or terminate the Lease without cause; and (d) sublease or assign the demised premises, except as provided in Article XIII of the Lease.

      8. In the event Lessor shall fail to perform or observe any of the terms, conditions or agreements in the Lease, Lessee shall give written notice thereof to Mortgagee and Mortgagee shall have the right (but not the obligation) to cure such failure, Lessee shall not take any action with respect to such failure under the Lease, including without limitation any action in order to terminate, rescind or avoid the Lease or to withhold any rent thereunder, for a period of thirty (30) days, after receipt of such written notice by Mortgagee; provided however, that in the case of any such default which cannot with diligence be cured within said 30-day period, if Mortgagee shall proceed promptly to cure such failure and thereafter prosecute the curing of such failure with diligence and continuity, the time within which such failure may be cured snail be extended for such period as may be necessary to complete the curing of such failure with diligence and continuity.

      9. This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by the parties hereto and their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

      10. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

      11. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be in writing and shall be considered as properly given if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the intended addressee, or by prepaid telegram. Notice so given in person or by telegram shall be effective upon its deposit. Notice so given by mail shall be effective two (2) days after deposit in the United States mail. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notices, the addresses of the parties shall be:

        Lessor:    ____________________________________________

                   ____________________________________________

                   ____________________________________________

                   ____________________________________________

                   ____________________________________________

        Lessee:    ____________________________________________

                   ____________________________________________

                   ____________________________________________

                   ____________________________________________

        Mortgagee: Attn: Loan Administration Manager
                   Wells Fargo Real Estate Group, Inc.
                   Three First National Plaza
                   70 West Madison Street, Suite 460
                   Chicago, Illinois  60602

                   With a copy to:

                   Wells Fargo Bank. N.A.
                   420 Montgomery Street, Floor 6
                   San Francisco, California 94163
                   Attn: Loan Administration Manager

provided, however, that any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other parties in the manner set forth hereinabove.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

As to Lessee:                  "LESSEE"

                                            _________________________________
__________________________          By:______________________________________
Witness                             Title:___________________________________

__________________________          By:______________________________________
Witness                             Title:___________________________________

As to Lessor:                  "LESSOR"

                                            _________________________________
__________________________          By:______________________________________
Witness                             Title:___________________________________

___________________________         By:______________________________________
Witness                             Title:___________________________________

As to Mortgagee:               "Mortgagee"

                               WELLS FARGO REALTY ADVISORS FUNDING, INCORPORATED

__________________________     By: Wells Fargo Real Estate Group, Inc.

                                    By:______________________________________
                                    Title:___________________________________

__________________________
                                    By:______________________________________
                                    Title:___________________________________

                             LESSOR ACKNOWLEDGEMENT

STATE OF__________________

COUNTY OF_________________

      I hereby certify that on this day personally appeared before me, an officer duly authorized to administer oaths and take acknowledgements,___ ________________ and ____________________________________________________
as _________________________________________ and ________________________
_______________, respectively, of _______________________ ,
a____________________________________ corporation, to me known to be the individuals described in and who executed the foregoing Non-Disturbance, Attornment, Estoppel and Subordination Agreement and such individuals acknowledged before me that they executed the same, freely and voluntarily for the purpose therein expressed, on behalf of the corporation.

                                     Witness my hand and official seal in the aforesaid County and State this _____day of ________, 19____

                                     _________________________________________
                                     Notary Public

                                     Commission Expiration Date:

                                     _________________________________________

                            MORTGAGEE ACKNOWLEDGEMENT

STATE OF __________________

COUNTY OF _________________

      I hereby certify that on this day personally appeared before me, an officer duly authorized to administer oaths and take acknowledgements,_______________________________________________________and
__________________________________________________________ , as Vice President
and Assistant Secretary, respectively, of WELLS FARGO REAL ESTATE GROUP, INC. INCORPORATED, a California corporation, to me known to be the individuals described in and who executed the foregoing Non-Disturbance, Attornment, Estoppel and Subordination Agreement and such individuals acknowledged before me that they executed the same, freely and voluntarily for the purpose therein expressed, on behalf of the corporation.

                                     Witness my hand and official seal in the aforesaid County and State this________ day of __________, 19 _____

                                     _________________________________________
                                     Notary Public

                                     Commission Expiration Date:

                                     _________________________________________

                                    EXHIBIT I

                            SECONDARY SIGN LOCATION
                                2010 MAIN STREET

      This Exhibit is attached to and made a part of the Lease dated October 6, 1995, by and between ZML-2010 IRVINE LIMITED PARTNERSHIP ("Landlord") by Equity Office Holdings, LLC, a Delaware limited liability company, its agent, and PEOPLESOFT, INC., a Delaware corporation ("Tenant") for space in the Building located at 2010 Main Street, Irvine, California.

                                 SIGN LOCATION

                                [SIGN LOCATION]

                                 FIRST AMENDMENT

      This First Amendment (the "Amendment") is made and entered into as of the 10th day of February, 1997 by and between ZML-2010 Irvine Limited Partnership ("Landlord") by its agent, Equity Office Holdings, LLC, a Delaware limited liability company, and PEOPLESOFT, INC., a Delaware corporation ("Tenant").

                                   WITNESSETH

A. WHEREAS, Landlord and Tenant are parties to that certain lease dated the 6th day of October, 1995 currently containing approximately 10,880 rentable square feet of space described as Suite No. 450 ("Original Premises") on the fourth (4th) floor of the building commonly known as 2010 Main Plaza and the address of which is 2010 Main Street, Irvine, California (the "Building"); and

B. WHEREAS, Tenant has requested that additional space consisting of approximately 5,529 rentable square feet on the fourth (4th) floor of the Building shown on Exhibit A hereto (the "Expansion Space") be added to the Original Premises and that the Lease be appropriately amended (the Original Premises and Expansion Space, are sometimes collectively referred to as the "Premises"), and Landlord is willing to do the same on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

      I. EXPANSION AND EFFECTIVE DATE. Effective as of the Expansion Effective Date (as hereinafter defined), the Premises is increased from 10,880 rentable square feet on fourth (4th) floor, to 16,409 rentable square feet on the fourth
(4th) floor by the addition of the Expansion Space. The term for the Expansion Space shall commence on the Expansion Effective Date (as defined below) and end on the Termination Date (which Landlord and Tenant agree is November 30, 2000). The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatement or other financial concession granted with respect to the Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

      A. The "Expansion Effective Date" shall be the later to occur of (i) July 1, 1997 ("Target Expansion Effective Date"), and (ii) the date upon which Landlord's improvement work in the Expansion Space has been substantially completed; provided, however, that if Landlord shall be delayed in substantially completing the Landlord's work in the Expansion Space as a result of the occurrence of any of the following (a "Delay"):

            1.    Tenant's failure to furnish information in accordance with the
                  Article V of this Amendment or to respond to any request by Landlord for any approval or information within any time period prescribed or, if no time period is prescribed, then within three (3) Business Days of such request; or

            2. Tenant's insistence on materials, finishes or installations that have long lead times after having first been informed by Landlord that such materials, finishes or installations will cause a Delay provided, however, Landlord shall identify those materials, finishes or installations which constitute long lead items simultaneously with the approval or disapproval of plans applicable to the Expansion Space if any such items are called for in the plans; or

            3. Changes in any plans and specifications requested by Tenant following initial approval of such plans and specifications by Tenant; or

            4. The performance or nonperformance by a person or entity employed by Tenant in the completion of any work (all such work and such persons or entities being subject to the prior approval of Landlord); or

            5. Any request by Tenant that Landlord delay the completion of any of the Landlord's work; or

            6 Any breach or default by Tenant in the performance of Tenant's obligations under this Amendment or the Lease; or

            7. Any delay resulting from Tenant's having taken possession of the Expansion Space for any reason prior to substantial completion of the Landlord's work; or

            8. Any other delay chargeable to Tenant, its agents, employees or independent contractors.

      then, for purposes of determining the Expansion Effective Date, the date of substantial completion shall be deemed to be the day that said Landlord's work would have been substantially completed absent any such Delay(s). The Expansion Space shall be deemed to be substantially completed on the date that Landlord reasonably determines that all Landlord's work has been performed (or would have been performed absent any Delays), other than any details of construction, mechanical adjustment or any other matter, the noncompletion of which does not materially interfere with Tenant's use of the Expansion Space. Landlord shall provide Tenant with evidence of final inspection and approval of the Landlord Work from the appropriate local authorities. The adjustment of the Expansion Effective Date and, accordingly, the postponement of Tenant's obligation to pay Rent on the Expansion Space shall be Tenant's sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Expansion Space not being ready for occupancy by Tenant on the Target Expansion Effective Date. Notwithstanding the foregoing, if the Expansion Effective Date does not occur within one hundred twenty (120) days following Target Expansion Effective Date (the "Outside Expansion Completion Date"), Tenant, as its sole remedy, may terminate the Lease as to Expansion Space only effective the thirtieth (30th) day following the Outside Expansion Completion Date by giving Landlord written notice of termination on or before the earlier to occur of (i) five (5) Business Days after the Outside Expansion Completion Date, and (ii) the Expansion Effective Date. In such event, this Amendment shall be deemed null and void and of no further force and effect and Landlord shall promptly refund any Prepaid Rental and Security Deposit previously advanced by Tenant with respect to the Expansion Space and parties hereto shall have no further responsibilities or obligations to each other with respect to the Expansion Space. Landlord and Tenant acknowledge and agree that: (i) the determination of the Expansion Effective Date shall take into consideration the affect of any Delays by Tenant; and (ii) the Outside Expansion Completion Date shall be postponed by the number of days the Expansion Effective Date is delayed due to events of Force Majeure. Landlord shall use reasonable efforts to notify Tenant of any circumstances of which Landlord is aware that have caused or may cause a Delay, so that Tenant may take whatever action is appropriate to minimize or prevent such Delay. Notwithstanding the foregoing, if Landlord substantially completes Landlord's work in the Expansion Space by the thirtieth (30th) day following the Outside Expansion Completion Date, Tenant's notice of termination shall be deemed withdrawn, null and void, and of no further force and effect.

      B. Subject to the completion or correction of any items of Landlord work set forth on a construction punchlist jointly prepared by Landlord and Tenant in good faith based on a walk through of the Expansion Space within fifteen (15) days after substantial completion, by taking possession of the Expansion Space, Tenant is deemed to have:

            1. accepted the Expansion Space and agreed that the Expansion Space is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition or suitability of the Expansion Space or of the Building for Tenant's use thereof; and

            2. agreed that Landlord has no obligation to decorate, alter, remodel, improve or repair the Expansion Space or the Building unless said obligation is specifically set forth in the Lease. Notwithstanding anything contained herein to the contrary, Tenant shall have one (1) year from the completion of Landlord work in the Expansion Space in which to discover and notify Landlord of any latent defects in Landlord's work. Landlord shall be responsible for the correction of any latent defects with respect to which it received timely notice from Tenant.

            Landlord agrees to proceed in good faith to complete or correct any items set forth on the punchlist that Landlord, in its reasonable judgment, deems to be in need of correction or completion.

      C. In addition to the postponement, if any, of the Expansion Effective Date as a result of the applicability of Paragraph I. A. of this Amendment, the Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Expansion Space as a result of holding over by the prior tenant. Any such delay in the Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Expansion Effective Date is delayed, the Termination Date under the Lease shall not be similarly extended.

      II.   MONTHLY BASE RENTAL.

      In addition to Tenant's obligation to pay Base Rental for the Original Premises. Tenant shall pay Landlord the sum of Three Hundred Eighty Five Thousand Three Hundred Seventy One and 30/100's ($385,371.30) as Base Rental for the Expansion Space in forty one (41) monthly installments as follows;

            Forty one (41) equal installments of $9,399.30 payable on or before the first day each month for the period beginning July 1, 1997, and ending November 30, 2000. All such Base Rental shall be payable by Tenant in accordance with Article V of the Lease.

            The foregoing total Base Rental due for the Expansion Space and schedule of installments of Base Rental for the Expansion Space is based on the assumption that the Lease Term as to the Expansion Space will commence on the Target Expansion Effective Date. If the Lease Term as to the Expansion Space does not commence on the Target Expansion Effective Date, the beginning and ending dates set forth above with respect to the payment of any installment(s) of Base Rental shall be appropriately adjusted on a per diem basis and set forth in the Commencement Letter to be prepared by Landlord.

      III. TENANT'S PRO RATA SHARE. Tenant's Pro Rata Share for the Expansion Space is one and nine thousand six hundred eighty four ten-thousandths percent (1.9684%).

      IV. BASE YEAR. For the period commencing with the Expansion Effective Date and ending on the Termination Date, the Base Year for the computation of Tenant's Pro Rata Share of Basic Costs is 1997 for the Expansion Space only. Notwithstanding the foregoing. Tenant shall not be required to pay its Pro Rata Share of Basic Costs for the Expansion Space until the first (1st) anniversary of the Expansion Effective Date.

      V.    IMPROVEMENTS EXPANSION SPACE.

            A. Tenant has inspected the Expansion Space and agrees to accept the Expansion Space "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in Article X (Repairs and Alterations) and
            Article XIX (Casualty Damage) of the Lease or in this Amendment.

            B. COST OF IMPROVEMENTS TO EXPANSION SPACE. Provided Tenant is not in default, Tenant shall be entitled to receive an improvement allowance (the "Expansion Improvement Allowance") in an amount not to exceed Thirty Five Thousand Nine Hundred Ten and 97/100's Dollars ($35,910.97) to be applied toward the cost of performing initial construction, alteration or improvement of the Expansion Space, including but not limited to the cost of space planning, design and related architectural and engineering services. In the event the total cost of the initial improvements to the Expansion Space exceeds the Expansion Improvement Allowance, Tenant shall pay for such excess within thirty (30) days of demand. The entire unused balance of the Expansion Improvement Allowance, if any, shall accrue to the sole benefit of Landlord. Landlord shall pay such Expansion Improvement Allowance directly to the contractors retained to perform the construction, design or related improvement work to the Expansion Space. The improvements to the Expansion Space are Leasehold Improvements as defined in and for the purposes of Paragraph VIII.B of the Lease.

            C. RESPONSIBILITY FOR IMPROVEMENTS TO EXPANSION SPACE. Landlord shall submit the plans for the initial improvements to the Expansion Space for competitive bid to at least three (3) contractors approved by Landlord. Landlord shall enter into a direct contract for the initial improvements to the Expansion Space with the general contractor with the lowest bid, unless instructed otherwise by Tenant. Tenant shall devote such time in consultation with Landlord or Landlord's architect as may be required to provide all information Landlord deems necessary in order to enable Landlord to complete, and obtain Tenant's written approval of, the plans for the initial improvements to the Expansion Space on or before March 31, 1997. All plans for the initial improvements to the Expansion Space shall be subject to Landlord's consent, which consent shall not be unreasonably withheld. If the cost of such improvements exceeds the Expansion Improvement Allowance, then prior to commencing any construction of improvements to the Expansion Space, Landlord shall submit to Tenant a written estimate setting forth the anticipated cost, including but not limited to the cost of space planning, design and related architectural and engineering services, labor and materials, contractor's fees, and permit fees. Within a reasonable time thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate or specify its objections thereto and any desired changes to the proposed improvements. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

      VI. EARLY ACCESS TO EXPANSION SPACE. Landlord shall permit Tenant or its agents or laborers to enter the Expansion Space at Tenant's sole risk approximately ten (10) days prior to the Expansion Effective Date pursuant to
Article III.D. of the Lease. During any period that Tenant shall be permitted to enter the Expansion Space prior to the Expansion Effective Date (e.g., to perform alterations or improvements or to install furniture or cabling), Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Base Rental or Additional Base Rental as to the Expansion Space. If Tenant takes possession of the Expansion Space prior to the Expansion Effective Date for any reason whatsoever (other than the performance of work in the Expansion Space with Landlord's prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Base Rental and Additional Base Rental as applicable to the Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Expansion Effective Date.

      VII.  RIGHT OF FIRST OFFER.

      A. Tenant shall have the right of first offer (the "ROFO") with respect to approximately 6.821 rentable square feet described as Suite 400 on the fourth (4th) floor of the Building (the "Offering Space"), which ROFO shall be exercised as follows: Landlord, at any time prior to leasing the Offering Space to a third party, shall advise Tenant (the "Advice"), of the terms under which Landlord is prepared to lease the Offering Space, which terms shall reflect the Prevailing Market (as defined in Paragraph 3.H. of Exhibit E to the Lease) rate for such space as reasonably determined by Landlord, and for the Premises (as expanded pursuant to this Amendment) as extended per Paragraph D.2 below. Tenant may lease the Offering Space as set forth in the Advice, in its entirety only, under such terms, by executing and delivering to Landlord the notice of exercise portion of the Advice ("Notice of Exercise") within five (5) Business Days after the date of the Advice, except that Tenant shall have no such ROFO and Landlord need not provide Tenant with an Advice, if:

            1. Tenant is in material or monetary default beyond any applicable cure period(s) under the Lease at the time Landlord would otherwise deliver the Advice; or

            2. The Premises, or any portion thereof is sublet, other than pursuant to a Corporate Transfer, at the time Landlord would otherwise deliver the Advice; or

            3. The Lease has been assigned, other than pursuant to a Corporate Transfer, at the time Landlord would otherwise deliver the Advice; or

            4. Tenant is not an occupant of the Building under this Lease at the time Landlord would otherwise deliver the Advice; or

            5. The Offering Space is not intended, at the time the Notice of Exercise is given, for the exclusive use of Tenant during the Lease Term; or

      B. The ROFO shall be deemed exercised upon Landlord's receipt of the Notice of Exercise executed by Tenant within the time period stated in paragraph A above. If Tenant exercises the ROFO, Tenant shall execute and deliver the Offering Amendment (hereinafter defined) in its final and agreed upon form to Landlord within fifteen (15) days of the submission of such Offering Amendment by Landlord to Tenant.

      C. The Offering Space (including improvements and personality, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for such Offering Space commences, unless the Advice specifies any work to be performed by Landlord in the Offering Space, in which case Landlord shall perform such work in the Offering Space.

      D.    1.    If Tenant exercises its ROFO, Landlord shall prepare an
            amendment (the "Offering Amendment") adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rental, Rentable Area of the Premises, Tenant's Pro Rata Share and other appropriate terms.

            2. The term for the Offering Space shall commence upon the commencement date as stated in the Offering Amendment and thereupon such Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant's leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Offering

            Space. Notwithstanding the foregoing, the term for the Offering Space (which election Landlord shall state in the Advice) shall be a period of not less than 36 nor more than 48 months, the exact length of which shall be determined by Landlord in its sole discretion, and the Lease Term for the Premises shall be automatically extended, if necessary to that date which is coterminous with the Offering Space Term. The Prevailing Market rate as to the Premises (as expanded pursuant to this Amendment) shall only be applicable to that portion of the Lease Term after November 30, 2000 through and including the expiration of the extended Lease Term.

            3. A copy of the Offering Amendment shall be (i) sent to Tenant within a reasonable time after receipt of the Notice of Exercise executed by Tenant, and (ii) executed by Tenant and returned to Landlord in accordance with paragraph B, above.

      E. The rights of Tenant hereunder with respect to any portion of the Offering Space for which Landlord has a prospect shall terminate on the earliest to occur of (a) the date on which Tenant executes the rejection portion of the Advice; and (b) five (5) days after the date of receipt of the Advice; and (c) the date Landlord would have provided Tenant an Advice if Tenant had not be in violation of one or more of the conditions set forth in paragraph A above; and (d) Notwithstanding the foregoing, if (i) Tenant was entitled to exercise its Right of First Offer, but failed to provide Landlord with a Notice of Exercise within the five (5) day period provided in paragraph A above, and (ii) Landlord does not enter into a lease for the Offering Space within a period of six (6) months following the date of the Advice, Tenant shall once again have a Right of First Offer with respect to such Offering Space. In addition, Tenant shall once again have the Right of First Offer with respect to the Offering Space if, within such six (6) month period, Landlord proposes to lease the Offering Space to any prospect on terms that are substantially different than those set forth in the Advice. For purposes hereof, the terms offered to a prospect shall be deemed to be substantially the same as those set forth in the Advice as long as there is no more than a ten percent (10%) reduction in the "bottom line" cost per rentable square foot of the Offering Space to the prospect when compared with the "bottom line" cost per rentable square foot under the Advice, considering all of the economic terms of the both deals, respectively, including, without limitation, the net rent, any tax or expense escalation or other financial escalation and any financial concessions.

      F. If Landlord has a prospective tenant for the Offering Space and Landlord is not obligated to send Tenant an Advice under paragraph A above, Landlord may lease such Offering Space to the prospect or any other prospective tenant on whatever terms Landlord deems appropriate and Tenant shall have no further rights with respect to such Offering Space.

      G. Notwithstanding anything to the contrary, Tenant's Right of First Offer shall be subject to the rights of Chapman, Fuller & Bollard and to:

            1. the existing expansion rights of any tenant in the Building with respect to the Offering Space pursuant to a lease or lease amendment executed prior to the date hereof;

            2. the right of first refusal right of any tenant in the Building existing as of the date hereof; and

            3     the renewal or extension rights of any tenant with respect to the Offering Space pursuant to a lease or lease amendment executed prior to the date hereof;

            4. the renewal, extension and expansion rights and the rights of first offer and rights of first refusal of any tenant of the Building who enters into a lease of Offering Space concerning which Tenant has a Right of First Offer which Tenant did not exercise.

      H. Tenant's Right of First Offer with respect to Suite 470 set forth in Paragraph 3 .A through G. of Exhibit E to the Lease is null and void and of no further force and effect. Paragraphs 3.H and I are hereby agreed to be retained in the Lease and by agreement of the parties are deemed to apply to the Right of First Offer granted Tenant in this Article VII of this Amendment.

      VIII. NOTICES. Article I.A.6. is hereby amended to reflect that the Notice Addresses for Tenant are as follows

            Ms, Deborah Oxendine
            PEOPLESOFT, INC.
            4305 Hacienda Drive
            Suite 190
            Pleasanton, CA 94588
            with a copy to:

            Mr. Robert Finnell
            PEOPLESOFT, INC.
            4301 Hacienda Drive
            Suite 420
            Pleasanton, CA 94588

      IX.   MISCELLANEOUS.

            A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

            B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

            C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

            D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

            E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

            F. Tenant hereby represents to Landlord that Tenant has dealt with no broker, other than Aegis Corporate Services ("Tenant's Broker") and Landlord's Broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord and Landlord Related Parties harmless from all claims of any other brokers) claiming to have represented Tenant in connection with this Amendment. Landlord agrees to indemnify and hold Tenant harmless from all claims of any broker claiming to have represented Landlord in connection with this Amendment.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

 WITNESS/ATTEST                       LANDLORD: ZML- 2010 IRVINE LIMITED
                                      PARTNERSHIP, a Delaware limited
                                      partnership

/s/ Angel Rivera                      BY: EQUITY OFFICE HOLDINGS, LLC, as agent
---------------------------------
Name (Print):  ANGEL RIVERA

/s/ Timothy M Holder                  By: /s/ Jeff Johnson
---------------------------------         -----------------------------
Name Print: TIMOTHY M HOLDER          Name: Jeff Johnson
                                      Title: SVP
                                      Date: 2/10/97

WITNESS/ATTEST                        TENANT: PEOPLESOFT, INC.,
                                      a  Delaware corporation

/s/ [ILLEGIBLE]                       By: /s/ Ronald E.F. Codd
--------------------------------          -----------------------------
Name (Print): [ILLEGIBLE]
                                      Name:  /s/ Ronald E.F. Codd
/s/ Therese Leary                            -----------------------------
--------------------------------      Title: Senior Vice President and
Name (Print): THERESE LEARY                  Chief Financial Officer

                                      Date:  1-2-97

                                    EXHIBIT A

                                Suite No(s): 470 and 480
             Rentable Area of the Expansion Space: 5,529 square feet
                  Target Expansion Effective Date: July 1, 1997
                       Termination Date: November 30, 2000

                     [RENTABLE AREA OF THE EXPANSION SPACE]

                                   EXHIBIT B

                                PARKING AGREEMENT

      This First Amendment (the "Amendment") is made and entered into as of the 10th day of February, 1997 by and between ZML- 2010 Irvine Limited Partnership ("Landlord") by its agent, Equity Office Holdings, LLC, a Delaware limited liability company, and PEOPLESOFT, INC., a Delaware corporation ("Tenant").

      1. The parties acknowledge that they are contemporaneously herewith entering into First Amendment for the premises known as Suites 470 and 480 (the "Expansion Space") located in the building known as 2010 Main Plaza (the "Building"). In the event of any conflict between the Lease and this Agreement, the latter shall control.

      2. Landlord hereby grants to Tenant and persons designated by Tenant a license to use an additional nineteen (19) unreserved parking spaces in the Building parking facilities. The term of such parking license shall commence on the Expansion Effective Date and shall continue until the earlier to occur of the Termination Date, or earlier termination of the Lease in whole or as to the Expansion Space, or Tenant's abandonment of the Premises thereunder. During the term of this license, Tenant shall pay Landlord the monthly charges established from time to time by Landlord for parking in the Building parking facilities, payable in advance, with Tenant's payment of monthly installments of Base Rental. Landlord's current charge for unreserved parking spaces in the Building parking facilities is $55.00 per unreserved parking space, per month. Provided Tenant is not in default under the Lease, Landlord hereby agrees to reduce the parking charge, for the unreserved parking spaces only, to Forty Dollars ($40.00) per unreserved space, per month, for the Lease Term. In the event Tenant is in default under the Lease beyond any applicable cure period, the parking charge for unreserved parking spaces shall automatically be increased to Landlord's then current parking charge per space, per month. No deductions from the monthly charge shall be made for days on which the Building parking facilities are not used by Tenant. Tenant may, from time to time request additional parking spaces, and if Landlord shall provide the same, such parking spaces shall be provided and used on a month-to-month basis, and otherwise on the foregoing terms and provisions, and such monthly parking charges as Landlord shall establish from time to time.

      3. Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Building parking facilities. Landlord reserves the right to adopt, modify and enforce reasonable Rules governing the use of the Building parking facilities from time to time including any key-card, sticker or other identification or entrance system and hours of operation. The Rules set forth herein are currently in effect. Landlord may refuse to permit any person who violates such Rules to park in the Building parking facilities, and any violation of the Rules shall subject the car to removal from the Building parking facilities.

      4. Tenant may validate visitor parking by such method or methods as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking except as otherwise specified above. The parking spaces hereunder shall be provided on a unreserved "first-come, first-served" basis. Tenant acknowledges that Landlord has or may arrange for the Building parking facilities to be operated by an independent contractor, not affiliated with Landlord. Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor, if such contractor is reputable. Landlord shall have no liability whatsoever for any damage to building or any other items located in the Building parking facilities, nor for any personal injuries or death arising out of any matter relating to the Building parking facilities, and in all events, tenant agrees to look first to its insurance carrier and to require that Tenant's employees look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Building parking facilities. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord's agents. Landlord reserves the right to assign specific parking spaces, and to reserve parking spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, and Tenant and persons designated by Tenant hereunder shall not park in any such assigned or reserved parking spaces. Landlord also reserves the right to close all or any portion of the Building parking facilities in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Building parking facilities, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond Landlord's reasonable control. In such event, Landlord shall refund any prepaid parking rent hereunder, prorated on a per diem basis. If for any other reason, Tenant or persons properly designated by Tenant, shall be denied access to the Building parking facilities, and Tenant or such persons shall have complied with this Agreement and this Agreement shall be in effect, Landlord's liability shall be limited to such parking charges (excluding tickets for parking violations) incurred by Tenant or such persons in utilizing alternative parking, which amount Landlord shall pay upon presentation or documentation supporting Tenants claims in connection therewith.

      5. If Tenant shall default under this Agreement, Landlord shall have the right to remove from the Building parking facilities any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such default, without liability therefore whatsoever. In addition, if Tenant shall default under this Agreement, Landlord shall have the right to cancel this Agreement on ten days' written notice, unless within such ten day period, Tenant cures such default. If Tenant defaults with respect to the same term or condition under this Agreement more than three times during any twelve month period, and Landlord notifies Tenant thereof promptly after each such default, the next default of such term or condition during the succeeding twelve month period, shall, at Landlord's election, constitute an incurable default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under the Lease (all of which rights and remedies under the Lease are hereby incorporated herein, as though fully set forth). Any default by Tenant under the Lease shall be a default under this Agreement, and any default under this Agreement shall be a default under the Lease.

                                      RULES

      (i) Building parking facilities hours shall be 6:00 a.m. to 8:00 p.m., however, Tenant shall have access to the parking facilities on a 24 hour basis, 7 days a week. Tenant shall not store or permit its employees to store any automobiles in the Garage or on the surface parking areas without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Garage or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Garage or on the surface parking areas overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

      (ii) Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

      (iii) All directional signs and arrows must be observed.

      (iv) The speed limit shall be 5 miles per hour.

      (v) Parking spaces reserved for handicapped parking must be used only by vehicles properly designated.

      (vi) Parking is prohibited in all areas not expressly designated for parking, including without limitation:

            (a) Areas not striped for parking

            (b) aisles

            (c) where "no parking" signs are posted

            (d) ramps

            (e) loading zones

      (vii) Parking stickers, key cards or any other devices or forms of identification or entry supplied by Landlord shall remain the property of Landlord. Such devised must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devises are not transferable and any device in the possession of an unauthorized holder will be void.

      (viii) Monthly fees shall be payable in advance prior to the first day of each month. Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily parking rate will be due. No deductions or allowances from the monthly rate will be made for days on which the Building parking facilities is not used by Tenant or its designees.

      (ix) Building parking facilities managers or attendants are not authorized to make or allow any exceptions to these Rules.

      (x) Every parker is required to park and lock his own car.

      (xi) Loss or theft of parking identification, key cards or other such devices must be reported to Landlord and to any parking facilities manager immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by Tenant or its employees must be reported to the office of the garage immediately.

      (xii) Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited. Parking spaces may be used only for parking automobiles.

      (xiii) By signing this Parking Agreement, Tenant agrees to acquaint all persons to whom Tenant assigns parking space with these Rules.

      6. NO LIABILITY. TENANT ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO TENANT OR TENANTS PROPERTY (INCLUDING, WITHOUT LIMITATIONS, ANY LOSS OR DAMAGE TO TENANTS AUTOMOBILE OR THE CONTENTS THEREOF DUE TO THEFT, VANDALISM OR ACCIDENT) ARISING FROM OR RELATED TO TENANTS USE OF THE BUILDING PARKING FACILITIES OR EXERCISE OF ANY RIGHTS UNDER THIS AGREEMENT, WHETHER OR NOT SUCH LOSS OR DAMAGE RESULTS FROM LANDLORD'S ACTIVE NEGLIGENCE OR NEGLIGENT OMISSION. THE LIMITATION ON LANDLORD'S LIABILITY UNDER THE PRECEDING SENTENCE SHALL NOT APPLY HOWEVER TO LOSS OR DAMAGE ARISING DIRECTLY FROM LANDLORD'S WILLFUL MISCONDUCT.

      7. Release of Liability. Without limiting the provisions of Paragraph 6 above, Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant arising as a result of parking in the Building parking facilities, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action. It is the intention of Tenant by this instrument, to exempt and relieve Landlord from liability for personal injury or property damage caused by negligence.

      8. The provisions of Paragraph XXIV of the Lease are incorporated by reference as if fully recited herein.

      Tenant acknowledges that Tenant has read the provisions of this Parking Agreement, has been fully and completely advised of the potential dangers incidental to parking in the Building parking facilities and is fully aware of the legal consequences of signing this instrument.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

WITNESS/ATTEST                       LANDLORD: ZML-2010 IRVINE LIMITED
                                     PARTNERSHIP, a Delaware limited partnership

/s/ [ILLEGIBLE]                      BY: EQUITY OFFICE HOLDINGS, LLC., as
---------------                          agent

Name (Print): ANGEL RIVERA

/s/ TIMOTHY M HOLDER                 By: Jeff Johnson
-------------------------------          -------------
Name (Print): TIMOTHY M HOLDER       Name: Jeff Johnson

                                     Title: SVP
                                     Date: 2/10/97

WITNESS/ATTEST                       TENANT: PEOPLESOFT, INC.,
                                     a Delaware corporation
/s/ [ILLEGIBLE]
---------------

Name (Print): [ILLEGIBLE]            By: /s/ Ronald E.F. Codd
                                         --------------------

/s/ THERESE LEARY                    Name: Ronald E.F. Codd
---------------
Name (Print): THERESE LEARY          Title: Senior Vice President and
                                            Chief Financial Officer

                                     Date: 1-2-97

                                SECOND AMENDMENT

      This Second Amendment (the "Amendment") is made and entered into as of the 20th day of May, 1997, by and between ZML-2010 Irvine Limited Partnership ("Landlord") by its agent, Equity Office Holdings, LLC, a Delaware limited liability company, and PEOPLESOFT, INC., a Delaware corporation ("Tenant").

                                   WITNESSETH

A. WHEREAS, Landlord and Tenant are parties to that certain lease dated the 6th day of October, 1995 currently containing approximately 16,409 rentable square feet of space described as Suite No(s). 450 , 460, 470 and 480 (the "Premises") on the fourth (4th) floor of the building commonly known as 2010 Main Plaza and the address of which is 2010 Main Street, Irvine, California (the "Building") which lease has been previously amended by First Amendment dated February 10, 1997 (collectively, the "Lease"); and

B. WHEREAS, Tenant has requested that additional space consisting of approximately 1,104 rentable square feet on the fourth (4th) floor of the Building described as Suite No. 410 shown on Exhibit A hereto (the "Second Expansion Space") be added to the Premises and that the Lease be appropriately amended (the Premises and Second Expansion Space, are sometimes collectively referred to as the "Premises"), and Landlord is willing to do the same on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

      1. SECOND EXPANSION AND EFFECTIVE DATE. Effective as of the Second Expansion Effective Date (as hereinafter defined), the Premises is increased from 16,409 rentable square feet on fourth (4th) floor, to 17,513 rentable square feet on the fourth (4th) floor by the addition of the Second Expansion Space. The term for the Second Expansion Space shall commence on the Second Expansion Effective Date (as defined below) and end on the Termination Date (which Landlord and Tenant agree is November 30, 2000). The Second Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatement or other financial concession granted with respect to the Premises unless such concessions are expressly provided for herein with respect to the Second Expansion Space.

      A. The "Second Expansion Effective Date" shall be the later to occur of
      (i) July 1, 1997 ("Target Second Expansion Effective Date"), and (ii) the date upon which Landlord's improvement work in the Second Expansion Space has been substantially completed; provided, however, that if Landlord shall be delayed in substantially completing the Landlord's work in the Second Expansion Space as a result of the occurrence of any of the following (a "Delay"):

            1.    Tenant's failure to furnish information in accordance with the
                  Article V of this Amendment or to respond to any request by Landlord for any approval or information within any time period prescribed or, if no time period is prescribed, then within three (3) Business Days of such request; or

            2. Tenant's insistence on materials, finishes or installations that have long lead times after having first been informed by Landlord that such materials, finishes or installations will cause a Delay provided, however, Landlord shall identify those materials, finishes or installations which constitute long lead items simultaneously with the approval or disapproval of plans applicable to the Second Expansion Space if any such items are called for in the plans; or

            3. Changes in any plans and specifications requested by Tenant following initial approval of such plans and specifications by Tenant; or

            4. The performance or nonperformance by a person or entity employed by Tenant in the completion of any work (all such work and such persons or entities being subject to the prior approval of Landlord); or

            5. Any request by Tenant that Landlord delay the completion of any of the Landlord's work; or

            6. Any breach or default by Tenant in the performance of Tenant's obligations under this Amendment or the Lease; or

            7. Any delay resulting from Tenant's having taken possession of the Second Expansion Space for any reason prior to substantial completion of the Landlord's work; or

            8. Any other delay chargeable to Tenant, its agents, employees or independent contractors;

      then, for purposes of determining the Second Expansion Effective Date, the date of substantial completion shall be deemed to be the day that said Landlord's work would have been substantially completed absent any such Delay(s). The Second Expansion Space shall be deemed to be substantially completed on the date that Landlord reasonably determines that all Landlord's work has been performed (or would have been performed absent any Delays), other than any details of construction, mechanical adjustment or any other matter, the noncompletion of which does not materially interfere with Tenant's use of the Second Expansion Space. Landlord shall provide Tenant with evidence of final inspection and approval of the Landlord Work from the appropriate local authorities. The adjustment of the Second Expansion Effective Date and, accordingly, the postponement of Tenant's obligation to pay Rent on the Second Expansion Space shall be Tenant's sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Second Expansion Space not being ready for occupancy by Tenant on the Target Second Expansion Effective Date. Notwithstanding the foregoing, if the Second Expansion Effective Date does not occur within one hundred twenty
      (120) days following the Target Second Expansion Effective Date (the "Outside Second Expansion Completion Dale"), Tenant, as its sole remedy, may terminate the Lease as to the Second Expansion Space only effective the thirtieth (30th) day following the Outside Second Expansion Completion Date by giving Landlord written notice of termination on or before the earlier to occur of (i) five (5) Business Days after the Outside Second Expansion Completion Date, and (ii) the Second Expansion Effective Date. In such event, this Amendment shall be deemed null and void and of no further force and effect and Landlord shall promptly refund any Prepaid Rental and Security Deposit previously advanced by Tenant with respect only to the Second Expansion Space, and the parties hereto shall have no further responsibilities or obligations to each other with respect to the Second Expansion Space. Landlord and Tenant acknowledge and agree that:
      (i) the determination of the Second Expansion Effective Date shall take into consideration the affect of any Delays by Tenant; and (ii) the Outside Second Expansion Completion Date shall be postponed by the number of days the Second Expansion Effective Date is delayed due to events of Force Majeure. Landlord shall use reasonable efforts to notify Tenant of any circumstances of which Landlord is aware that have caused or may cause a Delay, so that Tenant may take whatever action is appropriate to minimize or prevent such Delay. Notwithstanding the foregoing, if Landlord substantially completes Landlord's work in the Second Expansion Space by the thirtieth (30th) day following the Outside Second Expansion Completion Date, Tenant's notice of termination shall be deemed withdrawn, null and void, and of no further force and effect.

      B. Subject to the completion or correction of any items of Landlord work set forth on a construction punchlist jointly prepared by Landlord and Tenant in good faith based on a walk through of the Second Expansion Space within fifteen (15) days after substantial completion, by taking possession of the Second Expansion Space, Tenant is deemed to have:

            1. accepted the Second Expansion Space and agreed that the Second Expansion Space is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition or suitability of the Second Expansion Space or of the Building for Tenant's use thereof; and

            2. agreed that Landlord has no obligation to decorate, alter, remodel, improve or repair the Second Expansion Space or the Building unless said obligation is specifically set forth in the Lease. Notwithstanding anything contained herein to the contrary, Tenant shall have one (1) year from the completion of Landlord work in the Second Expansion Space in which to discover and notify Landlord of any latent defects in Landlord's work. Landlord shall be responsible for the correction of any latent defects with respect to which it received timely notice from Tenant.

            Landlord agrees to proceed in good faith to complete or correct any items set forth on the punchlist that Landlord, in its reasonable judgment, deems to be in need of correction or completion.

      C. In addition to the postponement, if any, of the Second Expansion Effective Date as a result of the applicability of Paragraph I.A. of this Amendment, the Second Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Second Expansion Space as a result of holding over by the prior tenant. Any such delay in the Second Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Second Expansion Effective Date is delayed, the Termination Date under the Lease shall not be similarly extended.

      II. MONTHLY BASE RENTAL.

      In addition to Tenant's obligation to pay Base Rental for the Premises, Tenant shall pay Landlord the sum of Eighty Six Thousand One and 60/100's ($86,001.60) as Base Rental for the Second Expansion Space in forty one
      (41) monthly installments as follows:

            Forty one (41) equal installments of $2,097.60 payable on or before the first day each month during the period beginning July 1, 1997, and ending November 30, 2000. All such Base Rental shall be payable by Tenant in accordance with Article V of the Lease.

            The foregoing total Base Rental due for the Second Expansion Space and the schedule of installments of Base Rental for the Second Expansion Space is based on the assumption that the Lease Term as to the Second Expansion Space will commence on the Target Second Expansion Effective Date. If the Lease Term as to the Second Expansion Space does not commence on the Target Second Expansion Effective Date, the beginning date set forth above with respect to the payment of any installment(s) of Base Rental shall be appropriately adjusted on a per diem basis and set forth in the Commencement Letter to be prepared by Landlord.

      III. TENANT'S PRO RATA SHARE. Tenant's Pro Rata Share for the Second Expansion Space is three thousand nine hundred thirty ten-thousandths percent (.3930%).

      IV. BASE YEAR. For the period commencing with the Second Expansion Effective Date and ending on the Termination Date, the Base Year for the computation of Tenant's Pro Rata Share of Basic Costs is 1997 for the Second Expansion Space. Notwithstanding the foregoing, Tenant shall not be required to pay its Pro Rata Share of Basic Costs for the Second Expansion Space until the first (1st) anniversary of the Second Expansion Effective Date.

      V. IMPROVEMENTS TO THE SECOND EXPANSION SPACE.

            A. Tenant has inspected the Second Expansion Space and agrees to accept the Second Expansion Space "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in Article X (Repairs and Alterations) and Article XIX (Casualty Damage) of the Lease or in this Amendment.

            B. COST OF IMPROVEMENTS TO SECOND EXPANSION SPACE. Provided Tenant is not in default, Tenant shall be entitled to receive an improvement allowance (the "Second Expansion Improvement Allowance") in an amount not to exceed Four Thousand Seven Hundred Eighty and 00/100's Dollars ($4,780.00) to be applied toward the cost of performing initial construction, alteration or improvement of the Second Expansion Space, including but not limited to the cost of space planning, design and related architectural and engineering services. In the event the total cost of the initial improvements to the Second Expansion Space exceeds the Second Expansion Improvement Allowance, Tenant shall pay for such excess within thirty (30) days of demand. The entire unused balance of the Second Expansion Improvement Allowance, if any, shall accrue to the sole benefit of Landlord. Landlord shall pay such Second Expansion Improvement Allowance directly to the contractors retained to perform the construction, design or related improvement work to the Second Expansion Space. The improvements to the Second Expansion Space are Leasehold Improvements as defined in and for the purposes of Paragraph VIII,B of the Lease.

            C. RESPONSIBILITY FOR IMPROVEMENTS TO SECOND EXPANSION SPACE. Landlord shall submit the plans for the initial improvements to the Second Expansion Space for competitive bid to at least three (3) contractors approved by Landlord. Landlord shall enter into a direct contract for the initial improvements to the Second Expansion Space with the general contractor with the lowest bid, unless Instructed otherwise by Tenant. Tenant shall devote such time in consultation with Landlord or Landlord's architect as may be required to provide all information Landlord deems necessary in order to enable Landlord to complete, and obtain Tenant's written approval of, the plans for the initial improvements to the Second Expansion Space on or before May 5, 1997. All plans for the initial improvements to the Second Expansion Space shall be subject to Landlord's consent, which consent shall not be unreasonably withheld. If the cost of such improvements exceeds the Second Expansion Improvement Allowance, then prior to commencing any construction of improvements to the Second Expansion Space, Landlord shall submit to Tenant a written estimate setting forth the anticipated cost, including but not limited to the cost of space planning, design and related architectural and engineering services, labor and materials, contractor's fees, and permit fees.

            Within a reasonable time thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate or specify its objections thereto and any desired changes to the proposed improvements. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

      VI. EARLY ACCESS TO SECOND EXPANSION SPACE. Landlord shall permit Tenant or its agents or laborers to enter the Second Expansion Space at Tenant's sole risk approximately ten (10) days prior to the Second Expansion Effective Date pursuant to Article III.D. of the Lease. During any period that Tenant shall be permitted to enter the Second Expansion Space prior to the Second Expansion Effective Date (e.g., to perform alterations or improvements or to install furniture or cabling), Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Base Rental or Additional Base Rental as to the Second Expansion Space. If Tenant takes possession of the Second Expansion Space prior to the Second Expansion Effective Date for any reason whatsoever (other than the performance of work in the Second Expansion Space with Landlord's prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Base Rental and Additional Base Rental as applicable to the Second Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Second Expansion Effective Date.

      VII. PARKING. From and after the Second Expansion Effective Date, the number of unreserved parking spaces Tenant shall be entitled to use shall be increased from an aggregate of thirty-eight (38) to an aggregate of forty-two
(42), The additional four (4) unreserved parking spaces shall be used by Tenant on the same terms and conditions as the Parking Agreement attached to the First Amendment as Exhibit B.

      VIII. OTHER PERTINENT PROVISIONS. Paragraphs 3.A, B, C, D, E, F, G and I of Exhibit E (Additional Terms) to the Lease are deleted in their entirety and are of no further force and effect.

      IX. MISCELLANEOUS.

            A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

            B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

            C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

            D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

            E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

            F. Tenant hereby represents to Landlord that Tenant has dealt with no broker, other than Aegis Corporate Services ("Tenant's Broker") and Landlord's Broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord and Landlord Related Parties harmless from all claims of any other broker(s) claiming to have represented Tenant in connection with this Amendment. Landlord agrees to indemnify and hold Tenant harmless from all claims of any broker claiming to have represented Landlord in connection with this Amendment.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                                     LANDLORD: ZML-2010 IRVINE LIMITED
                                     PARTNERSHIP, a Delaware limited partnership

                                     BY: EQUITY OFFICE HOLDINGS, LLC, as
                                     agent

                                     BY: /s/ Peter H. Adams
                                         ---------------------------------------

                                     Name. PETER H. ADAMS

                                     Title: VICE PRESIDENT

                                     Date: 5-20-97

                                     TENANT: PEOPLESOFT, INC., a Delaware
                                     corporation

                                     By: /s/ Ronald E.F. Codd
                                         ---------------------------------------

                                     Name: Ronald E.F. Codd
                                     Title: Senior Vice President and
                                            Chief Financial Officer

                                     Date: 5-7-97

                                                       Temporary Expansion As-Is

                                 THIRD AMENDMENT

      This Third Amendment (the "Amendment") is made and entered into as of the 1st day of Nov. 1997, by and between EOP-2010 Irvine, L.L.C., a Delaware limited liability company doing business as EOP-2010 Irvine, LLC, a Delaware limited liability company as beneficiary of land trust dated June 5, 1997 and known as Sheli Z. Rosenberg Trust No. 2010 ("Landlord") and Peoplesoft, Inc., a Delaware corporation ("Tenant").

                                   WITNESSETH

A. WHEREAS, Landlord (as successor in interest to ZML-2010 Irvine Limited Partnership) and Tenant are parties to that certain lease dated the 6th day of October, 1995, for space currently containing approximately 17,513 rentable square feet described as Suite No(s) 410, 450, 460, 470 and 480 on the fourth (4th) floor (the "Original Premises") of the building commonly known as 2010 Main Plaza and the address of which is 2010 Main Street, Irvine, California (the "Building"), which lease has been previously amended by First Amendment dated February 10, 1997, Second Amendment dated May 20, 1997 and Commencement Letter dated July 1, 1997 (collectively, the "Lease"); and

B. WHEREAS, Tenant has requested that additional space known as Suite No. 560 containing approximately 1,559 rentable square feet on the fifth (5th) floor of the Building shown on Exhibit A hereto (the "Third Expansion Space") be added to the Original Premises on a temporary basis and that the Lease be appropriately amended (throughout the Third Expansion Space Term [defined below], the Original Premises and Third Expansion Space sometimes collectively are referred to as the "Premises"), and Landlord is willing to do the same on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

      I.    EXPANSION AND EFFECTIVE DATE.

            A. Effective as of the Third Expansion Effective Date (as hereinafter defined), the Premises is temporarily increased from 17,513 rentable square feet on the fourth (4th) floor to 19,072 rentable square feet on the fourth (4th) and fifth
                  (5th) floor(s) by the addition of the Third Expansion Space. The lease term for the Third Expansion Space (the "Third Expansion Space Term") shall commence on the Third Expansion Effective Date and end on July 31, 1998, unless sooner terminated pursuant to the terms of the Lease (the "Third Expansion Termination Date"). The Third Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatement or other financial concession granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Third Expansion Space.

            B.    The Third Expansion Effective Date shall be November 1, 1997.

      II.   MONTHLY BASE RENTAL.

            In addition to Tenant's obligation to pay Base Rental for the Original Premises, during the Third Expansion Space Term, Tenant shall pay Landlord the sum of Two Thousand Five Hundred Seventy Two and 35/100 Dollars ($2,572.35) per month as Base Rental for the Third Expansion Space payable on or before the first day of each month during the period beginning on the Third Expansion Effective Date and ending on the Third Expansion Termination Date.

III.  ADDITIONAL SECURITY DEPOSIT.

      INTENTIONALLY OMITTED.

IV.   TENANT'S PRO RATA SHARE.

      (i) Tenant shall not be obligated to pay its Pro Rata Share of Basic Costs with respect to the Third Expansion Space, it being understood that such sum is included in the Base Rental payable with respect to the Third Expansion Space; provided, however, the foregoing shall not affect Tenant's obligation to pay its Pro Rata Share of Basic Costs with respect to the Original Premises as provided in the Lease.

V.    IMPROVEMENTS TO THIRD EXPANSION SPACE.

      A. AS-IS. Tenant has inspected the Third Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements. Tenant shall vacate the Third Expansion Space on or prior to the Third Expansion Termination Date and deliver up the Third Expansion Space to Landlord in as good condition as the Third Expansion Space was delivered to Tenant, ordinary wear and tear excepted.

      B. COST OF IMPROVEMENTS TO THIRD EXPANSION SPACE. Any construction, alterations or improvements made to the Third Expansion Space shall be made at Tenant's sole cost and expense.

      C. RESPONSIBILITY FOR IMPROVEMENTS TO THIRD EXPANSION SPACE. Any construction, alterations or improvements to the Third Expansion Space shall be performed by Tenant using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the provisions of Article X of the Lease. In any and all events, the Third Expansion Effective Date shall not be postponed or delayed if the initial improvements to the Third Expansion Space are incomplete on the Third Expansion Effective Date for any reason whatsoever. Any delay in the completion of initial improvements to the Third Expansion Space shall not subject Landlord to any liability for any loss or damage resulting therefrom.

VI. EARLY ACCESS TO THIRD EXPANSION SPACE. During any period that Tenant shall be permitted to enter the Third Expansion Space prior to the Third Expansion Effective Date (e.g., to perform alterations or improvements, if any), Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Base Rental as to the Third Expansion Space. If Tenant takes possession of the Third Expansion Space prior to the Third Expansion Effective Date for any reason whatsoever (other than the performance of work in the Third Expansion Space with Landlord's prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Base Rental as applicable to the Third Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Third Expansion Effective Date.

VII. HOLDOVER. If Tenant should holdover in the Third Expansion Space after expiration or earlier termination of the Third Expansion Space Term, any remedies available to Landlord as a consequence of such holdover contained in Article XXIX of the Lease or otherwise shall be applicable, but only with respect to the Third Expansion Space and shall not be deemed applicable to the Original Premises unless and until Tenant holds over in the Original Premises after expiration or earlier termination of the Lease Term.

VIII. OTHER PERTINENT PROVISIONS. Landlord and Tenant agree that, effective as of the date hereof, the Lease shall be amended in the following additional respects:

      Parking. During the Third Expansion Space Term, the number of unreserved parking spaces Tenant shall be entitled to use shall be increased form an aggregate of forty-two (42) to an aggregate of forty-eight (48). The additional six (6) unreserved parking spaces shall be used by Tenant on the same terms and conditions as the Parking Agreement attached the First Amendment as Exhibit B; provided, however, the amount to which Landlord's current monthly parking charge of $55.00 is reduced is $50.00 as to the additional six (6) unreserved parking spaces for the Third Expansion Space Term.

IX. POSSESSION. Landlord agrees to deliver possession of the Third Expansion Space to Tenant on November 1, 1997. Landlord and Tenant further agree that should Landlord not deliver possession of the Third Expansion Space to Tenant on or before November 15, 1997, Tenant shall have the right to terminate the Lease as to only the Third Expansion Space by written notice to Landlord on or before November 20, 1997 whereupon neither Landlord nor Tenant shall have any further obligation to one another concerning the Third Expansion Space.

X.    MISCELLANEOUS.

      A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment

      B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

      C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

      D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

      E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

      F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                                      LANDLORD:

                                      EOP-2010 IRVINE, L.L.C., A DELAWARE
                                      LIMITED LIABILITY COMPANY DOING BUSINESS
                                      AS EOP-2010 IRVINE, LLC, A DELAWARE
                                      LIMITED LIABILITY COMPANY, AS
                                      BENEFICIARY OF LAND TRUST DATED JUNE
                                      5,1997 AND KNOWN AS SHELL Z. ROSENBERG
                                      TRUST NO. 2010

                                      BY: EOP Operating Limited Partnership, a
                                          Delaware limited partnership, its
                                          managing member

                                          By: Equity Office Properties
                                          Trust,

                                              a Maryland real estate
                                              investment trust, its managing
                                              general partner

                                      By: /s/ Peter H. Adams
                                          ------------------------------------
                                      Name: PETER H. ADAMS

                                      Title: VICE PRESIDENT

                                      TENANT: PEOPLESOFT, INC. a Delaware
                                      corporation

                                      By: Ronald. E.F. Codd
                                          ------------------------------------
                                      Name: RONALD E.F. CODD
                                            Sr. V.P. Finance and Administration

                                      Title: Chief Financial Officer

                                    EXHIBIT A

                              Third Expansion Space

                            [THIRD EXPANSION SPACE]

                                FOURTH AMENDMENT

            This Fourth Amendment (the "Amendment") is made and entered into as of the 30th day of April, 1998, by and between EOP-2010 IRVINE, L.L.C., a Delaware limited liability company, doing business in California as EOP-2010 IRVINE, LLC, a Delaware limited liability company, as beneficiary of land trust dated June 5, 1997 and known as Shell Z. Rosenberg Trust No, 2010 ("Landlord"), and PEOPLESOFT USA, INC., a Delaware corporation ("Tenant").

                                   WITNESSETH

            A. WHEREAS, Landlord (as successor in interest to ZML-2010 Irvine Limited Partnership) and Tenant (as successor-in-interest to Peoplesoft, Inc.) are parries 10 that certain lease dated the 6th day of October, 1995, for space currently containing approximately 19,072 rentable square feet consisting of (a) 17,513 rentable square feel (the "Original Premises") described as Suite Nos, 410, 450, 460, 470 and 480 on the fourth (4th) floor, and (b) temporary space containing 1,559 rentable square feet (the "Third Expansion Space", as more fully described in the Third Amendment) described as Suite No. 560 on the fifth
(5th) floor of the building commonly known as 2010 Main Plaza and the address of which is 2010 Main Street, Irvine, California (the "Building"), which lease has been previously amended by Commencement Letter dated January 22, 1996, First Amendment dated February 10, 1997, Second Amendment dated May 20, 1997, Commencement Letter dated July 1, 1997, Third Amendment dated November 1, 1997 and an Assignment and Assumption dated April 14, 1998, (collectively, the "Lease"); and

            B. WHEREAS, Tenant desires to terminate the temporary expansion as to the Third Expansion Space and lease same on a longer term basis as a portion of the Fourth Expansion Space (as hereinafter defined), and that the Lease be appropriately amended, and Landlord is willing to do the same on the terms and conditions set forth below;

            C. WHEREAS, Tenant has requested that additional space known as Suite No. 550 containing approximately 11,292 rentable square feet on the fifth
(5th) floor of the Building shown on Exhibit A hereto (the "Fourth Expansion Space") be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the terms and conditions set forth below;

            D. WHEREAS, the Lease by its terms shall expire on November 30, 2000 ("Prior Termination Date") (except as to the Third Expansion Space) and the parties desire to extend the Lease Term, all on the terms and conditions set forth below;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

II. Termination of Third Expansion Space. Effective as of the day prior to the Fourth Expansion Effective Date (as hereinafter defined) (the "Early Third Expansion Termination Date"), the Third Expansion Space is terminated and the Third Expansion Space Term (as defined in Section I of the Third Amendment) shall expire with the same force and effect as if the Third Expansion Space Term was, by the provisions thereof, fixed to expire on the Early Third Expansion Termination Date. As Tenant will remain in occupancy of the Third Expansion Space following the Third Expansion Termination Date (given that the Third Expansion Space will be a part of the Fourth Expansion Space), Tenant will have no obligation to perform restoration work within the Third Expansion Space on or before the, Third Expansion Termination Date; the foregoing shall not be construed to waive any right on the part of Landlord to require restoration of the Fourth Expansion Space upon the Extended Termination Date (defined below).

III. Expansion. Effective as of the Fourth Expansion Effective Date as hereinafter defined), the Premises, as defined in the Lease, is increased from 17,513 rentable square feet on the fourth (4th) floor to 28,805 rentable square feet on the fourth (4th) and fifth (5th) floors by the addition of the Fourth Expansion Space, and from and after the Fourth Expansion Effective Date, the Original Premises and the Fourth Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The lease term for the Fourth Expansion Space shall commence on the Fourth Expansion Effective Date and end on the Extended Termination Date. Tenant's occupancy of the Fourth Expansion Space and Tenant's occupancy of the Original Premises during the Extended Term are subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions or economic incentives previously granted with respect to the Original Premises unless such concessions are expressly provided for herein.

      A. The Fourth Expansion Effective Date shall be the day that is sixty (60) days after mutual execution of this Amendment by Landlord and Tenant (sixty [60] days after mutual execution of this Amendment by Landlord and Tenant is currently estimated to be June 15, 1998, which is referred to herein as the "Target Fourth Expansion Effective Date").

      B. The Fourth Expansion Effective Date shall be delayed only as to such portion thereof not already occupied by Tenant to the extent that Landlord fails to deliver possession of the Fourth Expansion Space for any reason, including but not limited to, holding over by prior occupants. Any such delay in the Fourth Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Fourth Expansion Effective Date is delayed, the Extended Termination Date (as hereinafter defined) shall not be similarly extended.

IV. Extension. The Lease Term for the Original Premises and the Fourth Expansion Space is hereby extended for a period of six (6) months and fourteen (14) days and shall expire on June 14, 2001 ("Extended Termination Date"), unless sooner terminated in accordance with the terms of the Lease. That portion of the Lease Term commencing the day immediately following the Prior Termination Date ("Extension Date") and ending on the Extended Termination Date shall be referred to herein as the "Extended Term".

V.    Monthly Base Rental.

      A. Third Expansion Space Through Early Third Expansion Termination Date. The Base Rental and all other charges under the Lease shall be payable as provided in the Third Amendment with respect to the Third Expansion Space through and including the Early Third Expansion Termination Date.

      B. Original Premises Through Prior Termination Date. The Base Rental, Additional Base Rental and all other charges under the Lease shall be payable as provided therein with respect to the Original Premises through and including the Prior Termination Date.

      C. Original Premises From and After Extension Date. As of the Extension Date, the schedule of monthly installments of Base Rental payable with respect to the Original Premises during the Extended Term is the following:

      Tenant shall pay Landlord the sum of Two Hundred Fifty-Four Thousand Eight Hundred Fourteen and 15/100 Dollars ($254,814.15) as Base Rental for the Original Premises during the Extended Term, as follows:

            (i) six (6) equal monthly installments of Thirty-Nine Thousand Four Hundred Four and 25/100 Dollars ($39,404.25) each payable on or before the first day of each month during the period beginning December 1, 2000 and ending May 31, 2001; and

            (ii) one (1) monthly installment of Eighteen Thousand Three Hundred Eighty-Eight and 65/100 Dollars ($18,388.65) payable on June 1, 2001 for the period from June 1, 2001 and ending June 14, 2001.

      All such Base Rental shall be payable by Tenant in accordance with the terms of Article V of the Lease.

      D. Fourth Expansion Space From Fourth Expansion Effective Date Through Extended Termination Date. As of the Fourth Expansion Effective Date, the schedule of monthly installments of Base Rental payable with respect to the Fourth Expansion Space for the balance of the original Lease Term and the Extended Term is the following:

      Tenant shall pay Landlord the sum of Nine Hundred Fourteen Thousand Six Hundred Fifty-Two and No/100 Dollars ($914,652.00) as Base Rental for the balance of the original Lease Term and the Extended Term, as follows:

            (i) one payment of Thirteen Thousand Five Hundred Fifty and 40/100 Dollars ($13,550.40) payable on June 1, 1998 for the period beginning June 15, 1998 and ending June 30, 1998;

            (ii) thirty-five (35) equal monthly installments of Twenty-Five Thousand Four Hundred Seven and No/100 Dollars ($25,407.00) each payable on or before the first day of each month during the period beginning July 1, 1998 and ending May 31, 2001; and

            (iii) one payment of Eleven Thousand Eight Hundred Fifty-Six and 60/100 Dollars $11,856.60) payable on June 1, 2001 for the period beginning June 1, 2001 and ending June 14, 2001.

All such Base Rental shall be payable by Tenant in accordance with the terms of
Article V of the Lease.

Landlord and Tenant acknowledge that the foregoing schedule is based on the assumption that the Fourth Expansion Effective Date is the Target Fourth Expansion Effective Date. If the Fourth Expansion Effective Date is other than the Target Fourth Expansion Effective Date, the schedule set forth above with respect to the payment of any installment(s) of Base Rental for the Fourth Expansion Space shall be appropriately adjusted on a per diem basis to reflect the actual Fourth Expansion Effective Date and the actual Fourth Expansion Effective Date shall be set forth in a confirmation letter to be prepared by Landlord. However, the Extended Termination Date shall not be postponed as a result of an adjustment of the Fourth Expansion Effective Date as provided above.

VI. Additional Security Deposit. Intentionally Omitted.

VII. Tenant's Pro Rata Share. For the period commencing with the Fourth Expansion Effective Date and ending on the Extended Termination Date, Tenant's Pro Rata Share for the Fourth Expansion Space is four and two hundred two ten-thousandths percent (4.0202%).

VIII. Basic Costs.

      A. Original Premises for the Extended Term. For the period commencing with the Extension Date and ending on the Extended Termination Date, Tenant shall pay for its Pro Rata Share of Basic Costs applicable to the Original Premises in accordance with the terms of the Lease.

      B. Fourth Expansion Space From Fourth Expansion Effective Date Through Extended Termination Date. For the period commencing with the Fourth Expansion Effective

Date and ending on the Extended Termination Date, Tenant shall pay for its Pro Rata Share of Basic Costs applicable to the Fourth Expansion Space in accordance with the terms of the Lease, provided, however, during such period, the Base Year for the computation of Tenant's Pro Rata Share of Basic Costs applicable to the Fourth Expansion Space is 1998.

IX. Improvements to Fourth Expansion Space.

      A. Condition of Fourth Expansion Space. Tenant has inspected the Fourth Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in Article X (Repairs and Alterations) and Article XIV (Casualty Damage) of the Lease or in this Amendment.

      B. Cost of Improvements to Fourth Expansion Space. Provided Tenant is not in default, Tenant shall be entitled to receive an improvement allowance (the "Fourth Expansion Improvement Allowance") in an amount not to exceed Twenty-Nine Thousand Two Hundred Seventeen and No/100 Dollars ($29,217.00) (i.e., $3.00 per usable square foot of the Fourth Expansion Space, and the usable square footage of the Fourth Expansion Space is 9,739 usable square feet) to be applied toward the cost of performing initial construction, alteration or improvement of the Fourth Expansion Space, including but not limited to the cost of space planning, design and related architectural and engineering services. In the event the total cost of the initial improvements to the Fourth Expansion Space exceeds the Fourth Expansion Improvement Allowance, Tenant shall pay for such excess within thirty (30) days following Landlord's written demand. The entire unused balance of the Fourth Expansion Improvement Allowance, if any, shall accrue to the sole benefit of Landlord. Landlord shall pay such Fourth Expansion Improvement Allowance directly to the contractors retained to perform the construction, design or related improvement work to the Fourth Expansion Space. The improvements to the Fourth Expansion Space constructed pursuant to this Article VIII shall constitute "Leasehold Improvements" for the purposes of Section
VIII. B of the Lease.

      C. Responsibility for Improvements to Fourth Expansion Space. Landlord shall submit the plans for the initial improvements of the Fourth Expansion Space for competitive bid to at least three (3) contractors approved by Landlord and shall enter into a direct contract for the initial improvements to the Fourth Expansion Space with the general contractor submitting the lowest bid, unless instructed otherwise by Tenant, selected by Landlord. Tenant shall devote such time in consultation with Landlord or Landlord's architect as may be required to provide all information Landlord deems necessary in order to enable Landlord to complete, and obtain Tenant's written approval of, the plans for the initial improvements to the Fourth Expansion Space in a timely manner. All plans for the initial improvements to the Fourth Expansion Space shall be subject to Landlord's consent, which consent shall not be unreasonably withheld. If the cost of such improvements exceeds the Fourth Expansion Improvement Allowance, then prior to commencing any construction of improvements to the Fourth Expansion Space, Landlord shall submit to Tenant a written estimate setting forth the anticipated cost, including but not limited to the cost of space planning, design and related architectural and engineering services, labor and materials, contractor's fees, and permit fees. Within a reasonable time thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate or specify its objections thereto and any desired changes to the proposed improvements. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

X. Early Access to Fourth Expansion Space.

      A. Tenant shall be occupying, and paying Base Rental in accordance with the Third Amendment on, the portion of the Fourth Expansion Space currently known as the Third Expansion Space prior to the Fourth Expansion Effective Date. Tenant acknowledges that the initial improvements to the Fourth Expansion Space will be performed by Landlord in the portion of the Fourth Expansion Space currently known as the Third Expansion Space while Tenant is occupying the Third Expansion Space. Landlord and Tenant agree to cooperate with each other in order to enable the initial improvements to be performed in a timely manner and with as little inconvenience to the operation of Tenant's business as is reasonably possible. Such cooperation shall include without limitation the scheduling of the work of improvements so that such work is performed on a "phased" basis (if Tenant so elects), and Tenant's removal, at Tenant's cost, of Tenant's equipment, personal property and personnel from areas scheduled for performance of the work.

      B. During any period that Tenant shall be permitted to enter the Fourth Expansion Space (except for the portion of the Fourth Expansion Space currently known as the Third Expansion Space) prior to the Fourth Expansion Effective Date (e.g., to perform alterations or improvements or to install furniture or cabling), Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Base Rental or Additional Base Rental as to the Fourth Expansion Space (except for the portion of the Fourth Expansion Space currently known as the Third Expansion Space). If Tenant takes possession of the Fourth Expansion Space (except for the portion of the Fourth Expansion Space currently known as the Third Expansion Space) prior to the Fourth Expansion Effective Date for any reason whatsoever (other than the performance of work in the Fourth Expansion Space with Landlord's prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Base Rental and Additional Base Rental as applicable to the Fourth Expansion Space (except for the portion of the Fourth Expansion Space currently known as the Third Expansion Space) to Landlord on a per diem basis for each day of occupancy prior to the Fourth Expansion Effective Date in accordance with this Amendment.

XI. Parking.

      A. Additional Parking Through Prior Termination Date. Effective as of the Fourth Expansion Effective Date and ending on the Prior Termination Date, Tenant shall be entitled to use an additional thirty-nine (39) unreserved parking spaces. The additional thirty-nine (39) unreserved parking spaces shall be used by Tenant on the same terms and conditions as the Parking Agreement attached to the First Amendment as Exhibit B; provided, however, the amount to which Landlord's current monthly parking charge of $55.00 is reduced is $50.00 as to the additional thirty-nine (39) unreserved parking spaces as of the Fourth Expansion Effective Date.

      B. Parking From and After Extension Date. Effective as of the Extension Date and ending on the Extended Termination Date, Tenant shall be entitled to use an aggregate of one hundred one (101) unreserved parking spaces. The one hundred one (101) unreserved parking spaces shall be used by Tenant on the same terms and conditions as the Parking Agreement attached to the First Amendment as Exhibit B; provided, however, the amount to which Landlord's current monthly parking charge of $55.00 is reduced is $50.00 as to the one hundred one (101) unreserved parking spaces as of the Extension Date.

XII. Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date hereof (unless different effective dates are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

      1. Notices. Article I.A.6. of the Lease is hereby amended to reflect that the Notice Addresses for Landlord are as follows:

         c/o Equity Office Properties Trust
         1920 Main Street
         Suite No. 350
         Irvine, California 92614
         Attention: Building Manager

         With a copy to Landlord:

         c/o Equity Office Properties Trust
         Two North Riverside Plaza
         Suite 2200
         Chicago, Illinois 60606
         Attention: General Counsel for Property Operations

         Payments of Rent only shall be made payable to the order of:
         EQUITY OFFICE PROPERTIES

         at the following address:

         EOP Operating Limited Partnership
         DBA 2010 Main Plaza
         Department #8799
         Los Angeles, CA 90084-8799

XIII. Miscellaneous.

      A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

      B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged' and in full force and effect.

      C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

      D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

      E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

      F. Tenant hereby represents to Landlord that Tenant has dealt with no broker other than Griggs Resource Group in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers other than Griggs Resource Group claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

      LANDLORD:                           EOP-2010  IRVINE, L.L.C.,  a Delaware
                                          limited liability company, doing
                                          business in California as EOP-2010
                                          IRVINE, LLC, a Delaware limited
                                          liability company, as beneficiary of
                                          land trust dated June 5, 1997 and
                                          known as Sheli Z, Rosenberg Trust No,
                                          2010

                                                 By: EOP Operating Limited
                                           Partnership, a Delaware limited
                                           partnership, its sole member

                                                 By: Equity Office Properties
                                           Trust, a Maryland real estate
                                           investment trust, its managing
                                           general partner

                                           By: Peter H. Adams
                                               ------------------------

                                           Name: Peter H. Adams

                                           Title: Senior Vice President

WITNESS/ATTEST:                            TENANT: PEOPLESOFT USA, INC., a
                                           Delaware corporation

/s/ Barbara Brown                          By: Alfred J. Castino
-----------------------------                  ------------------------

Name: Barbara Brown                        Name: ALFRED J. CASTINO

Title: Lease Administrator                 Title: V.P. FINANCE

                                    EXHIBIT A

                                   Floor Plan

                  showing Fourth Expansion Space consisting of
              11,292 rentable square feet on the fifth (5th) floor

                  [FLOOR PLAN SHOWING FOURTH EXPANSION SPACE]

                                    EXHIBIT A

                                Suite No(s): 410
         Rentable Area of the Second Expansion Space: 1,104 square feet
              Target Second Expansion Effective Date: July 1, 1997
                       Termination Date: November 30, 2000

                 [RENTABLE AREA OF THE SECOND EXPANSION SPACE]

                                 FIFTH AMENDMENT

      THIS FIFTH AMENDMENT (THE "Amendment") is made and entered into as of the 15th day of June, 1999, By and between EOP-2010 IRVINE, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, AS BENEFICIARY OF LAND TRUST DATED JUNE 5, 1997 AND KNOWN AS SHELI Z. ROSENBERG TRUST NO. 2010 ("Landlord"), and PEOPLESOFT USA, INC., a delaware corporation ("Tenant").

                                   WITNESSETH

A. WHEREAS, Landlord (as successor in interest to ZML-2010 Irvine Limited Partnership) and Tenant (as successor in interest to Peoplesoft, inc.) are parties to that certain lease dated the 6th day of October, 1995, for space currently containing approximately 28,805 rentable square feet (the "Premises") described as Suite Nos. 410, 450, 460, 470, 480 and 550 on the fourth (4th) and fifth (5th) floors of the building commonly known as 2010 Main Plaza and the address of which is 2010 Main Street, Irvine, California (the "Building"), which lease has been previously amended and assigned by a First Amendment dated February 10, 1997, a Second Amendment dated May 20, 1997, a Third Amendment dated November 1, 1997, an Assignment and Assumption of Lease dated April 14, 1998, a Fourth Amendment dated April 30, 1998 and two commencement letters dated January 22, 1996 and July 1, 1997 (collectively, the "Lease"); and

B. WHEREAS, Tenant and Landlord mutually desire that the Lease be amended on and subject to the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.    ROOF SPACE DISH/ANTENNA.

      A. Tenant shall have the right, in consideration for payments of Two Hundred Fifty and 00/100 Dollars ($250.00) per month (the "Dish/Antenna Payments"), to lease space on the roof of the Building for the purpose of installing (in accordance with Section X.B of the Lease), operating and maintaining a forty-eight inch (48") Dish/Antenna and ancillary improvements necessary for operation of the Dish/Antenna or other communication device approved by Landlord (the "Dish/Antenna"). The Dish/Antenna Payments shall constitute Additional Base Rental under the terms of the Lease and Tenant shall be required to make these payments in strict compliance with the terms of Section V of the Lease. The exact location of the space on the roof to be leased by Tenant shall be designated by Landlord and shall not exceed twenty-eight (28) square feet (the "Roof Space"). Landlord reserves the right to relocate the Roof Space as reasonably necessary during the Lease Term. Landlord's designation shall take into account Tenant's use of the Dish/Antenna. Notwithstanding the foregoing, Tenant's right to install the Dish/Antenna shall be subject to the reasonable approval rights of Landlord and Landlord's architect and/or engineer with respect to the plans and specifications of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna. The precise specifications and a general description of the Dish/Antenna along with all documents Landlord reasonably requires to review the installation of the Dish/Antenna (the "Plans and Specifications") shall be submitted to Landlord for Landlord's reasonable written approval no later than twenty (20) days before Tenant commences to install the Dish/Antenna. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord reasonably determines that the Dish/Antenna equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant shall cure the defects within ten (10) days; provided, that in the event Tenant's failure to cure creates a hazardous condition or will result in interference with other telecommunications users at the Building, the noncompliance or detected problem(s) must be cured immediately. If Tenant fails to immediately cure the defects within the applicable period set forth in the immediately preceding sentence, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and Install, at Tenant's sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the "Aesthetic Screening"). Notwithstanding the foregoing to the contrary, Tenant shall have no obligation to provide and/or install any Aesthetic Screening so long as the type, size and configuration of the Dish/Antenna is not altered or modified from the initial type, size and configuration of the Dish/Antenna originally approved by Landlord hereunder.

      B. Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant's authorized representative or contractors, which shall be reasonably approved by Landlord, at Tenant's sole cost and risk, It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits.

      C. It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof, or materially interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives.

      D. Tenant agrees to install only equipment of types and frequencies which will not cause unreasonable and material interference to Landlord or existing tenants of the Building. In the event Tenant's equipment causes such unreasonable and material interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the reasonable judgment of Landlord, then Tenant agrees to remove the Dish/Antenna from the Roof Space, in the event Landlord causes or permits another tenant or licensee at the Building to cause unreasonable, material interference with Tenant's use of the Dish/Antenna, Landlord shall use its reasonable efforts to eliminate the interference within 15 days after written notice from Tenant. In the event Landlord is unable to eliminate such interference within such 15 day period, Tenant, as Tenant's sole and exclusive remedy, shall have the right to terminate Tenant's rights and obligations under this Amendment with respect to the Dish/Antenna (the "Dish/Antenna Termination") by providing written notice of such termination to Landlord. In such event, Tenant shall remove the Dish/Antenna in accordance with the terms hereof, and neither Landlord nor Tenant shall have any further obligation to each other with respect to the Dish/Antenna and the terms of this Amendment only for the period from and after the later to occur of (a) the Dish/Antenna Termination and (b) Tenant's removal of the Dish/Antenna as provided herein. Such termination shall not affect any other terms and conditions of the Lease.

      E. Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the "FCC"), the Federal Aviation Administration ("FAA") or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under the Lease, Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant's equipment. Tenant has the responsibility of carrying out the terms of its FCC license in all respects. The Dish/Antenna shall be connected to Landlord's power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant's representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space. Notwithstanding the foregoing, except as provided in Article XVII of the Lease, Tenant shall not be required to waive any claims against Landlord arising from the acts or omissions described in this Section I.E. where such loss or damage is due to Landlord's negligence.

      F. The Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of the Lease or Tenant's right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of Tenant's equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord's sole discretion. Such maintenance and operation shall be performed in a manner to avoid any material interference with any other tenants or Landlord. Tenant agrees that at all times during the Lease Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant's agents, employees or contractors.

      G. In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant's option, to perform such work in conjunction with Tenant's contractor. In the event Landlord contemplates roof repairs that could affect Tenant's Dish/Antenna, or which may result in an interruption of Tenant's telecommunication service, Landlord shall formally notify Tenant at least thirty (30) days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

      H. Tenant shall not allow any provider of telecommunication, video, data or related services ("Communication Services") to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building.

      I. Tenant acknowledges that Landlord may at some time establish a standard license agreement (the "License Agreement") with respect to the use of roof space by tenants of the Building. Tenant, upon request of Landlord, shall enter into such License Agreement with Landlord provided that such agreement does not materially alter the rights of Tenant hereunder with respect to the Roof Space.

      J. Tenant specifically acknowledges and agrees that the terms and conditions of Article XV of the Lease (Indemnity and Waiver of Claims) shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

      K. If Tenant defaults under any of the terms and conditions of this Section or the Lease, and Tenant fails to cure said default within the time allowed by Article XXII of the Lease, Landlord shall be permitted to exercise all remedies provided under the terms of the Lease, including removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any. If Landlord removes the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, as a result of an uncured default, Tenant shall be liable for all costs and expenses Landlord incurs in removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dish/Antenna, the appurtenances, and the Aesthetic Screening, if any.

      L. Tenant shall have the right ("Acceleration Option") to accelerate the Dish/Antenna Termination from the Extended Termination Date (i.e. June 14, 2001) to June 14, 2000 (the "Accelerated Dish/Antenna Termination Date"), if: (i) Tenant is not in default under the Lease at the date Tenant provides Landlord with an Acceleration Notice (hereinafter defined); (ii) no part of the Roof Space is sublet for a term extending past the Accelerated Dish/Antenna Termination Date;
            (iii) the Lease has not been assigned; and (iv) Landlord receives notice of acceleration ("Acceleration Notice") not less than 6 full calendar months prior to the Accelerated Dish/Antenna Termination Date. If Tenant, subsequent to providing Landlord with an Acceleration Notice, defaults in any of the provisions of this Lease, Landlord, at its option, may (i) declare Tenant's exercise of the Acceleration Option to be null and void, or (ii) continue to honor Tenant's exercise of its Acceleration Option.

II. EFFECTIVE DATE. This Amendment shall become retroactively effective as of June 15, 1999 (the "Effective Date") and shall continue in effect until otherwise amended by the parties in writing or until expiration or sooner termination of the Lease.

III.  MISCELLANEOUS.

      A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

      B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

      C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

      D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

      E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

      F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                               LANDLORD:

                               EOP-2010 IRVINE, L.L.C., A DELAWARE LIMITED
                               LIABILITY COMPANY, AS BENEFICIARY OF LAND TRUST DATED JUNE 5, 1997 AND KNOWN AS SHELL Z. ROSENBERG TRUST NO. 2010

                               By: EOP Operating Limited Partnership, a
                                   Delaware limited partnership, its sole
                                   member

                                   By: Equity Office Properties Trust, a
                                       Maryland real estate investment trust,
                                       its managing general partner

                                       By: /s/ Peter H. Adams
                                           ------------------------------------
                                       Name: Peter H. Adams

                                       Title: Senior Vice President

                               TENANT:

                               PEOPLESOFT USA INC., A DELAWARE CORPORATION

                               By: /s/ [ILLEGIBLE]
                                   ---------------------------------------
                               Name: [ILLEGIBLE]
                               Title: Vice President

                               By: _______________________________________
                               Name: _____________________________________
                               Title: ____________________________________

                                 SIXTH AMENDMENT

      THIS SIXTH AMENDMENT (the "Amendment") is made and entered into as of the 3rd day of July, 2001, by and between EOP-2010 IRVINE, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, AS BENEFICIARY OF LAND TRUST DATED JUNE 5, 1997 AND KNOWN AS STANLEY M. STEVENS TRUST NO. 2010 ("Landlord"), and PEOPLESOFT USA, INC., A DELAWARE CORPORATION ("Tenant").

                                    RECITALS

A. Landlord (as successor in interest to ZML-2010 Irvine Limited Partnership, a Delaware limited partnership) and Tenant (as successor in interest to Peoplesoft, Inc., a Delaware corporation) are parties to that certain lease dated October 6, 1995, which lease has been previously amended by a First Amendment dated February 10, 1997, a Second Amendment dated May 20, 1997, a Third Amendment dated November 1, 1997, a Fourth Amendment dated April 30, 1998 and a Fifth Amendment dated June 15, 1999; 2 commencement letters dated February 1, 1995 and July 24, 1997; and an Assignment and Assumption of Lease dated April 14, 1998 (collectively, the "Lease"). Pursuant to the Lease, Landlord has 280,882 rentable square feet of space commonly known.

B.    The Lease by its terms shall expire on            ("Prior Extended
      Termination Date"), and the parties desire to extend the Term of the Lease, all on the following terms and conditions. Landlord and Tenant desire to construct certain tenant Improvements to the Premises in accordance with EXHIBIT A attached hereto.

      NOW, THEREFORE, In consideration of the above Recitals and mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I. The Extended term (as defined in Section IV of the Fourth Amendment) is hereby extended for a period of 60 months and shall expire on
                             ("Second Extended Termination Date"), unless sooner terminated in accordance with the terms of the Lease. That portion of the Extended Term commencing June 15, 2001, the day immediately following the Prior Extended Termination Date ("Second Extension Date") and ending on the Second Extended Termination Date shall be referred to herein as the "Second Extended Term".

II. BASE RENTAL. As of the second Extension Date, the schedule of Base Rental payable with respect to the Premises during the Second Extended Term is the following:

                   ANNUAL RATE PER     ANNUAL       MONTHLY
     PERIOD          SQUARE FOOT    BASE RENTAL  BASE RENTAL
-----------------  ---------------  -----------  -----------
6/15/01 - 6/30/01      $30.00       $864,150.00  $38,406.72*

7/1/01 - 5/31/02       $30.00       $864,150.00  $72,012.50

6/1/02 - 5/31/03       $30.60       $881,433.00  $73,452.75

6/1/03 - 5/31/04       $31.20       $898,716.00  $74,893.00

6/1/04 - 5/31/05       $31.80       $915,999.00  $76,333.25

6/1/05 - 5/31/06       $32.40       $933,282.00  $77,773.50

6/1/06 - 6/14/06       $32.40       $933,282.00  $36,294.30**

* ($2,400.42 per diem X 16 days)

**($2,592.45 per diem X 14 days)

      All such Base Rental shall be payable by Tenant in accordance with the terms of the Lease.

III. ADDITIONAL SECURITY DEPOSIT. No additional security deposit shall be required in connection with this Amendment.

IV. BASIC COSTS. For the period commencing on the Second Extension Date and ending on the Second Extended Termination Date, Tenant shall pay for Tenant's Pro Rata Share of Basic Costs in accordance with the terms of the Lease, provided, however, during such period, the Base Year for the computation of Tenant's Pro Rata Share of Basic Costs shall be 2001. Notwithstanding the foregoing, Tenant shall not be obligated to pay Tenant's Pro Rata Share of Basic Costs for the period commencing on the Second Extension Date and-ending on the day immediately preceding the 1st anniversary of the Second Extension Date.

V.    IMPROVEMENTS TO PREMISES.

      A. CONDITION OF PREMISES. Tenant is in possession of the Premises and accepts the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

      B. RESPONSIBILITY FOR IMPROVEMENTS TO PREMISES. During the Second Extended Term, Landlord shall perform improvements to the Premises in accordance with the form Work Letter attached hereto as EXHIBIT A.

VI. OTHER PERTINENT PROVISIONS. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective dates are specifically referenced in this Section), the Lease shall be amended in the following additional respects.

      A. PARKING. Effective as of the Second Extension Date, Exhibit B of the First Amendment and Exhibit F of the Lease, as amended, shall be further amended to reflect that Tenant shall have a license to use a total of 80 unreserved parking spaces in the Building parking facility. Except as modified herein, the use of the parking spaces shall be subject to the terms of Exhibit B of the First Amendment and Exhibit F of the Lease.

      B.    OPTION TO EXTEND.

            1. Tenant shall have the right to extend the Second Extended Term (the "Extension Option") for one additional period of 5 years commencing on the day following the Second Extended Termination Date of the Second Extended Term and ending on the 5th anniversary of the Second Extended Termination Date (the "Third Extended Term"), if:

                  a. Landlord receives notice of exercise ("Initial Extension Notice") not less than 9 full calendar months prior to the expiration of the Second Extended Term and not more than 12 full calendar months prior to the expiration of the Second Extended Term; and

                  b. Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Extension Notice or at the time Tenant delivers its Binding Notice (as defined below); and

                  c. No part of the Premises is sublet (other than pursuant to a Corporate Transfer, as defined in Article XIII of the Lease) at the time that Tenant delivers its Initial Extension Notice or at the time Tenant delivers Its Binding Notice; and

                  d. The Lease has not been assigned (other than pursuant to a Corporate Transfer, as defined In Article XIII of the Lease) prior to the date that Tenant delivers Its Initial Extension Notice or prior to the date Tenant delivers Its Binding Notice.

            2. The Initial Base Rental rate per rentable square foot for the Premises during the Third Extended Term shall equal the Prevailing Market

                  (hereinafter defined) rate per rentable square foot for the Premises. Base Rental during the Third Extended Term shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate. Base Rental attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of
                  Article V of the Lease.

            3. Tenant shall pay Additional Base Rental (i.e., Basic Costs) for the Premises during the Third Extended Term in accordance with Article V of the Lease, provided, however, during the Third Extended Term, the Base Year shall be 2006.

            4. Within 30 days after receipt of Tenant's Initial Extension Notice, Landlord shall advise Tenant of the applicable Base Rental rate for the Premises for the Third Extended Term. Tenant, within 15 days after the date on which Landlord advises Tenant of the applicable Base Rental rate for the Third Extended Term, shall either (i) give Landlord final binding written notice ("Binding Notice") of Tenant's exercise of its option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord With either a Binding Notice or Rejection Notice within such 15 day period, Tenant's Extension Option shall be null and void and of no further force end effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Third Extension Amendment (as hereinafter defined) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Third Extended Term. Upon agreement Tenant shall provide Landlord with Binding Notice and Landlord and Tenant shall enter into the Third Extension Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within 60 days after the date on which Tenant provides Landlord with a Rejection Notice, Tenant may elect to either rescind its intention to extend, or subject the process to binding arbitration. Tenant's election to cause the disagreement to be resolved by arbitration shall be deemed to be its Binding Notice. If Tenant fails to require arbitration by notice (the "Arbitration Notice") within 3 days of the expiration of the 60 day period set forth above, Tenant's right to extend the Lease shall be null and void and of no further force and effect. If Tenant provides Landlord with an Arbitration Notice as set forth above, Landlord and Tenant, within 10 days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises (collectively referred to as the ("Estimates"). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then the Prevailing Market rate for the Premises shall be the average of the 2 Estimates. If the Prevailing Market rate for the Premises is not resolved by the exchange of Estimates, Landlord and Tenant, within 7 days after the exchange of Estimates, shall each select an appraiser to determine which of the 2 Estimates most closely reflects the Prevailing Market rate for the Premises during the Third Extended Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in the Newport Beach and Irvine, California area with working knowledge of current rental rates and practices. For purposes of the Lease and this Amendment, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an Independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar). Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the 2 Estimates most closely reflects the Prevailing Market rate for the Premises during the Third Extended Term. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rental rate for the Premises during the Third Extended Term. If either Landlord or Tenant fails to appoint an appraiser within the 7 day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the 2 appraisers cannot agree upon which of the 2 Estimates most closely, reflects the Prevailing Market rate for the Premises within the 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the 2 appraisers shall select a 3rd appraiser meeting the aforementioned criteria. Once the 3rd appraiser has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the 3rd appraiser shall make his determination of which of the 2 Estimates most closely reflects the Prevailing Market rate for the Premises and such Estimate shall be binding on both Landlord and Tenant as the Base Rental rate for the Premises during the Third Extended Term. If the 3rd appraiser believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the 3rd appraiser and of any experts retained by the 3rd appraiser. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert. In the event that the Prevailing Market rate for the Premises has not been determined by the commencement date of the Third Extended Term, Tenant shall pay Base Rental upon the terms and conditions in effect for the Premises during the Second Extended Term for the Premises until such time as the Prevailing Market rate for the Premises has been determined. Upon such determination, the Base Rental for the Premises during the Third Extended Term shall be retroactively adjusted to the commencement of the Third Extended Term. If such adjustment results in an underpayment of Base Rental by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rental by Tenant, Landlord shall credit such overpayment against the next installment of Base Rental due under the Lease and, to the extent necessary, any subsequent installments until the entire amount of such overpayment has been credited against Base Rental.

            5. If Tenant is entitled to and properly exercises Its Extension Option, Landlord shall prepare an amendment (the "Third Extension Amendment") to reflect changes In the Base Rental, Lease Term, Termination Date and other appropriate terms. The Third Extension Amendment shall be sent to Tenant within a reasonable time after receipt of the Binding Notice and Tenant shall execute and return the Third Extension Amendment to Landlord within 15 days after Tenant's receipt of same, but, upon final determination of the Prevailing Market rate applicable during the Third Extended Term as described herein, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Third Extension Amendment is executed.

            6. For purposes hereof, "Prevailing Market" shall mean the arms length fair market annual rental rate per rentable square foot under extended leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the John Wayne Airport area of Newport Beach and Irvine, California. The determination of Prevailing Market shall take into account any material economic differences between the terms of the Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under the Lease.

C.    RIGHT OF FIRST OFFER.

      1. Tenant shall have the right of first offer (the "Right of First Offer") with respect to (I) approximately 6,821 rentable square feet on the 4th floor of the Building (suite 400 square feet), and (ii) approximately 13,044 rentable square feel on the 5th floor of the Building (suite 500 9,224 square feet, suite 570 - 2,347 square feet, suite 580 - 1,472 square feet) (collectively, the "Offering Space"), which Right of First Offer shall be exercised as follows: Landlord, at any time prior to leasing any portion of the Offering Space to a third party, shall advise Tenant (the "Advice"), of the terms under which Landlord is prepared to lease the applicable Offering Space, which terms shall reflect the Prevailing Market (as defined in Paragraph 3.H. of EXHIBIT E to the Lease) rate for such space as reasonably determined by Landlord. Tenant may lease such Offering Space as set forth in the Advice, in its entirety only, under such terms, by executing and delivering to Landlord the notice of exercise portion of the Advice ("Notice of Exercise") within 10 Business Days after the date of receipt of the Advice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if;

            a. Tenant is in monetary default or material non-monetary default beyond any applicable cure period(s) under the Lease at the time Landlord would otherwise deliver the Advice; or

            b. The Premises, or any portion thereof is sublet, other than pursuant to a Corporate Transfer, at the time Landlord would otherwise deliver the Advice; or

            c. The Lease has been assigned, other than pursuant to a Corporate Transfer, at the time Landlord would otherwise deliver the Advice; or

            d. Tenant is not an occupant of the Building under the Lease at the time Landlord would otherwise deliver the Advice; or

            e. The Offering Space (or any portion thereof) is not intended, at the time the Notice of Exercise is given, for the exclusive use of Tenant during the Second Extended Term,

      2. The Right of First Offer shall be deemed exercised upon Landlord's receipt of the Notice of Exercise executed by Tenant within the time period stated in paragraph 1 above with respect to the Offering Space (or any portion thereof). If Tenant exercises the Right of First Offer with respect to the Offering Space (or any portion thereof), Tenant shall execute and deliver the Offering Amendment (hereinafter defined) in its final and agreed upon form to Landlord within 30 days of the submission of such Offering Amendment by Landlord to Tenant.

      3. The applicable Offering Space (including improvements and personality, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the applicable Offering Space or as of the date the term for such applicable Offering Space commences, unless the Advice specifies any work to be performed by Landlord in the applicable Offering Space, in which case Landlord shall perform such work in the applicable Offering Space.

      4.    a.    If Tenant exercises its Right of First Offer with respect to the Offering Space (or any portion thereof), Landlord shall prepare an amendment (the "Offering Amendment") adding the applicable Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base
                  Rental, Rentable Area of the Premises, Tenant's Pro Rata Share and other appropriate terms.

            b. The term for the applicable Offering Space shall commence upon the commencement date as stated in the Offering Amendment and thereupon the applicable Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant's leasing of the applicable Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of the Lease shall apply to the applicable Offering Space.

            c. A copy of the Offering Amendment shall be (i) sent to Tenant within a reasonable time after receipt of the Notice of Exercise executed by Tenant, and (ii) executed by Tenant and returned to Landlord in accordance with paragraph 2, above, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

      5. The rights of Tenant hereunder with respect to any portion of the Offering Space for which Landlord has a prospect shall terminate on the earliest to occur of (a) the date on which Tenant executes the rejection portion of the Advice; and (b) 10 Business Days after the date of receipt of the Advice; and (c) the date Landlord would have provided Tenant an Advice if Tenant had not be in violation of one or more of the conditions set forth in paragraph 1 above; and (d) notwithstanding the foregoing, if (i) Tenant was entitled to exercise Its Right of First Offer, but failed to provide Landlord with a Notice of Exercise within the 10 Business Day period provided in paragraph 1 above, and (ii) Landlord does not enter into a lease for the applicable Offering Space within a period of 4 months following the date of the Advice, Tenant shall once again have a Right of First Offer with respect to such applicable Offering Space. In addition, Tenant shall once again have the Right of First Offer with respect to the applicable Offering Space If, within such 4 month period, Landlord proposes to lease the applicable Offering Space to any prospect on terms that are substantially different than those set forth in the Advice. For purposes hereof, the terms offered to a prospect shall be deemed to be substantially the same as those set forth in the Advice as long as there is no more than a 5% reduction in the "bottom line" cost per rentable square foot of the applicable Offering Space to the prospect when compared with the "bottom line" cost per rentable square foot under the Advice, considering all of the economic terms of the both deals, respectively, including, without limitation, the net rent, any tax or expense escalation or other financial escalation and any financial concessions.

      6. If Landlord has a prospective tenant for any portion of the Offering Space and Landlord is not obligated to send Tenant an Advice under paragraph 1 above, Landlord may lease such Offering Space to the prospect or any other prospective tenant on whatever terms Landlord deems appropriate and Tenant shall have no further rights with respect to such Offering Space.

      7. Notwithstanding anything to the contrary, Tenant's Right of First Offer shall be subject to (Existing Tenants' Rights more specifically described in EXHIBIT B):

            a. the existing expansion rights of any tenant in the Building with respect to the applicable Offering Space pursuant to a lease or lease amendment executed prior to the data hereof;

            b. the right of first refusal right of any tenant in the Building existing as of the date hereof;

            c. the renewal or extension rights of any tenant with respect to the applicable Offering Space pursuant to a lease or lease amendment executed prior to the date hereof; and

            d. the renewal, extension and expansion rights and the rights of first offer and rights of first refusal of any tenant of the Building who enters into a lease of Offering Space concerning which Tenant has a Right of First Offer which Tenant did not exercise.

      8. By agreement of the parties, Section 3.H. of EXHIBIT E of the Lease is deemed to apply to the Right of First Offer granted Tenant in this Section VI.C. of this Amendment.

      D. ASSIGNMENT AND SUBLETTING. Article XIII.B. of the Lease is hereby deleted in its entirety and replaced with the following:

            "If Tenant requests Landlord's consent to a Transfer, Tenant shall notify Landlord in writing at least 30 days prior to the effective date of the proposed Transfer of the name of the proposed transferee, the term, use, rental rate and all other material terms and conditions of the proposed Transfer, including, without limitation, evidence satisfactory to Landlord that the proposed transferee is financially responsible. Notwithstanding the provisions of Section XIII.A. above, Landlord may, during said 30-day period, consent to or refuse to consent to such Transfer in writing. In the event Landlord consents to any such Transfer, the Transfer shall be in a form approved by Landlord, and Tenant shall bear all reasonable costs and expenses incurred by Landlord in connection with the review and approval of such documentation, which costs and expenses shall not exceed Seven Hundred Fifty Dollars ($750.00)."

      E. DELETED SECTIONS. Effective as of the Second Extension Date, in addition to the other Sections and provisions of the Lease modified herein, Section XXVIII of the Lease, Section 1 of EXHIBIT E of the Lease and Section VII of the First Amendment shall be deleted in their entirely and shall be of no further force and effect.

VII.  MISCELLANEOUS.

      A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Other than tenant improvements as provided for in EXHIBIT A of this Amendment attached hereto, under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

      B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

      C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

      D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

      E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

      F. Tenant hereby represents to Landlord that Tenant has dealt with no broker other than The Staubach Company in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, Its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers other than The Staubach Company claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

      G. Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                              LANDLORD:

                              EOP-2010 IRVINE, L.L.C., A DELAWARE LIMITED
                              LIABILITY COMPANY, AS BENEFICIARY OF LAND TRUST DATED JUNE 5, 1997 AND KNOWN AS STANLEY M. STEVENS TRUST NO. 2010

                              By:   EOP Operating Limited Partnership, a
                                    Delaware limited partnership, its
                                    sole member

                                    By: Equity Office Properties Trust,
                                        a Maryland real estate
                                        investment trust, its general partner

                                        By:  /s/ Robert E. Dezzutti
                                             ----------------------------------

                                        NAME: ROBERT E. DEZZUTTI

                                        Title: SENIOR VICE PRESIDENT

                              TENANT:

                              PEOPLESOFT USA, INC., A DELAWARE CORPORATION

                              By: /s/ Johh H. Lucas
                                  -------------------------
                              Name: John H. Lucas
                              Title: V.P. Real Estate

                              By:  /s/ Larisa Laychak
                                   -------------------------
                              Name: Larisa Laychak
                              Title: Director Real Estate

                                    EXHIBIT A

                                   WORK LETTER

      This Exhibit is attached to and made a part of the Amendment dated as of the 3rd day of July, 2001, by and between EOP-2010 IRVINE, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, AS BENEFICIARY OF LAND TRUST DATED JUNE 5, 1997 AND KNOWN AS STANLEY M. STEVENS TRUST NO. 2010 ("Landlord") and PEOPLESOFT USA, INC., A DELAWARE CORPORATION ("Tenant") for space in the Building located at 2010 Main Street, Irvine, California.

As used in this Work Letter, the "Premises" shall be deemed to mean the Premises, as defined in the attached Amendment.

1. This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the Improvements to be performed in the Premises for Tenant's use. All improvements described in this Work Letter to be constructed in and upon the Premises by Landlord are hereinafter referred to as the "Landlord Work." It is agreed that construction of the Landlord Work will be completed at Tenant's sole cost and expense, subject to the Allowance (as defined below). Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Tenant and approved by Landlord (the "General Contractor"). The General Contractor shall solicit bids from no less than 3 separate pre-qualified subcontractors mutually agreed upon by Landlord and Tenant as to each major trade involved with the Landlord Work.

2. Tenant shall be solely responsible for the timely preparation and submission to Landlord of the final architectural, electrical and mechanical construction drawings, plans and specifications (called "Plans") necessary to construct the Landlord Work, which plans shall be subject to reasonable approval by Landlord and Landlord's architect and engineers and shall comply with their requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's reasonable approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. If requested by Tenant, Landlord's architect will prepare the Plans necessary for such construction at Tenant's cost. Whether or not the layout and Plans are prepared with the help (in whole or in part) of Landlord's architect, Tenant agrees to remain solely responsible for the timely preparation and submission of the Plans and for all elements of the design of such Plans and for all costs related thereto. Tenant covenants and agrees to cause said final, approved Plans to be delivered to Landlord in a timely manner and to devote such time as may be necessary in consultation with said architect and engineers to enable them to complete and submit the Plans in a timely manner. Time is of the essence in respect of preparation and submission of Plans by Tenant. (The word "architect" as used in this Exhibit shall include an interior designer or space planner.)

3. If Landlord's estimate and/or the actual cost of construction shall exceed the Allowance, Landlord, prior to commencing any construction of Landlord Work, shall submit to Tenant a written estimate setting forth the anticipated cost of the Landlord Work, including but not limited to labor and materials, contractor's fees and permit fees. Within 3 Business Days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes to the proposed Landlord Work. If Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

4. If Landlord's estimate and/or the actual cost of construction shall exceed the Allowance, if any (such amounts exceeding the Allowance being herein referred to as the "Excess Costs"), Tenant shall pay to Landlord, within 30 days, such Excess Costs plus any applicable state sales or use tax thereon, as they arise on a pro rata basis with the Allowance during construction of Landlord Work after delivery of invoice by the general contractor to Landlord for any Landlord Work. The statements of costs submitted to Landlord by Landlord's contractors shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable by Tenant hereunder constitute Rent payable pursuant to the Lease, and the failure by Tenant to timely pay the amounts payable hereunder constitutes an event of default under the Lease.

5. If Tenant shall request any change, addition or alteration in any of the Plans after approval by Landlord, Landlord shall have such revisions to the drawings prepared, and Tenant shall reimburse Landlord for the cost thereof, plus any applicable state sales of use tax thereon, upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the Increased cost which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant, within 5 Business Days, shall notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested change, addition or alteration, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant's decision, in which event Tenant shall be responsible for any Tenant delay in completion of the Premises resulting therefrom. If such revisions result in a higher estimate of the cost of construction and/or higher actual construction costs which exceed the Allowance, such increased estimate or costs shall be deemed Excess Costs pursuant to Paragraph 4 hereof and Tenant shall pay such Excess Costs, plus any applicable state sales or use tax thereon, in accordance with Paragraph 4 above.

6. Following approval of the Plans and the payment by Tenant of the required portion of the Excess Costs, if any, Landlord shall cause the Landlord Work to be constructed substantially in accordance with the approved Plans. Landlord shall notify Tenant of substantial completion of the Landlord Work.

7. Landlord, provided Tenant is not in default, agrees to provide Tenant with an allowance (the "Allowance") in an amount not to exceed $124,730.00 (i.e., $5.00 per usable square foot of the Premises, based on 24,946 usable square feet) to be applied toward the cost of the Landlord Work in the Premises. If the Allowance shall not be sufficient to complete the Landlord Work (which shall include but not be limited to, work for architectural, cabling, electrical, signage and the security system), Tenant shall pay the Excess Costs, plus any applicable state sales or use tax thereon, as prescribed in Paragraph 4 above. Any portion of the Allowance which exceeds the cost of the Landlord Work or is otherwise remaining after June 14, 2004, shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto.

8. Tenant acknowledges that the Landlord Work may be performed by Landlord in the Premises during Normal Business Hours subsequent to the Second Extension Date. Landlord and Tenant agree to cooperate with each other in order to enable the Landlord Work to be performed in a timely manner and with as little inconvenience to the operation of Tenant's business as is reasonably possible (including Tenant's access to the Premises at all times subject to the terms of the Lease). Notwithstanding anything herein to the contrary, any delay in the completion of the Landlord Work or inconvenience suffered by Tenant during the performance of the Landlord Work shall not delay the Second Extension Date nor shall it subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent or other sums payable under the Lease.

9. This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the Second Extended Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Exhibit as of the day and year first above written.

                             LANDLORD:

                             EOP-2010 IRVINE, L.L.C., A DELAWARE LIMITED
                             LIABILITY COMPANY, AS BENEFICIARY OF LAND TRUST DATED JUNE 5, 1997 AND KNOWN AS STANLEY M. STEVENS TRUST NO, 2010

                             By:   EOP Operating Limited Partnership, a
                                   Delaware limited partnership, its sole member

                                   By: Equity Office Properties Trust,
                                       a Maryland real estate
                                       investment trust, its general partner

                                       By:  /s/ Robert E. Dezzutti
                                            ----------------------------------

                                       Name: Robert E.  Dezzutti

                                       Title: Senior Vice President

                             TENANT:

                             PEOPLESOFT USA, INC., A DELAWARE CORPORATION

                             By: /s/ John H. Lucas
                                 -------------------------
                             Name: John H. Lucas
                             Title: V.P. Real Estate

                             By:  /s/ Larisa Laychak
                                  -------------------------
                             Name: Larisa Laychak
                             Title: Director Real Estate

                                    EXHIBIT B

                                 2010 MAIN PLAZA
                            EXISTING TENANTS' RIGHTS
                                  FLOORS 4 & 5

FLOOR 4:        SUITE 400     PHOBO.COM: NO EXPANSION OR EXTENSION OPTIONS

FLOOR 5:        SUITE 500     PRUDENTIAL PREFERRED FINANCIAL SERVICES: ONE 5
                              YEAR RENEWAL OPTION

                SUITE 570     BLOCKBUSTER INC., RIGHT TO RENEW SUBORDINATE TO
                              PEOPLESOFT

                SUITE 580     DEVERLCH & GILLMAN: ASSIGNEE, NO EXPANSION OR
                              EXTENSION OPTIONS

FLOOR 4 & 5:    ALL SPACE     SAATCHI & SAATCHI NO LONGER HAS EXPANSION RIGHTS
                              RELATIVE TO THE 4TH & 5TH FLOORS

                                   Exhibit "C"

                            Inventory of "Equipment"

ROOM 1 (THE ROOM IMMEDIATELY ADJOINING OUR SUITE)

14 Call Center/Training desks, connected
4 Gray Metal file cabinets
15 Red Fabric desk chairs
1 Medium size unframed White Board
SMALL STORAGE ROOM W/DOOR
10-11 Cubicle workstations
10-11 Rolling short file cabinets for cubicles
1 Gray 72 Bookshelf
1 black 68" Metal Bookshelf w/2 drawers

ROOM 2 (ADJOINING ROOM 1)

16 Call Center/Training desks, connected
36 Red Fabric Chairs
16 68" Gray Locker/File Cabinets
2 48" 3 Drawer File Cabinets
12 Small Gray file cabinets
1 Large Black wood framed White Board
3 Gray Laminate Bookshelves